Exhibit 99.12

________________________________________________________________________________


                            ASSET PURCHASE AGREEMENT

                            dated as of March 7, 2008

                                  by and among

                                TRUDY CORPORATION

                                       and

                                MUSICAL KIDZ LLC


________________________________________________________________________________

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of March 7, 2008 (the "Effective Date"), by and between TRUDY CORPORATION, a Delaware corporation ("Trudy" or the "Purchaser"), and MUSICAL KIDZ LLC, a California limited liability company (the "Seller") (each, a "Party", and collectively, the "Parties"). Capitalized terms used in this Agreement and not otherwise defined are defined in Article 8.1 below. Except as otherwise specifically stated, references in this Agreement to schedules and exhibits, respectively, are references to the documents attached as Schedules and Exhibits, respectively, to this Agreement, all of which form a part of this Agreement.

                                   WITNESSETH
                                   ----------

         WHEREAS, the Seller is or has been generally engaged in the business of online and ecommerce sales of children's audio, electronics, musical instruments and complementary third party products direct to the consumer, schools and libraries (the "Business"); and

         WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, the Seller's right, title and interest in certain assets of the Seller that relate solely to the operation of the Business for the consideration and on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.
                               THE ASSET PURCHASE

         1.1      Transferred Assets.
                  ------------------

                  (a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Purchaser as provided herein, at the Closing, the Seller shall sell, assign, transfer, grant, bargain, deliver and convey to the Purchaser, free and clear of all Encumbrances (except as provided herein), the Seller's entire right, title and interest in, to and under the Business, as a going concern, and all assets of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller which are owned or used directly in connection with, relating to or arising out of the Business, but only to the extent, and solely to the extent, that such assets are owned or used directly in connection with, relating to or arising out of the Business (all of such assets, properties, rights and business collectively referred to as the "Transferred Assets"), including, but not limited to, the following:

                           (i)      All accounts receivable and other
receivables, deposits on the purchase of tangible and intangible assets, including, but not limited to, inventory, security deposits, prepublication and preproduction costs and all other current assets other than cash, short term investments and securities of the Seller, but only to the extent, and solely to the extent, that such current assets relate to the Business (all of such current assets are listed on the balance sheet as of the Closing Date and set forth in
Schedule 1.1(a)(i) hereto (collectively the "Current Assets Purchased"); provided, however, that the Current Assets Purchased shall not include (A) any accounts receivable that would otherwise be included in the Current Assets Purchased, but which, at the Closing, equal in the aggregate less than One Thousand Dollars ($1,000.00), and (B) any sums received by the Seller or the Purchaser after the Closing Date in connection with third party and all other sales which occurred prior to the Closing Date, which sums shall include, without limitation, all payments received from Amazon, PayPal, VISA, MasterCard, American Express, Discovery Card and any and all other credit cards.

                           (ii)     A license to use any and all computer
hardware equipment used in connection with the Business and, to the extent assignable by the Seller to the Purchaser, any and all software and the licenses for such software which are required in connection with and being run on such computer equipment, but only to the extent, and solely to the extent, that such computer equipment and software relate to the Business, all of which computer hardware equipment and software are set forth in Schedule 1.1(a)(ii) hereto;

                           (iii)    All contracts, licenses and agreements to
which the Seller is a party and the right to pursue ongoing negotiations for contracts, licenses and agreements with any individual or entity, a list of all vendors of the Seller and a list of all customers of the Seller, but only to the extent, and solely to the extent, that such contracts, licenses, agreements, vendors and customers relate to the Business, all of which contracts, licenses, agreements, vendors and customers are set forth in Schedule 1.1(a)(iii) hereto;

                           (iv)     All Intellectual Property owned by the
Seller, but only to the extent, and solely to the extent, that such Intellectual Property relates to the Business, all of which Intellectual Property is set forth in Schedule 1.1(a)(iv) hereto and includes:

                                    (1) The two (2) federally-registered
trademarks for "Music for Little People" in trademark Class 42 (Registration #2053963 and Registration #1672226); the right to apply for, register and own a trademark or trademarks for "Music For Little People" in all future categories and classes which may be created under law to the extent any such category or class relates to the Business; and, with the prior approval of the Seller, which approval shall not be unreasonably withheld, the right to apply for, register and own a trademark or trademarks for "Music For Little People" in all other currently existing categories and classes, including but not limited to the applicable trademark class for school and library distribution, except for Class 9 to which the Seller shall retain ownership; the right to apply for, register and own a trademark or trademarks for any of the following in trademark Class 42: "Musical Kidz", "Musical Kidz.com", "MFLP.com", and "Music For Little People.com" (collectively, the "Other Trademarks"); the right to apply for, register and own a trademark or trademarks for any of the Other Trademarks in all future categories and classes which may be created under law to the extent any such category or class relates to the Business; and, with the prior approval of the Seller, which approval shall not be unreasonably withheld, the right to apply for, register and own a trademark or trademarks for any of the Other Trademarks in all other currently existing categories and classes, including but not limited to the applicable trademark class for school and library distribution, except for the right to apply for, register and own any of the Other Trademarks in trademark Class 9;

                                    (2) all of the Seller's direct mail
catalogues and catalogue files, mailing lists, e-mail lists, designs, patterns and tooling for all proprietary products to the extent the same are necessary for conduct of the Business.

                           The Seller shall assist the Purchaser wherever
necessary in the process of registering the trademarks for "Music for Little People" and the Other Trademarks in all future and currently existing categories and classes allowed hereunder including the completion of all necessary forms, paperwork, or similar documentation including registering the trademark in all other permitted classes or categories on behalf of the Purchaser at the Purchaser's sole cost and expense. The Seller agrees to assign any registered trademark to the Purchaser if necessary in order to implement the objectives herein stated.

                           Notwithstanding anything to the contrary set forth in
this Agreement, so long as Leib Ostrow remains a member of, and the beneficial owner of a majority of the equity of, the Seller, the Purchaser shall not be permitted to sell, assign, license, sublicense or otherwise transfer any of the trademarks for "Music for Little People" or any of the Other Trademarks without the Seller's prior written consent, which consent shall not be withheld unreasonably, and without either the transferee agreeing in writing with the Seller to be bound by the terms of this Agreement and the Mutual Non-Compete Agreement as they pertain to the trademarks being transferred or the Purchaser providing the Seller with other written documentation evidencing such agreement.

                           Further, notwithstanding anything to the contrary set
forth in this Agreement, the Purchaser hereby acknowledges that on March 6, 2003, the Seller caused to be electronically filed with the United States Patent and Trademark Office ("USPTO") a Trademark Assignment for one (1) of the federally-registered trademarks for "Music for Little People" in trademark Class 42 (Registration #1672226), pursuant to which the USPTO was formally advised of the prior transfer of all right, title and interest in and to this trademark from the Seller's predecessor-in-interest, For Future Generations, Inc., to the Seller through an assignment for the benefit of creditors. In the event of any negative response from the USPTO with regard to the Trademark Assignment, the Seller hereby agrees, at its sole cost and expense, to take any additional actions which may be necessary to cause this Trademark Assignment to be accepted by the USPTO.

                           (v)      The inventory owned by the Seller, but only
to the extent, and solely to the extent, that such inventory relates to the Business and is deemed purchased by the Purchaser pursuant to the provisions of
Article 1.3(c), below, all of which inventory is set forth in Schedule 1.1(a)(v) hereto (the "Purchased Inventory"), but shall not include the inventory owned by the Seller which is not the Purchased Inventory or which is obsolete (as determined in accordance with generally accepted accounting principles);

                           (vi)     All websites, universal record locators
(URLs), domain names and toll-free telephone numbers (e.g., 800, 866 and 877 telephone numbers) owned by the Seller, but only to the extent, and solely to the extent, that such items relate to the Business, all of which are set forth in Schedule 1.1(a)(vi) hereto; and

                           (vii)    Any goodwill associated with the Business,
but only to the extent, and solely to the extent, that such goodwill relates to the Business, whether or not listed on the balance sheet as of the Closing Date.

                  (b) Notwithstanding the foregoing, the Seller and the Purchaser hereby acknowledge and agree that the Seller is retaining ownership of certain assets set forth in Schedule 1.1(b) hereto which do not relate solely to the operation of the Business and which assets shall not be considered part of the Transferred Assets (the "Retained Assets").

         1.2      No Encumbrances and Limited Assumption of Liabilities.
                  -----------------------------------------------------

                  (a) The Transferred Assets shall be sold and conveyed to the Purchaser free and clear of all Encumbrances.

                  (b) All liabilities and obligations of the Seller not relating to the Transferred Assets or the Business, and all liabilities and obligations of the Seller relating to the Transferred Assets or the Business and arising prior to the Closing Date shall be and remain solely the Seller's responsibility.

                  (c) The Purchaser does not assume and shall in no event be liable for any liabilities or obligations of the Seller to any Person to the extent such arise prior to the Closing Date and/or do not relate to the Transferred Assets or the Business, whether fixed or inchoate, known or unknown, liquidated or unliquidated, secured or unsecured, contingent or otherwise. Without limiting the foregoing, the Purchaser shall not, except for those liabilities and obligations arising from and after the Closing Date and relating to any of the Transferred Assets or the Business, assume any of the Seller's liabilities or obligations, contingent or otherwise, including, but not limited to those:

                           (i)      arising or incurred after the Closing Date
which are attributable to the period prior to the Closing Date, including product liability claims and warranty claims arising out of products sold by the Seller before the Closing Date;

                           (ii)     relating to taxes with respect to all
periods up to and including the Closing Date, including, without limitation, any liability for interest or penalties related thereto;

                           (iii)    arising as a result of any proceeding or
claim initiated at any time before, on or after the Closing Date in respect of anything done, suffered to be done or omitted to be done prior to the Closing Date by the Seller or any affiliate of the Seller;

                           (iv)     relating to the indemnification of any
Person by reason of the fact that such Person was a member, shareholder, director, officer, employee or agent of the Seller or was serving as such at the request of the Seller (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter, document, bylaw, agreement or otherwise);

                           (v)      arising from or relating to claims or
liabilities of employees of the Seller for benefits or pay under any employee benefit plan, compensation policy, individual employment contract or collective bargaining agreement, "golden parachute" or any severance payment, by reason of any alleged termination of employment prior to the Closing Date or as a result of the sale of the Transferred Assets to the Purchaser pursuant to this Agreement;

                           (vi)     existing as of the day prior to the Closing
Date that are not provided or reserved for or listed in any Schedule or that are in excess of amounts provided or reserved for in any Schedule;

                           (vii)    attributable to any assets or properties
which are not included in the Transferred Assets;

                           (viii)   arising from the pension, incentive
compensation, bonus, employee savings or other plans for employee benefits of the Seller;

                           (ix)     arising from or relating to any breach of
contract, breach of warranty, tort, infringement or violation of law by the Seller;

                           (x)      arising from or relating to any coupons,
gift cards and gift certificates sold prior to the Closing but not redeemed until at the time of or after the Closing; and

                           (xi)     arising from or relating to fulfillment of
any warranty obligations of the Seller regarding products sold prior to Closing.

                  (d) The Purchaser shall and does assume and shall be solely liable for any and all liabilities or obligations relating to the Transferred Assets and the Business, whether fixed or inchoate, known or unknown, liquidated or unliquidated, secured or unsecured, contingent or otherwise to the extent, and solely to the extent, such liabilities or obligations arise from or relate to the period after the Closing Date, other than liabilities and obligations involving coupons issued and guaranties or warranties delivered prior to the Closing Date.

                  (e) The Seller shall pay or otherwise fully discharge, as the same shall become due, all of its liabilities and obligations relating to the Transferred Assets and the Business and existing as of the Closing Date.

         1.3      Purchase Price.
                  --------------

         In consideration of the sale, transfer, conveyance, assignment and delivery of the Transferred Assets on the Closing Date and in reliance upon the representations and warranties made in this Agreement by the Seller, the Purchaser shall pay the following sums and perform the following acts for the benefit of the Seller (collectively, the "Purchase Price"):

                  (f) The Purchaser shall pay or issue, as the case may be, to the Seller at the Closing:

                           (i)      the sum of Three Hundred Fifty Thousand and
no/00 Dollars ($350,000.00) in cash, provided, however, that One Thousand and no/00 Dollars ($1,000.00) thereof shall be held back and not paid by the Purchaser in order to cover the cost of redeeming product coupons issued prior to Closing by the Seller and redeemed by the holders thereof after Closing Date and that the portion of such One Thousand and no/00 Dollars ($1,000.00) (which remains after deductions to cover such costs) shall be paid to the Seller promptly after the first anniversary of the Closing; and

                           (ii)     Shares of the Common Stock of the Purchaser
(equal in value to One Hundred Thousand and no/00 Dollars ($100,000.00)), in the aggregate, each of such Shares to be valued at the average of the closing prices thereof on the OTC-BB on the fifteen (15) trading days preceding (and not including) the Closing Date, the issuance of which shall not be registered under the Securities Act of 1933, as amended (the "Act") and shall constitute Restricted Shares pursuant to Rule 144 of the Securities and Exchange Commission under the Act. The Purchaser shall not operate its business in any manner other than in the ordinary course during such fifteen (15) day period.

                           (iii)    The Parties acknowledge that the sum of
Eight Thousand Four Hundred Sixty-Two and and 07/00 Dollars ($8,462.07) is presently due and owing from the Seller to the Purchaser for sales by the Purchaser to the Seller of goods for inclusion in the Seller's catalogues. Such amount shall constitute an offset and be deducted from the payment of cash provided in Section 1.3(a)(i) above. The Purchaser agrees that it shall repurchase from the Seller any unsold goods from the aforementioned catalogue sale (currently estimated at Two Thousand and no/00 Dollars ($2,000) and such purchase price for such unsold goods shall be included in the One Hundred Thousand and no/00 Dollars ($100,000.00) limit discussed in Section 1.3(c), below.

                  (b) On the first (1st) anniversary of the Closing Date, the Purchaser shall issue to the Seller Shares of the Common Stock of the Purchaser equal in value to One Hundred Thousand and no/00 Dollars ($100,000) in the aggregate, each such Share to be valued at the average of the closing prices thereof on the OTC:BB on the ten (10) trading days preceding (and not including) such first anniversary of the Closing Date. The issuance of such Shares shall not be registered under the Act, and shall constitute Restricted Shares pursuant to Rule 144 of the Securities and Exchange Commission under the Act. The Purchaser shall not operate its business in any manner other than in the ordinary course during such ten (10) day period.

                  (c) With regard to the payment of the Three Hundred Fifty Thousand and no/00 Dollars ($350,000) in cash, described in Article 1.3(a)(i), above, One Hundred Thousand and no/00 Dollars ($100,000) of such amount shall be deemed to constitute the purchase price of inventory required to fulfill sales of merchandise by the Purchaser for a period of twelve (12) months from the Closing Date. The purchase price of such inventory shall be the Seller's purchase cost of each item of inventory plus a ten percent (10%) royalty on the purchase costs of proprietary Bebop products set forth on Schedule 1.3(c)(A) hereto..

                  (d) The Seller shall be entitled to the following additional payments (the "Earn-Out") in cash after the Closing, calculated for each of the approximate three (3) years after the Closing Date described below, if the conditions set forth below are satisfied:

                           (i)      If, for the period commencing on the Closing
Date and ending on the last day of the Purchaser's fiscal year ending March 31, 2009, net revenues for such period (net of, among other things, returns and reserves, discounts, co-op and other such items as required in accordance with generally accepted accounting principles) of the business conducted by the Purchaser using the Transferred Assets generates net income greater than ten percent (10%) of such net revenues, the Purchaser will pay the Seller five percent (5%) of such net revenues within seventy-five (75) days following the end of the Purchaser's fiscal year. If such net income is greater than five percent (5%), but less than ten percent (10%) of such net revenues for such period, the Purchaser will pay the Seller two and one-half percent (2.5%) of such net revenues within such time period.

                           (ii)     The provisions set forth in Article
1.3(d)(i), above, and the possible payments therein provided, shall also apply in respect of the Purchaser's next fiscal year ending March 31, 2010; provided, however, that in calculating such net income, an additional overhead burden of five percent (5%) of Selling, General and Administrative Costs shall be added by the Purchaser for oversight of the Business and not controlled by the Seller.

                           (iii)    If, in respect of the Purchaser's next
fiscal year ending March 31, 2011, net revenues for such fiscal year (net of, among other things, returns and reserves, discounts, co-op and other such items as required in accordance with generally accepted accounting principles) of the business conducted by the Purchaser using the Transferred Assets generates net income greater than ten percent (10%) of such net revenues, the Purchaser will pay the Seller two and one-half percent (2.5%) of such net revenues within seventy-five (75) days following the end of the Purchaser's fiscal year. If such net income is greater than five percent (5%), but less than ten percent (10%) of such net revenues for such fiscal year, the Purchaser will pay the Seller one and one-half percent (1.5%) of such net revenues within such time period; provided, however, that in calculating such net income, a further overhead burden of five percent (5%) of Selling, General and Administrative Costs shall be further added by the Purchaser for oversight of the Business and not controlled by the Seller.

                           (iv)     The calculation of the Earn-Out provided in
each of sub-Sections 1.3(d)(i)-(iii), above, shall be made in accordance with generally accepted accounting principles, consistently applied, taking into account the supplemental instructions and provisions set forth in Exhibit A hereto.

                           (v)      From and after the Closing, the Purchaser
shall exercise good faith in its conduct and operating of the Business and shall manage and operate the Business using commercially reasonable standards and with that same standard of care which a reasonably prudent business person would use in similar circumstances; provided, however, that the Seller acknowledges and agrees that the Purchaser must act in accord with its fiduciary responsibilities to all of its shareholders. The Purchaser agrees, throughout the period commencing on the Closing and ending on the date that is one (1) year after the date on which the last Earn-Out payment is due and payable hereunder, to grant the Seller, Leib Ostrow and their respective representatives full access, upon reasonable advance written notice to the Purchaser, to its books and records relating to the Business. The Purchaser shall cooperate fully with the Seller in providing such access in accordance with the foregoing provision.

                  (e) Payment by the Purchaser of Shares of Common Stock of the Purchaser on the first anniversary of the Closing (as provided in Section 1.3(b), above) and of the Earn-Out (as provided in Section 1.3(c), above) shall be subject to a deduction by the Purchaser against the value of such Shares and against the amount of the Earn-Out (i) to reimburse the Purchaser for any Loss it actually suffers for which the Seller owes the Purchaser under the indemnification obligations contained in Article 7 hereof, and (ii) to protect the Purchaser against any potential Loss which in the reasonable opinion of the Purchaser it is likely to suffer as the result of a claim made against the Purchaser and covered by the Seller's indemnification obligations contained in
Article 7 hereof. In addition to the foregoing, the Purchaser may offset against the payment of cash and transfer of Shares of Common Stock on the Closing Date any amounts not paid by the Seller which it was required to pay under the provisions of Section 2.5(f), below. With regard to the foregoing permissible deductions, such deductions shall be made first against the value of such Shares and second against the amount of the Earn-Out.

         1.4      Licensing Agreements.
                  --------------------

                  (a) In addition to Transferred Assets the Purchaser is acquiring hereunder, the Seller shall grant to the Purchaser, pursuant to that certain MFLP Licensing Agreement attached hereto as Exhibit B (the "MFLP Licensing Agreement"), a license under which the Purchaser shall have unlimited access to the proprietary audio masters of Music for Little People necessary for conduct of the Business, including, without limitation, for the purpose of duplication at the discretion of the Purchaser. The Purchaser shall pay to the Seller royalties and mechanical charges on each master at the time of sale and, in instances in which audio products of Music for Little People are bundled with other products for sale as an incentive, the Purchaser will pay to the Seller Twenty Cents ($0.20) per album copy at the time of sale of the product or products with which it is bundled and not be subject for payment of royalties.

                  (b) In addition to Transferred Assets the Purchaser is acquiring hereunder, the Seller shall grant to the Purchaser, pursuant to that certain Bebop Licensing Agreement attached hereto as Exhibit C (the "Bebop Licensing Agreement"), a license under which the Purchaser shall be entitled to sell certain Bebop branded musical instruments as more particularly set forth in such Bebop Licensing Agreement.

         1.5      Closing Date.
                  ------------

         The closing of the transaction (the "Closing") shall take place at 10:00 am on March 7, 2008 at the offices of the Purchaser, 353 Main Avenue, Norwalk, Connecticut 06851, unless another place or time is agreed to in writing by the Seller and the Purchaser. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

         2.1      Existence and Good Standing.
                  ---------------------------

         The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. The Seller has the power to own the Transferred Assets and to carry on the Business as now being conducted. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Seller or the nature of the business conducted by the Seller makes such qualification necessary under applicable Law. The Seller is wholly-owned by Leib Ostrow.

         2.2      Power and Authority.
                  -------------------

         The Seller has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller's execution, delivery and performance of this Agreement and the other Transaction Documents and the Seller's consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all action required of the Seller by applicable Law or its Organizational Documents. This Agreement and the other Transaction Documents to which the Seller is a party constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

         2.3      No Conflicts.
                  ------------

         Neither the execution and delivery of this Agreement or any other Transaction Document by the Seller, nor the performance of this Agreement and the other Transaction Documents by the Seller will (with or without notice or lapse of time): (i) conflict with or violate any provision of the Organizational Documents of the Seller; (ii) to the Seller's Knowledge, conflict with or violate any Law applicable to the Seller or the Transferred Assets; or (iii) result in any breach of or constitute a default under, require any notice, approval or consent to or of any Person in connection with, give to another any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any Transferred Asset, pursuant to any contract to which the Seller is a party or by which it is bound or pursuant to applicable Law.

         2.4      Title to Transferred Assets; Adequacy of Transferred Assets.
                  -----------------------------------------------------------

                  (a) The Seller acquired good and marketable title to, or a valid leasehold interest or license in, each of the Transferred Assets through an Assignment for the Benefit of Creditors, in each case subject to no restriction on transfer. Upon the Closing, the Purchaser will have good and marketable title thereto, in each case except as set forth on Schedule 2.4, free and clear of any Encumbrance or restriction on transfer. The Seller has delivered to the Purchaser a true copy of all material documents constituting, in the reasonable opinion of the Purchaser and its counsel, evidence of the transfer of good and marketable title of the Transferred Assets to the Seller through the Assignment for the Benefit of Creditors, the release of all claims of creditors against the Seller or the Seller's predecessor and the documents transferring such title to the Seller of the Transferred Assets.

                  (b) All inventories constituting the Purchased Inventory are of good, useable and merchantable quality in all material respects and do not include obsolete or discontinued items. All inventories constituting the Purchased Inventory are of such quality as to meet the quality control standards of the Seller and, to the Seller's Knowledge, any applicable governmental quality control standards. All inventories constituting the Purchased Inventory that are finished goods are saleable as current inventories in the ordinary course of business.

         2.5      Contracts.
                  ---------

         The Seller has delivered to the Purchaser a correct and complete copy of each written contract to which the Seller is a party and which is being assigned to the Purchaser as part of the Transferred Assets. With respect to each contract:

                  (a) such contract is, to the Seller's Knowledge, legal, valid, binding, enforceable in accordance with its terms and in full force and effect;

                  (b) to the Seller's Knowledge, such contract will not, as a result of the consummation of the transactions contemplated hereby cease to be legal, valid, binding, enforceable and in full force and effect on substantially identical terms immediately following the Closing;

                  (c) the Seller is not, to the Seller's Knowledge, in breach or default of such contract and, to the Seller's Knowledge, no other party is in breach or default of such contract;

                  (d) the Seller has not received any notice or other communication asserting the actual or alleged existence of any default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement and the Transaction Documents) which, with the giving of notice, the lapse of time or the occurrence of any other event or condition would become such a default or event of default thereunder;

                  (e) the Seller has not, and to the Seller's Knowledge, no party other than the Seller has, repudiated any provision of any such contract; and

                  (f) the Seller has paid any penalty, fee or other cost charged for the assignment or other transfer of any contract to the Purchaser and the Seller has paid any and all amounts due through the Closing Date to the other party to each such contract being assigned so that each such contract being assigned to the Purchaser has no monetary obligations undischarged by the Seller through the Closing Date.

                  (g) The contract between the Seller and Stark (as defined below) expired on March 2, 2008.

         2.6      Litigation.
                  ----------

         Schedule 2.6 sets forth each instance in which the Seller (1) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge related to the Business, or (2) is a party to or the subject of any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or is the subject of any pending or, to the Seller's

Knowledge, threatened claim, demand, or notice of violation or liability from any Person related to the Business. The representations and warranties contained in this Section 2.6 include, but are not limited to, proceedings before a bankruptcy or similar court.

         2.7      Liabilities; Indebtedness.
                  -------------------------

         To the Seller's Knowledge, there are no undisclosed liabilities, obligations or indebtedness of or claims against the Seller with respect to the Transferred Assets, or against any of the Transferred Assets themselves, whether known or unknown, due or not yet due, asserted or unasserted, fixed, contingent or otherwise, including, but not limited to, claims arising out of the assignment for the benefit of creditors or the past bankruptcy or receivership (if any) of the Seller or the Seller's predecessor.

         2.8      Product Warranty.
                  ----------------

         Each product relating to the Business or the Transferred Assets and manufactured, sold, leased or delivered by the Seller has, to the Seller's Knowledge, been so manufactured, sold, leased or delivered in conformity with all applicable contractual commitments and satisfy all applicable express and implied warranties, and the Seller does not have any liability (and, to the Seller's Knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased or delivered by the Seller is, to the Seller's Knowledge, subject to any guaranty, warranty, or other indemnity, other than the guaranties, warranties and other indemnities set forth in Exhibit D hereto, which sets forth both those guaranties, warranties and other indemnities provided by the Seller itself and those of which the Seller is aware and are provided by the original manufacturer, seller or lessor, as the case may be.

         2.9      Product Liability.
                  -----------------

         The Seller does not have any liability relating to the Business or the Transferred Assets (and to the Seller's Knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Seller giving rise to any liability relating to the Business or the Transferred Assets) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product relating to the Business manufactured, sold, leased or delivered by the Seller.

         2.10     Compliance with Laws.
                  --------------------

         To the Seller's Knowledge, the Seller is in material compliance with all Laws applicable to the Transferred Assets. To the Seller's Knowledge, no event has occurred or circumstance exists that is likely to (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of, or a failure to comply with, any such applicable Law by the Seller or (ii) result directly or indirectly in any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to the Transferred Assets. To the Seller's Knowledge, the Seller has not received any notice or other communication (whether oral or written) from any Person regarding (i) any actual or alleged violation of, or failure to comply with, any such applicable Law with respect to the Transferred Assets by the Seller or (ii) any actual or alleged obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action with respect to the Transferred Assets.

         2.11     Employee Relations.
                  ------------------

         Schedule 2.11 contains a list of the Seller's employees in the Business who the Purchaser will attempt to hire following the Closing Date, pursuant to
Article 6 herein, showing for each his or her position, date of employment, 2007 compensation, current annualized salary and accrued vacation liability for such employee. With respect to those individuals identified on Schedule 2.11:

                  (a) the Seller has not received notice that any employee grievance is pending;

                  (b) no current employee has expressed or communicated to the Seller any current grievance or any intent to leave or contemplation of leaving the Seller's employ other than as set forth on Schedule 2.11; and

                  (c) the Seller has no reason to believe there will be any adverse change in relations with such individuals as a result of any announcement or the consummation of the transactions contemplated by this Agreement.

         2.12     Employee Benefit Plans.
                  ----------------------

                  (a) Set forth in Schedule 2.12 is an accurate and complete list of all employee benefit plans of any variety whatsoever that relate to the Business (the "Employee Benefit Plans"), including, without limitation, any within the meaning of Article 3(3) of ERISA (whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA), established, maintained or contributed to by or with respect to the Seller.

                  (b) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Seller to severance pay, unemployment compensation, accrued vacation pay or any similar payment for which the Purchaser may have liability, (ii) accelerate the time of payment or vesting or increase the amount of any compensation to or in respect of any current or former employee of the Seller or (iii) result in or satisfy any condition to the payment of compensation to any current or former employee of the Seller that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (c) In addition, except as otherwise provided herein, the Seller shall be liable for, and shall pay, all wages, salaries, severance pay, payroll taxes and employee benefits for all employees of the Seller through the Closing Date. All claims incurred or liabilities asserted under the Seller's Employee Benefit Plans shall be the responsibility of the Seller, and the Purchaser shall not have any liability with respect to such claims or liabilities except with regard to accrued vacation pay due, owing or accrued as of the date of this Agreement, as set forth on Schedule 2.12, and any continuing liability related thereto after the Closing Date.

         2.13     Labor Relations.
                  ---------------

         With respect to the Business, the Seller is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

         2.14     Intellectual Property.
                  ---------------------

                  (a) The Seller is the true and lawful owner of or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property related to the Transferred Assets, free and clear of all Encumbrances.

                  (b) The Seller has not received any written notice from any other Person challenging or questioning the right of the Seller to use any Intellectual Property relating to the Transferred Assets.

                  (c) The Intellectual Property listed on Schedule 1.1(a)(iv) is all of the patents, patent applications, trademarks and copyrights owned, used or held for use by the Seller in the Business.

                  (d) The Seller has not received any written notice from any other Person regarding any infringement by any Person of any of the Intellectual Property and has no actual knowledge of any infringement by any Person of any of the Intellectual Property, and has sent no notice to any third party alleging the infringement of any of the Intellectual Property.

         2.15     Accounts Receivable.
                  -------------------

         With respect to the Accounts Receivable constituting Transferred
Assets: (a) all such Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business; (b) to the Seller's Knowledge, such Accounts Receivable are current and collectible; and (c) there is no (or to the Seller's Knowledge threatened) contest, claim or right of set-off under any contract with any obligor of any such Accounts Receivable relating to the amount or validity of such Account Receivable, other than rebates or returns in the ordinary course of business.

         2.16     Taxes.
                  -----

                  (a) All Tax Returns relating to the Business have been timely filed, such Tax Returns are true, correct and complete in all respects.

                  (b) All Taxes owed in connection with the Business have been paid in full on a timely basis, whether or not shown on any Tax Return.

                  (c) All Taxes required to have been withheld and paid over relating to the Business (in connection with amounts paid or owing to any employee, independent contractor, creditor or other third-party) have been withheld and paid over to the proper governmental authorities.

                  (d) No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes in connection with the Business, and the Seller has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that a Tax Return has not been filed or Taxes paid with respect to the Business. No action or proceeding for assessment or collection of Taxes exists, and no such event has been asserted or to Seller's knowledge, threatened (either in writing or verbally, formally or informally), against the Transferred Assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns relating to the Business. The federal income tax returns relating to the Business disclose all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

                  (e) The Seller is not, nor has it been at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (f) The tax basis in the Transferred Assets for purposes of determining future amortization, depreciation and other federal income tax deductions is accurately reflected on the Seller's tax books and records.

         2.17     Broker's or Finder's Fees.
                  -------------------------

         No agent, broker, person or firm acting on behalf of the Seller is, or will be, entitled to any commission or broker's or finder's fees in connection with any of the transactions contemplated by this Agreement.

         2.18     Disclosure.
                  ----------

         The representations, warranties and other statements of the Seller contained in this Agreement, the Transaction Documents, and any schedule, exhibit or certificate attached hereto or thereto, or delivered in accordance with the terms hereof, do not contain any untrue statement of a material fact, or omit to state any material fact that is necessary to make the statements contained herein or therein not misleading.

         2.19     Validity of Schedules; Disclosures.
                  ----------------------------------

         All statements and information contained in schedules attached to this Agreement or to be delivered to the Purchaser at or before the Closing Date are deemed representations and warranties by the Seller, and the Seller represents and warrants that the same are true, correct and complete in all material respects. With respect to the disclosures set forth on various Schedules referenced in this Article 2, any exception to a representation and warranty or other disclosure set forth in any such Schedule shall be deemed a disclosure in each other Schedule requiring such disclosure provided that such disclosure discloses all information necessary for the Purchaser to reasonably determine that such information relates to such other Schedule and the information provided is sufficient disclosure for purposes of such other Schedule.

                                   ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES OF
                                  THE PURCHASER

         The Purchaser represents and warrants to the Seller as of the date of this Agreement as follows:

         3.1      Existence and Good Standing.
                  ---------------------------

         The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2      Power and Authority.
                  -------------------

         The Purchaser has all requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents to which the Purchaser is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Purchaser's execution, delivery and performance of this Agreement and the other Transaction Documents to which the Purchaser is a party, and the Purchaser's consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all corporate action required of the Purchaser by applicable Law and its Organizational Documents. This Agreement and the other Transaction Documents to which the Purchaser is a party constitute the valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

         3.3      No Conflicts.
                  ------------

         Neither the execution and delivery of this Agreement or any other applicable Transaction Document by the Purchaser, nor the performance of this Agreement and the other applicable Transaction Documents by the Purchaser will
(i) conflict with or violate any provision of the Organizational Documents of the Purchaser, (ii) to the Purchaser' Knowledge, conflict with or violate any Law applicable to the Purchaser or (iii) result in any breach of or constitute a default under, require any notice, approval or consent to or of any Person in connection with, give to another any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Purchaser pursuant to any contract to which the Purchaser is a party or by which it is bound or pursuant to applicable Law.

         3.4      Absence of Litigation.
                  ---------------------

         There are no actions, lawsuits, administrative proceedings, arbitrations or governmental investigations whatsoever pending or, to the Purechaser's Knowledge, threatened that would have a material adverse effect on the ability of the Purchaser to enter into and perform its obligations under this Agreement.

         3.5      Broker's or Finder's Fees.
                  -------------------------

         No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees in connection with any of the transactions contemplated herein.

         3.6      Purchaser Stock.
                  ---------------

         Upon issuance, the Common Stock of the Purchaser to be issued to the Seller pursuant to Section 1.3(a)(ii) shall be duly and validly issued and outstanding as fully paid and non-assessable shares in the capital stock of the Purchaser, free and clear of any and all Encumbrances.

         3.7      No Knowledge of Potential Claims.
                  --------------------------------

         The Purchaser is not aware of any facts or circumstances that would serve as the basis for a claim by the Purchaser against the Seller based upon a breach of any of the representations and warranties of the Seller contained in this Agreement or breach of any of the Seller's covenants or agreements to be performed by the Seller at or prior to Closing. The Purchaser shall be deemed to have waived in full any breach of any of the Seller's representations and warranties and any such covenants and agreements of which the Purchaser has such awareness at the Closing.

         3.8      Disclosure.
                  ----------

         The representations, warranties and other statements of the Purchaser contained in this Agreement, the Transaction Documents, and any schedule, exhibit or certificate attached hereto or thereto, or delivered in accordance with the terms hereof, do not contain any untrue statement of a material fact, or omit to state any material fact that is necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 4.
               CONDITIONS TO THE PURCHASER'S OBLIGATIONS TO CLOSE

         The Purchaser's obligations at Closing under this Agreement are conditioned upon satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

         4.1      Good Standing and Other Certificates.
                  ------------------------------------

         The Seller shall have delivered to the Purchaser:

                  (a) a certificate from the Secretary of State of California as of the Closing Date or any of the five (5) preceding business days to the effect that the Seller exists in good standing in California; and

                  (b) a copy of the Operating Agreement and of the Articles of Organization of the Seller as in effect from the date of this Agreement through the Closing Date, with all amendments thereto, certified as of the Closing Date by an officer of the Seller; and

                  (c) a copy of resolutions, certified as of the Closing Date by an officer of the Seller, authorizing the execution and delivery by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby.

         4.2      Deliveries by the Seller.
                  ------------------------

         On the Closing Date, the Seller shall deliver to the Purchaser duly executed by the Seller, or such other signatory as may be required by the nature of the document, and effective as of the Closing Date (subject to the fulfillment or waiver of the conditions specified in Article 4 hereof), bills of sale, certificates of title, endorsements, assignments and other good and sufficient instruments of sale, conveyance, transfer and assignment, in form and substance reasonably satisfactory to the Purchaser, sufficient to sell, convey, transfer and assign to the Purchaser all rights, titles and interests of the Seller in and to the Transferred Assets on the Closing Date and to quiet the Purchaser's title thereto.

         4.3      Satisfaction with Review of the Seller.
                  --------------------------------------

         The Purchaser shall have completed its review of the Transferred Assets, properties, books and records and financial and legal condition of the Seller and shall be satisfied in all respects with the results thereof.

         4.4      Governmental and Other Approvals and Consents; Compliance with
                  --------------------------------------------------------------
                  Law; No Adverse Changes.
                  -----------------------

                  (a) All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received and the proposed acquisition shall be in compliance with all applicable Laws.

                  (b) The Board of Directors of the Purchaser shall have approved the transactions contemplated herein, executions and delivery of this Agreement and the Closing of such transactions.

                  (c) The representations and warranties of the Seller contained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                  (d) Since the Effective Date, there shall not have occurred any material adverse change in the condition of the Transferred Assets.

         4.5      Employment Agreement.
                  --------------------

         Leib Ostrow shall have executed and delivered to the Purchaser the Employment Agreement with the Purchaser, in the form attached hereto as Exhibit E.

         4.6      Satisfactory Compliance.
                  -----------------------

         All actions to be taken by the Seller in connection with the Closing and all certificates, instruments and other documents required to be delivered at Closing, including the Closing Documents, will be reasonably satisfactory in form and substance to the Purchaser and its counsel and will have been executed and delivered by the Seller.

         4.7      Intentionally Omitted.
                  ---------------------

         4.8      Maintenance by the Seller of Financial Performance Levels.
                  ---------------------------------------------------------

         The profit and loss statement of the Seller, prepared in accordance with generally accepted accounting principles, for the ten (10) months ended December 31, 2007 shall disclose net revenues, annualized to a twelve (12) month period, of not less than Nine Hundred Thousand Dollars ($900,000.00), and net income shall be not less than six percent (6%) of net revenues.

         4.9      Conditions Involving Stark.
                  --------------------------

                  (a) Under the Seller's contract with Stark Fulfillment, its fulfillment house located in Louisiana, Missouri ("Stark"), the Seller shall have paid all sums due and owing to Stark through the Closing Date and there shall be no outstanding liabilities of any kind to Stark or other facts or conditions which would enable Stark to refuse to release the Inventory to the Purchaser after the Closing. Notwithstanding the foregoing, the Purchaser hereby acknowledges that the Seller will as of the Closing Date have a Ten Thousand and no/100 Dollars ($10,000) credit with Stark and that the Purchaser shall not be entitled to receive the benefit of such credit; provided, however, that after the Closing Date Stark shall make available to the Purchaser such credit in increments in connection with its future services and that the Purchaser shall pay to the Seller the full amount of such incremental credits as and when they are received.

                  (b) The Purchaser and Stark shall have entered into a written distribution agreement for Stark's services on a month-to-month basis to the Purchaser on commercially reasonable terms acceptable to the Purchaser. The Purchaser shall use all commercially reasonable efforts to conclude such agreement prior to the Closing.

         4.10     Non-Compete Agreement.
                  ---------------------

         The Seller and Leib Ostrow, the controlling Member of the Seller, shall have executed and delivered to the Purchaser the Mutual Non-Compete Agreement in the form attached hereto as Exhibit F.

         4.11     License Agreements.
                  ------------------

         The Seller shall have executed and delivered to the Purchaser the MFLP Licensing Agreement and the BeBop Licensing Agreement in the forms attached hereto as Exhibits B and C, respectively.

                                   ARTICLE 5.
                 CONDITIONS TO THE SELLER'S OBLIGATIONS TO CLOSE

         The Seller's obligations under this Agreement are conditioned upon satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

         5.1      Good Standing and Other Certificates.
                  ------------------------------------

         The Purchaser shall have delivered to the Seller:

                  (a) a copy of the Purchaser's certificate of incorporation, including all amendments thereto, certified by the Secretary of the State of Delaware as of the Closing Date or any of the five (5) preceding business days;

                  (b) a certificate from the Secretary of State of Delaware as of the Closing Date or any of the five (5) preceding business days to the effect that the Purchaser is in good standing in Delaware;

                  (c) a copy of the bylaws of the Purchaser, certified by the Secretary of the Purchaser as being true and correct and in effect on the Closing Date; and

                  (d) a copy of resolutions, certified as of the Closing Date by the Secretary of the Purchaser, adopted by the Board of Directors of the Purchaser and authorizing the execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation by the Purchaser of the transactions contemplated hereby and thereby.

         5.2      Governmental and Other Approvals and Consents and Compliance
                  ------------------------------------------------------------
                  with Law.
                  --------

                  (a) All governmental consents and other approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received and the proposed acquisition shall be in compliance with all applicable Laws.

                  (b) The representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

         5.3      Employment Agreement.
                  --------------------

         The Purchaser shall have executed and delivered to Leib Ostrow the Employment Agreement with Leib Ostrow in the form attached hereto as Exhibit E.

         5.4      Non-Compete Agreement.
                  ---------------------

         The Purchaser shall have executed and delivered to the Seller and Leib Ostrow the Mutual Non-Compete Agreement in the form attached hereto as Exhibit F, relating to the Purchaser's agreement not to compete with the Seller's retained businesses.

         5.5      License Agreements.
                  ------------------

         The Purchaser shall have executed and delivered to the Seller the MFLP Licensing Agreement and the BeBop Licensing Agreement in the forms attached hereto as Exhibits B and C, respectively.

         5.6      Satisfactory Compliance.
                  -----------------------

         All actions to be taken by the Purchaser in connection with the Closing and all certificates, instruments and other documents required to be delivered at Closing, including the Closing Documents, shall be reasonably satisfactory in form and substance to the Seller and its counsel and will have been executed and delivered by the Purchaser.

                                   ARTICLE 6.
                 CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

         6.1      Employee Matters
                  ----------------

                  (a) The Purchaser shall make offers to hire such employees and independent contractors on Schedule 2.11, on either a full-time or part-time basis as listed on Schedule 2.11. The Purchaser hereby agrees that it shall employ or otherwise engage, depending upon whether the individual is an employee or independent contractor of the Seller, the Seller's Executive Assistant, Webmaster and Product Manager for a minimum of one (1) year from the Closing Date on terms and conditions which are at least equivalent to the terms and conditions pursuant to which such individuals are employed or engaged, as the case may be, by the Seller immediately prior to the Closing Date. All of such employment or engagement shall be governed by commercially reasonable performance standards. In the event any of the foregoing individuals elects not to not accept such employment or engagement, resigns such employment or engagement prior to the end of such one (1) year period or is terminated from his employment or engagement prior to the end of such one (1) year period, the Purchaser hereby agrees to employ or engage a similarly qualified replacement. Any employee of the Seller who is employed by the Purchaser after the Closing Date shall be treated as an employee of the Purchaser, and any rights to participation or benefits such employee may have under the Seller's employee benefit plans and programs shall terminate as of the Closing Date. The Seller shall, prior to the Closing Date, inform the employees of the Seller who may become employed by the Purchaser of the termination of all such employee benefit plans and programs, and such disclosure and termination shall satisfy and comply with any and all applicable Laws. Further, the Purchaser shall also employ, engage or otherwise provide qualified individuals to provide accounting and purchasing services. The Purchaser shall make all of the aforementioned individuals available on a part-time or full-time basis to Leib Ostrow in connection with the services to be rendered by Leib Ostrow in connection with his Employment Agreement with the Purchaser. Notwithstanding the foregoing, it shall be the responsibility of Leib Ostrow, as Vice President, Direct to

Consumer Sales, of the Purchaser to replace any employee under his supervision in the event such employee resigns or is terminated during such three (3) year period, the hiring or engagement of any such new employee being subject to the Purchaser's consent which shall not be unreasonably withheld.

                  (b) The Seller shall pay any Termination Costs related to all the Seller's employees not hired by the Purchaser pursuant to Article 6.1(a).

                  (c) The Purchaser shall not assume with respect to any employees hired pursuant to this Section 6.1 any accrued employee liabilities under any pension, profit-sharing or other employee benefit plan maintained currently or in the past by the Seller, or under which the Seller has any present or future obligations or liabilities or under which any of its employees has any present or future rights or otherwise.

         6.2      Collection and Billing of Accounts Receivable; Returns
                  ------------------------------------------------------

         The Seller shall forward promptly to the Purchaser any monies, checks or instruments received by the Seller after the Closing Date with respect to the Business and properly belonging to the Purchaser. Similarly, the Purchaser agrees that it shall forward promptly to the Seller any monies, checks or instruments received by the Purchaser after the Closing Date with respect to the Business and properly belonging to the Seller.

         6.3      Taxes
                  -----

                  (a) The Seller shall pay all state and local sales, transfer, excise or other similar Taxes and any deficiency, interest or penalty asserted with respect thereto, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment or delivery by the Seller of the Transferred Assets regardless of the Person on whom such Taxes are imposed under applicable Law. The Seller shall be responsible for the preparation and filing of all required Tax Returns and shall be liable for the payment of any and all Taxes relating to all periods up to and including the Closing Date (including all Taxes resulting from the sale and transfer by the Seller of the Transferred Assets).

                  (b) The Seller shall furnish or cause to be furnished to the Purchaser, as promptly as practicable, whether before or after the Closing Date, such information and assistance relating to the Business as is reasonably necessary for the preparation and filing by the Purchaser of any Tax Return, claim for refund, or other required or optional filings relating to tax matters, for the preparation by the Purchaser for, and proof of facts during, any tax audit, for the preparation by the Purchaser for any tax protest, for the prosecution or defense by the Purchaser of any suit or other proceeding relating to tax matters, or for the answer by the Purchaser to any governmental or regulatory inquiry relating to tax matters.

                  (c) The Purchaser shall retain possession of all files and records transferred to the Purchaser hereunder and coming into existence after the Closing Date that relate to the Business before the Closing Date, for a period not less than three (3) years from the Closing Date. In addition, from and after the Closing Date, upon reasonable notice and during normal business hours, the Purchaser shall provide access to the Seller and its respective attorneys, accountants and other representatives, at the Seller's expense, to such files and records as the Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any such tax return, filing, audit, protest, claim, suit, inquiry or other proceeding.

                  (d) The Seller and the Purchaser shall cooperate in the timely filing of Internal Revenue Service Form 8594 (or other appropriate forms), which shall be prepared in accordance with the allocation of the Purchase Price among the Transferred Assets (as determined by the Purchaser in its sole discretion) pursuant to Section 1060 of the Code, and any forms or documents required to be filed with respect to such matters with state or local taxing authorities (the "Allocation"). Specifically, but not in limitation of any of the foregoing, with respect to the cash portion of the Purchase Price, as provided in Section 1.3(c), above, One Hundred Thousand and no/100 Dollars ($100,000) of such amount shall be deemed to constitute the purchase price of Inventory required to fulfill sales of merchandise by the Purchaser for a period of twelve (12) months from the Closing Date. The purchase price of such Inventory shall be the Seller's purchase cost of each item of Inventory plus a ten percent (10%) royalty on the purchase costs of proprietary Bebop products set forth on Schedule 1.3(c)(A) hereto. In addition, any deposit paid by or for the Seller prior to the Closing on the purchase of Inventory from a third party, the making of such deposit requiring the prior written consent of the Purchaser, shall be reimbursed by the Purchaser to the Seller at the Closing. The Purchaser shall provide the Seller with a copy of the Allocation upon its completion thereof.

         6.4      Bulk Sales Law
                  --------------

         Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its liabilities and obligations. The Purchaser and the Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the transactions contemplated by this Agreement.

         6.5      Cooperation
                  -----------

                  (a)      Between the Effective Date and the Closing Date:

                           (i)      the Seller and the Purchaser shall each
cooperate to deliver or cause to be delivered to the other at such times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement;

                           (ii)     each Party shall cooperate in obtaining all
consents and approvals required under this Agreement to effect the transactions contemplated hereby;

                           (iii)    the Seller shall use commercially reasonable
efforts to preserve intact its business organization, keep available the services of its officers and employees, maintain satisfactory relationships with licensors, suppliers, distributors, customers, clients and others having material business relationships with the Seller with respect to the Transferred Assets;

                           (iv)     the Seller will not, between the date of
this Agreement and the Closing Date, without the Purchaser's prior written approval in the Purchaser's sole discretion, (i) sell, assign or encumber any of the Transferred Assets, except for sales in the ordinary course and (ii) enter into any contract or make any commitment affecting the Transferred Assets, except in the ordinary course.

                           (v)      the Seller shall perform in all material
respects all of the Seller's obligations required to be performed prior to the Closing Date under all contracts and agreements to which it is a party; and

                           (vi)     the Seller shall permit the Purchaser's
representatives reasonable access to the Transferred Assets and shall make commercially reasonable efforts to assist the Purchaser with the transition of the business related thereto.

                  (b) On and after the Closing Date, the Seller and the Purchaser shall cooperate and each use its reasonable efforts to have their respective present officers and employees cooperate with the other on and after the Closing Date, at the requesting party's sole cost and expense, in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         6.6      Redemption of Product Coupons Issued by the Seller; Product
                  -----------------------------------------------------------
                  Liability and Warranty Claims after Closing
                  -------------------------------------------

                  (a) The Seller shall reimburse the Purchaser for all of the Purchaser's costs in redeeming product coupons issued prior to the Closing by the Seller and redeemed by the holders thereof after Closing Date. The Purchaser shall first reimburse itself from the holdback provided in Section 1.3(a)(i), above, of One Thousand Dollars ($1,000.00), and thereafter the Seller shall promptly reimburse the Purchaser upon notice for any such costs in excess of such holdback.

                  (b) The Seller shall promptly reimburse the Purchaser upon notice for any costs incurred by the Purchaser in satisfying product liability and warranty obligations of the Seller regarding products sold prior to the Closing.

         6.7      Returns of Bebop Inventory
                  --------------------------

         The Seller agrees, in respect of the Inventory purchased by the Purchaser and constituting Bebop and the proprietary product inventory, to reimburse the Purchaser for up to and including two percent (2%) of the units of any such Bebop and proprietary product inventory returned to the Purchaser by the Purchaser's customers which are claimed by such customers to be defective.

         6.8      Notification of Agreement regarding Trademarks.
                  ----------------------------------------------

         The Seller shall notify the Purchaser if the Seller intends to enter into negotiations with a third party for the sale of the retained assets constituting the Seller's music label and the trademarks associated therewith.

         6.9      Purchase of Inventory of the Seller.
                  -----------------------------------

         Inventory of the Seller which has not been purchased by the Purchaser as provided in Section 1.3(c), above, shall be available for purchase by the Purchaser at any time after the Closing Date upon the same terms and conditions and at the same purchase price as prevailed in respect of the Purchaser's purchase of inventory constituting part of the One Hundred Thousand and no/100 Dollars ($100,000) of inventory described in Section 1.3(c), above. The purchase price of each purchase under this Section 6.9 shall be remitted promptly by the Purchaser to the Seller.

                                   ARTICLE 7.
                          SURVIVAL OF TERMS; INDEMNITY

         7.1      Survival of Terms.
                  -----------------

         The respective representations, warranties, covenants, obligations or agreements of the Seller and the Purchaser contained in this Agreement, any Transaction Document, schedule attached hereto or thereto or any other agreement, officer's certificate or other certificate delivered in connection with the transactions contemplated by this Agreement, shall survive the consummation of the Closing and the other transactions contemplated hereby and shall remain in full force and effect for a period of two and one-half (2 and 1/2) years following the Closing Date, except that any such representation, warranty, covenant, obligation or agreement shall survive until the expiration of the applicable statute of limitations in the event of tax liability and indefinitely in the event of Fraud.

         7.2      Indemnification of the Purchaser.
                  --------------------------------

         The Seller shall indemnify, defend and hold harmless the Purchaser and all of its officers, directors, employees (other than the former employees of the Seller), agents and representatives (each, a "Purchaser Indemnitee"), to the full extent permitted in law or equity, from and against any and all losses, claims, actions, damages, liabilities, costs and expenses or diminution of value (including reasonable attorneys' fees and expenses) (collectively, "Losses"), whether or not involving a third-party claim, relating to or arising from or in connection with (i) any breach of any representation, warranty, covenant, obligation or agreement by the Seller contained in or made pursuant to this Agreement or any of the other Transaction Documents or in any other agreement, officer's certificate or other certificate delivered to the Purchaser in connection with the transactions contemplated by this Agreement, or (ii) the enforcement by the Purchaser of its rights pursuant to this Section 7.2, and any litigation, proceeding or investigation relating to any of the foregoing. Specifically, but not by way of limitation of the foregoing, the Seller shall indemnify the Purchaser Indemnitees against any Loss resulting from environmental, product defect and product safety claims arising in connection with the Purchased Inventory but only if the Seller knew or reasonably should have known based upon industry custom and practice of the basis for such claims prior to the Closing Date.

         7.3      Indemnification of the Seller.
                  -----------------------------

                  (a) The Purchaser shall defend, indemnify and hold harmless the Seller and its members, shareholders, officers, employees, agents and representatives (each a "Seller Indemnitee") to the full extent permitted in law or equity, from and against all Losses relating to or arising from or in connection with (i) any breach of any representation, warranty, covenant, obligation or agreement by the Purchaser contained in or made pursuant to this Agreement or any of the other Transaction Documents or in any other agreement, officer's certificate or other certificate delivered to the Seller in connection with the transactions contemplated by this Agreement, (ii) the ownership, operation and use of the Business and the Transferred Assets after the Closing Date (provided such Loss does not arise from an illegal, unauthorized, impermissible or negligent act of Leib Ostrow), or (iii) the enforcement by the Seller of its rights pursuant to this Article 7.3, and any litigation, proceeding or investigation relating to any of the foregoing.

         7.4      Indemnification Procedures.
                  --------------------------

         Whenever the Purchaser (on its own behalf or on behalf of any other Purchaser Indemnitee) or the Seller (on its own behalf or on behalf of any other Seller Indemnitee) (each an "Indemnified Party") shall become aware that a claim by a third party has been asserted or threatened against such Indemnified Party, which, if valid, would subject the other party (the "Indemnifying Party") to an indemnity obligation under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim in sufficient detail to reasonably permit the Indemnifying Party to evaluate such claim. The Indemnifying Party or its designee will have the right, but not the obligation, to assume the defense of such claim. If an Indemnifying Party fails to assume the defense of such claim within fifteen (15) days after receipt of notice of such claim, the Indemnified Party against which such claim has been asserted shall (upon delivering written notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such claim, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof and provided, however, that the Indemnified Party shall not enter into any such compromise or settlement without the written consent of the Indemnifying Party. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall not be liable for any settlement of any claim effected without its consent.

         7.5      Exclusive Remedy.
                  ----------------

         Except for remedies that cannot be waived as a matter of law and injunctive relief, if the Closing occurs, this Article 7 shall be the exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any Transaction Document or any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Transferred Assets.

         7.6      Survival.
                  --------

         The rights of indemnification pursuant to this Article 7 shall survive the consummation of the transactions contemplated by this Agreement and shall remain in full force and effect for a period of two and one-half (2 and 1/2) years from the Closing Date, except with regard to (i) any tax liability, which shall survive for the applicable statute of limitations and (ii) Fraud, which shall survive indefinitely

                                   ARTICLE 8.
                                  MISCELLANEOUS

         8.1      Definitions of Certain Terms.
                  ----------------------------

         As used in this Agreement, the following capitalized terms shall have the respective meanings set forth below:

                  (a) "Accounts Receivable" shall have the meaning set forth in Article 1.1(a)(i).

                  (b) An "Affiliate" of, or Person "affiliated" with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by or is under common Control with, the Person specified.

                  (c) "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

                  (d) "Casualty" shall mean any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force.

                  (e)      Intentionally omitted.

                  (f) "Closing" shall have the meaning set forth in Article 1.4(a).

                  (g)      "Closing Date" shall have the meaning set forth in
Article 1.4.

                  (h) "Closing Documents" shall mean, collectively, this Agreement and all instruments, certificates and consents executed or delivered in accordance with the terms of this Agreement.

                  (i) "Code" shall mean the United States Internal Revenue Code of 1986 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

                  (j) "Contract" shall mean any oral or written contract, agreement, indenture, instrument, lease or other binding commitment or arrangement of any kind.

                  (k) "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  (l) "Employee Benefit Plans" shall have the meaning set forth in Article 2.12(a).

                  (m) "Encumbrance" shall mean any lien, encumbrance, security interest, mortgage, pledge, lease, option, easement, servitude, covenant, condition, restriction under any Contract or other charge, restriction or claim of any kind other than (i) liens for Taxes for the current year which are not yet due and payable, (ii) rights of lessors in property leased to the Seller or which the Seller has a right to use or posses, including rights reserved in the applicable lease and (iii) mechanics', warehousemen's, materialmen's, contractors', workmen's, repairmen's and carriers' liens, and other similar liens arising in the ordinary course for obligations which are not delinquent (other than any such lien possessed by Stark).

                  (n)      Intentionally omitted.

                  (o) "ERISA" shall mean the Federal Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder from time to time, in each case as amended.

                  (p)      "Fraud" shall mean actual fraud in fact.

                  (q)      Intentionally Omitted.

                  (r) "Indemnified Party" shall have the meaning set forth in Article 7.4.

                  (s) "Indemnifying Party" shall have the meaning set forth in Article 7.4.

                  (t) "Intellectual Property" shall mean, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all registered and unregistered trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all registered and unregistered copyrights, and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software and subsequent versions thereof, including, but not limited to, source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith, (vii) all rights in internet web-sites and internet domain names presently used by the Seller, (viii) all other proprietary rights, (ix) all copies and tangible embodiments thereof (in whatever form or medium); (x) all content, including, but not limited to, manuscripts, drafts, illustrations, photography, graphic files, product descriptions and images; and (xi) all Know-how.

                  (u) "Know-how" means all ideas, inventions, data, instructions, processes, trade secrets, formulas, formulation information, validations, package specifications, chemical specifications, chemical and finished goods analytical test methods, stability data, all testing data, product specifications, information with respect to expert opinion and information (whether or not patented or patentable), technology and other intellectual property (in each case in any medium, including paper and electronic), owned by the Seller or under which the Seller has the right to transfer or grant sublicenses, as of the date of this Agreement.

                  (v) "Knowledge" or any similar phrase shall mean with respect to any Person the actual knowledge of such Person including facts of which such Person should be aware after reasonable investigation.

                  (w) "Law" shall mean any national, federal, state, local or foreign law, rule, regulation, statute, ordinance, order, judgment, decree, permit, franchise, license or other governmental restriction or requirement of any kind.

                  (x)      "Losses" shall have the meaning set forth in Article
7.2.

                  (y) "Organizational Document" shall mean any certificate or articles of incorporation or organization, bylaw, operating agreement of a limited liability company, board of directors' or shareholders' resolution or other document, corporate or otherwise, or action comparable to any of the foregoing currently in effect.

                  (z) "Person" shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, business association, unincorporated organization, government (or subdivision thereof) or other entity.

                  (aa) "Purchaser Indemnitee" shall have the meaning set forth in Article 7.2.

                  (bb) "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

                  (cc) "Schedules" shall have the meaning set forth in the first paragraph of this Agreement.

                  (dd) "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

                  (ee) "Tax" means any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

                  (ff) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

                  (gg) "Termination Costs" shall mean any and all severance costs, paid time off and any other expense incurred in connection with the termination of an employee.

                  (hh) "Transfer" shall mean the conveyance of the Transferred Assets by the Seller to the Purchaser pursuant to Article 1.1.

                  (ii) "Transfer Documents" shall mean all Bills of Sale, Assignments, Licenses and all other documents required to effectively and legally transfer ownership of the Transferred Assets.

                  (jj) "Transferred Assets" shall have the meaning set forth in Article 1.1.

                  (kk) "Transaction Documents" shall mean, collectively, the Closing Documents and the Transfer Documents.

         8.2      Construction of Certain Disclosures.
                  -----------------------------------

         The representations and warranties set forth in Articles 2 and 3 above, respectively, are cumulative. The subject matter covered by any section of either such article shall not be exclusive as to such subject matter to the extent covered by another section of such article, and the specificity of any representation or warranty shall not affect or limit the generality of any other representation or warranty made or given by the same Party.

         8.3      Expenses and Liquidated Damages.
                  -------------------------------

         Each Party shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its respective counsel. Subsequent to the execution of this Agreement, if the Purchaser is unable to close the transactions herein contemplated on the Closing Date for any reason other than failure of satisfaction of the conditions set forth in Articles 4.3 and 4.8 hereof, the Purchaser shall promptly pay to the Seller in cash the sum of Ten Thousand and no/00 Dollars ($10,000) in liquidated damages to cover part or all of the Seller's transaction-related expenses. Similarly, subsequent to the execution of this Agreement, if the Seller is unable to close the transactions herein contemplated on the Closing Date for any reason or no reason other than a reason which arises out of or related to an act or omission of the Purchaser, the Seller shall promptly pay to the Purchaser in cash the sum of Ten Thousand and no/00 Dollars ($10,000) in liquidated damages to cover part or all of the Purchaser's transaction-related expenses.

         8.4      Mediation; Governing Law.
                  ------------------------

                  (a) In the event of any dispute between the Parties which arises out of or relates to this Agreement or the relationship between the Parties, the Parties hereby agree that they shall first attempt to resolve such dispute through the process of mediation before a single, mutually acceptable mediator. The mediator shall be a retired judge with experience in mediating disputes which are similar in nature to the dispute in question. If the Parties are unable to agree upon the mediator, then the Parties shall file for mediation with the Judicial Arbitration and Mediation Service ("JAMS") and hereby agree to accept the mediator appointed by JAMS. The mediation shall be conducted and concluded within thirty (30) days after the mediator has been engaged. The Parties shall split evenly all mediation costs. In the event that such dispute is not resolved through mediation, then the Parties shall be permitted to pursue its other available remedies.

                  (b) The interpretation and construction of this Agreement and all matters relating hereto, shall be governed by the laws of the State of Delaware, without regard to conflicts-of-laws principles.

         8.5      Further Assurances.
                  ------------------

         In addition to the actions, documents and instruments specifically required by this Agreement or any other Transaction Document to be taken or delivered on or before the Closing Date or from time to time thereafter, each of the Parties shall, before and after the Closing Date, without further consideration, take such other actions and execute and deliver such other documents and instruments as another Party reasonably may request in order, including correcting and amending this Agreement, its Exhibits and Schedules and any other Transaction Documents, to effect and perfect the transactions contemplated by this Agreement and the other Transaction Documents.

         8.6      Captions.
                  --------

         The Article and Section captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.7      Publicity.
                  ---------

         Except as otherwise required by applicable Law, no Party shall issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without the other Party's prior written approval of the contents and the manner of presentation and publication thereof.

         8.8      Notices.
                  -------

         Notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or by registered or certified mail or by recognized overnight courier, postage prepaid, addressed as follows:

      If to the Seller, to:              With a copy to:
      Musical Kidz LLC                   Greenberg & Bass
      P.O. Box 1429                      16000 Ventura Blvd., Suite 1000
      Redway, CA 95560                   Encino, CA 91436
      Fax no. 707 ???-3241               Fax no.:  818-986-6534
                                         Attn:  David Adelman


      If to the Purchaser, to:           With a copy to:
      Trudy Corporation                  Charles E. Barnett
      353 Main Avenue                    Loeser Barnett
      Norwalk, CT  06851                 4 Lighthouse Way
      Fax No.:  (203) 846-1776           Darien, CT  06820
      Attention: William W. Burnham,     Fax No.: (203) 655-9698
      Chairman

or to such other address as shall be furnished in writing by any such Party in such manner, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier or mailed.

         8.9      Parties in Interest.
                  -------------------

         This Agreement may not be transferred, assigned, pledged or hypothecated by any Party without the other Party's prior written consent, except that this Agreement may be assigned by each of the Purchaser and the Seller to any Affiliate thereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

         8.10     Counterparts.
                  ------------

         This Agreement may be executed in two (2) or more counterparts, all of which taken together shall constitute one instrument. This Agreement may be executed by facsimile signatures which shall be binding as if an original signature.

         8.11     Entire Agreement.
                  ----------------

         This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

         8.12     Amendments.
                  ----------

         This Agreement may be waived, amended, supplemented or modified only by a written agreement executed by each of the Parties.

         8.13     Severability.
                  ------------

         In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         8.14     Third Party Beneficiaries.
                  -------------------------

         Each Party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the Parties and their respective heirs, executors, administrators, successors and assigns.

         8.15     "As Is" Transaction.
                  -------------------

         Except for the representations and warranties of the Seller set forth in this Agreement, the Purchaser hereby acknowledges that the Trasnaferred Assets are being sold, transferred, conveyed, assigned and delivered by the Seller to the Purchaser in their "AS IS", "WHERE IS", "WITH ALL FAULTS" condition, without representations or warranties of any kind whatsoever, express or implied, with regard to their condition, their suitability for buyer's intended use, their value or otherwise. The Purchaser hereby acknowledges that it is relying solely upon its own independent inspection, investigation and analysis of the Transferred Assets as it deems necessary or appropriate in so purchasing, acquiring, assuming and accepting the Transferred Assets from the Seller.

                                   * * * * * *

                            [Signature Page Follows]

                  [Signature Page to Asset Purchase Agreement]


         IN WITNESS WHEREOF, the Purchaser and the Seller have caused their respective names to be hereunto subscribed individually or by their respective officers thereunto duly authorized, as the case may be, all as of the Effective Date.

MUSICAL KIDZ LLC
(Seller)

By:    /s/ Leib Ostrow
       --------------------------
Name:  Leib Ostrow
       --------------------------
Title: President
       --------------------------


TRUDY CORPORATION
(Purchaser)

By:    /s/ William W. Burnham
       --------------------------
Name:  William W. Burnham
       --------------------------
Title: Chairman
       --------------------------

                  Schedule 1.1(a)(i) - Current Assets Purchased
                  ---------------------------------------------

                           To be provided post-Closing

             Schedule 1.1(a)(ii) - Computer Hardware and Software
             ----------------------------------------------------


Computers:
---------

1          17" Flatscreen iMac           Dixie
1          G5 Tower/monitor              Server
1          G4 Tower w/monitor            Artstation
1          Dell                          UPS
           iBook                         Leib

Printer:
--------
           Brother MFC 5460CN

Software:
---------
           MYOB V8                       Accounting
           Microsoft Office 2004
           Retrospect                    Backup
           Filemaker Pro 5.5
           Timbuktu Pro                  Remote
                                         Emulater for access to Stark
                                         Controller
           PowerTerm                     ***only have licenses for MK
                                         Download & print reports from
           Transmit                      Controller

                     Schedule 1.1(a)(iii) - Contracts, etc.
                     --------------------------------------

No applicable contract, licenses and agreements.

                   Schedule 1.1(a)(iv) - Intellectual Property
                   -------------------------------------------

1.       The registered trademark "Music for Little People" (other than Class
         9).

2. The right to apply for, register and own a trademark or trademarks for "Music For Little People" in all future categories and classes which may be created under law to the extent any such category or class relates to the Business, with the prior approval of the Seller

3. The right to apply for, register and own a trademark or trademarks for "Music For Little People" in all other currently existing categories and classes, including but not limited to the applicable trademark class for school and library distribution, except for Class 9 with the prior approval of the Seller, which approval shall not be unreasonably withheld,

4. The right to apply for, register and own a trademark or trademarks for any of the following in trademark Class 42: "Musical Kidz", "Musical Kidz.com", "MFLP.com", and "Music For Little People.com", (collectively, the "Other Trademarks");

5.       Direct mail catalogues and catalogue files,

6. Images, graphics and text used in direct mail catalogs, flyers, mailings of any kind and on websites

7.       Mailing lists,

8.       e-mail lists,

9.       Designs,

10. Patterns and tooling for all proprietary products to the extent the same are necessary for conduct of the Business.

                    Schedule 1.1(a)(v) - Purchased Inventory
                    ----------------------------------------

                                  See attached.


                                                                                 QTY               True
      SUPP          PRODUCT                   DESCRIPTION               STATUS   ON    ON  COMMIT  On-     COST     Sold to    Net
                                                                                 HAND  PO          Hand             Trudy      cost
------------------------------------------------------------------------------------------------------------------------------------
     ACTING          6055            SUGAR PLUM FAIRY MUSICAL DRESS          A    6     0    1      5        18          6       108
     ACTING          9471            MUSICAL SUNSHINE SKIRT-HOT PNK          A    0    12    5     -5        16                    0
     ACTING          9808             NUTCRACKER MUSICAL SKIRT- RED          D    0     6    0      0        13                    0
     ACTING          9809             SWAN LAKE MUSICAL SKIRT- PINK          A    0    13    9     -9        16                    0
     ACTING          9832                NUTCRACKER DRESS- HOT PINK          A    0    14    4     -4        18                    0
     ACTING          9833             SWAN LAKE MUSICAL DRESS- PINK          N    0    30   24    -24      17.5                    0
     ACTING          9866                 HOKEY POKEY MUSICAL SKIRT          A    0    12    3     -3        16                    0
     ACTING          9897            HOKEY POKEY MUSICAL SKRT-TULLE          A    0    40    4     -4        16                    0
     ACTING          9943                    MACARENA MUSICAL SKIRT          A    0    23   10    -10        17                    0
     ACTING          9944               CHICKEN DANCE MUSICAL SKIRT          A   43     0    0     43        17         43       731
     AECONE         8141V                 DVD- SECRET OF ROAN INISH          N   35     0    0     35     17.88          5      89.4
     AECONE         8144V             DVD- FAIRY TALE: A TRUE STORY          N    5     0    0      5      7.26                    0
     AECONE         8249V                          DVD- DR DOLITTLE          N   40     0    0     40      8.74          5      43.7
     AECONE         8259V            DVD- ANIMATED GRINCH STOLE XMS          N    9     0    0      9     12.38                    0
     AECONE         8291V             DVD- WILLY WONKA CHOC FACTORY          N    2     0    0      2     11.03                    0
     AECONE         8313V                      DVD- NATIONAL VELVET          N   24     0    0     24      5.04          5      25.2
     AECONE         8365V              DVD- CHITTY CHITTY BANG BANG          N   22     0    0     22      8.79          5     43.95
     AECONE         8422V                          DVD- WHALE RIDER          N   23     0    0     23      8.79          5     43.95
     AECONE         8423V                     DVD- WINGED MIGRATION          N   15     0    0     15     18.98          5      94.9
     AECONE         8581V                     DVD- HI-5 COLOR CRAZE          N    9     0    0      9      8.21                    0
     AECONE         8627V                DVD- MEGA TRUCK ADVENTURES          N    2     0    0      2      5.04                    0
     AECONE         8790V              DVD- THE SNOWMAN/FATHER XMAS          N    1     0    0      1      8.79                    0
     AECONE         8927V                    DVD- A WRINKLE IN TIME          N   18     0    0     18     13.99          5     69.95
     ALFRED          1429                 HARRY POTTER FOR RECORDER          A    5     0    3      2      5.97          2     11.94
     ALFRED         3006D             CD- VIOLIN PERFORMANCE- VOL 1          A    2     0    0      2      9.57          2     19.14
     ALFRED         3011D             CD- SOPRANO RECORDER VOLS 1-2          A    4     2    0      4      9.57          1      9.57
     ALFRED         3012D             CD- SOPRANO RECORDER VOLS 3-4          D    3     0    0      3      9.57          4     38.28
     ALFRED         3013D              CD- GUITAR PERFORMANCE VOL 1          A    4     0    0      4      9.57          4     38.28
     ALFRED         3014D              CD- GUITAR PERFORMANCE VOL 2          D    0     0    0      0      9.57                    0
     ALFRED         3015D              CD- GUITAR PERFORMANCE VOL 3          D    0     0    0      0      9.57                    0

     ALFRED          9878                     VIOLIN PART- VOLUME 1          A    2     0    1      1      4.17          2      8.34
     ALFRED          9880                     VIOLIN PART- VOLUME 3          N    8     0    0      8      4.17          8     33.36
     ALFRED         9882D            GIRL'S GUITAR METHOD BK 1 & CD          A    4     0    0      4      8.97          4     35.88
     ALFRED         9883D            GIRL'S GUITAR METHOD BK 2 & CD          D    1     0    0      1      8.97          1      8.97
     ALFRED          9887                VOL1 SOPRANO RECORDER BOOK          A    1     7    0      1      4.17          1      4.17
     ALFRED          9891                SUZUKI GUITAR SCHOOL VOL 1          A    5     0    0      5      4.17          5     20.85
     ALFRED          9946            HARRY POTTER FOR RECORDER (BK)          A    2     0    0      2      3.57          2      7.14
     ALLIED         8840V                      DVD- THE RED BALLOON          A   36     0    0     36         8         36       288
     ANGELS         3576D                     CD- ANGELS SING TO ME          A   65     0    1     64      7.19          3     21.57
     APPLES          3061                          EXPERIENCE...101          A    0     0    0      0         8                    0
     ARCOIR         3229D               CD- FIESTAS- CELEB OF SONGS          N    2     0    0      2         0                    0
     ARCOIR         3343D                        CD- CANTO Y CUENTO          N    9     0    0      9         0                    0
     ARCOIR         3344D                              CD- CORRIDOS          N    1     0    0      1         0                    0
     ARCOIR         3348D              CD- LETRAS NUMEROS Y COLORES          N    1     0    0      1         0                    0
     ARCOIR         3349D               CD- LATIN AMERICAN SONGS #2          N    3     0    0      3         0                    0
     ARCOIR         3350D               CD- LATIN AMERICAN SONGS #3          N    1     0    0      1         0                    0
     ARCOIR         3351D                          CD- PANCHO CLAUS          N    2     0    0      2         0                    0
     ARCOIR         3352D                  CD- THIS LAND IS MY LAND          N    3     0    0      3         0                    0
      AUDIO         3073D                   CD- BABY GO TO SLEEP #1          A    8     0    0      8       6.5          8        52
      BAKER       2026V-O              DVD- HERE COME THE ABCS W/CD          N    1     0    0      1     12.72                    0
      BAKER          3048             DISNEY: CHILDRENS FAV SONG V1          N   17     0    4     13      3.99                    0
      BAKER          3049             DISNEY: CHILDRENS FAV SONG V2          N   22     0    0     22      3.99                    0
      BAKER          3050            DISNEY: CHILDRENS FAV SONGS V3          N   66     0    0     66      3.99                    0
      BAKER         3099D                             CD- BABY BACH          N   18     0    0     18         0                    0
      BAKER         3204D                        CD- BABY BEETHOVEN          N   28     0    0     28         0                    0
      BAKER         3260D                          CD- RADIO DISNEY          N   56     0    0     56         0                    0
      BAKER         3261D                           CD- DISNEYMANIA          N   84     0    0     84         0                    0
      BAKER         3271D                    CD- PLAYTIME MUSIC BOX          N   18     0    0     18         0                    0
      BAKER         3278D                      CD- LULLABY CLASSICS          N   59     0    1     58         0                    0
      BAKER         3280D                CD- CHILDREN'S FAVORITES 2          N   25     0    3     22      4.68                    0
      BAKER         3283D                          CD- BABY NEPTUNE          N   68     0    0     68         0                    0
      BAKER         3340D                        CD- DISNEYMANIA #2          N   16     0    0     16         0                    0
      BAKER         3524D                     CD- LA VIDA MICKEY #2          N   25     0    1     24         0                    0
      BAKER         3528D                 CD- FREE TO BE YOU AND ME          N    1     0    0      1      7.48                    0
      BAKER         3938D               CD- MARY POPPINS SOUNDTRACK          N   18     0    0     18         0                    0
      BAKER         3963D                        CD- DISNEYMANIA #3          N   14     0    0     14         0                    0
      BAKER         8364V              DVD- THE BEAR & ANIMAL TRAIN          N   16     0    0     16     13.39                    0
     BARCLA          1276                   WOODEN SOPRANO RECORDER          A    0    20    2     -2      9.95         20       199
     BCBONE          9770                   T-REX 3D PUZZLE (SMALL)          N    1     0    0      1        10                    0
     BDMUSI          1226                    QWIK TUNE GUITAR TUNER          A   79     0    1     78       5.6         78     436.8
     BDMUSI          1370                CHROMATIC ELECTRONIC TUNER          A    4     0    1      3       9.5          3      28.5
      BEAMS         8146V                DVD- KRISTEN'S FAIRY HOUSE          A    9     0    1      8      9.99          9     89.91


     BIRDCA          9684                    IMPRESSIONIST ART GAME          N    4     0    0      4         0                    0
     BIRDCA          9685                      RENAISSANCE ART GAME          N    5     0    0      5         0                    0
     BIRDCA          9686                         VAN GOGH ART GAME          N    1     0    0      1     11.88                    0
     BIRDCA          9790                    OLD DINOSAUR CARD GAME          N   49     0    0     49      7.98                    0
     BLACKM          1363              KILAUEA SOPRANO UKULELE PINK          D    0     0    0      0     12.98                    0
     BLACKM          1430                       SOPRANO UKULELE BAG          A    0     0    0      0      5.98                    0
     BLACKM          1435              1/4 SIZE STEEL STRING GUITAR          A    0    25    0      0     48.98                    0
     BLACKM          1440               END PIN FOR ACOUSTIC GUITAR          A   35     5    0     35         0                    0
     BLACKM          1441                 1/4 SIZE GUITAR - NATURAL          A    0     0    0      0         0                    0
     BLKMTN          1364              BLUE KILAUEA SOPRANO UKULELE          D    0     0    0      0     12.98                    0
     BLKMTN          1412                   KILAUEA SOPRANO UKULELE          D    0     0    0      0      9.98                    0
     BREYER          6033                        WESTERN RIDING SET          A    0    12    5     -5      12.5                    0
     BREYER          6034                          STABLE FUN FOALS          A   16     0    0     16       7.5         16       120
       BRIO          9527                        SANTA'S SLEIGH SET          N    9     0    0      9         0                    0
     CALIFO          9949                     TIGER KIDS HEADPHONES          A   27     0    2     25         7          7        49
     CALIFO          9950            RED LISTENING 1ST KIDS HEADPHO          A    1     5    0      1       5.5                    0
     CALIFO          9951            BLUE LISTENING 1ST KIDS HEADPH          A    0     5    0      0       5.5                    0
     CALIFO          9952            BLUEBERRY LIST 1ST KIDS HEADPH          A    0     6    2     -2       6.5                    0
     CARLSA         8231V                DVD- STRANGER IN THE WOODS          A    6     0    2      4      9.98          4     39.92
     CARLSA         8457V                DVD- LOST IN THE WOODS DVD          A   20     0    0     20      9.98                    0
     CARLSA          9484                STRANGER IN THE WOODS BOOK          A    7     0    0      7      9.98         20     199.6
     CARLSA          9663                    LOST IN THE WOODS BOOK          A    2     0    0      2      9.98          2     19.96
     CARLSA          9818                      TINY STAR FAWN PLUSH          A   33     0    0     33      5.98         33    197.34
     CARLSA          9953                       FIRST SNOW IN WOODS          A    5     0    0      5      9.98          5      49.9
     CARPET         3847D                           CD- NOT NAPTIME          N   16     0    0     16         0                    0
     CARPET         3848D                            CD- YELLOW BUS          N   14     0    0     14         0                    0
      CASIO          1221                          CASIO AC ADAPTER          A    1    10    0      1         7          1         7
      CASIO          1288                    CASIO KEYBOARD (SA-75)          A   12     0    0     12        36         12       432
     CASSET         8049V                  DVD- DRUMS FOR BEGINNERS          A    3     0    0      3         6                    0
     CHALLE          6028                 ORGANIC SHEEP W/MUSIC BOX          A    3     0    1      2      27.5          2        55
     CHALLE          6037                     ORGANIC MUSICAL HORSE          A    4     0    0      4      33.5          4       134
     CHALLE          6040                      ORGANIC MUSICAL BEAR          A   13     0    0     13      33.5         13     435.5
     CHICCO          6031                           DJ MIXER GUITAR          A   73     0    0     73        16         73      1168
     CHICCO          9966                           CHICCO DJ PIANO          A   31     0    0     31      20.5         31     635.5
     CHILDR         3113D                      CD- PETER & THE WOLF          A   14     0    0     14      7.99         14    111.86
     CHILDR         3145D               CLASSICAL KIDS CD WITH BOOK          N   15     0    1     14     15.74         14    220.36
     CHILDR         3188D            CD- WORLDS BEST OPERA FOR KIDS          N    4     0    0      4      8.49          4     33.96
     CHILDR       384240D            CD- TCHAIKOVSKY DISCOVERS AMER          N    1     0    0      1      7.64          1      7.64
     CHILDR         3927D                      CD- THE BEST OF BACH          A   16     0    1     15      4.99         15     74.85
     CHILDR         3928D                 CD- THE BEST OF BEETHOVEN          A    9     0    1      8      4.99          8     39.92
     CHILDR         3929D                    CD- THE BEST OF HANDEL          A   13     0    1     12      4.99         12     59.88
     CHILDR         3930D                    CD- THE BEST OF MOZART          A   95     0    1     94      4.99         94    469.06
     CHILDR         3931D               CD- THE BEST OF TCHAIKOVSKY          A   12     0    1     11      4.99         11     54.89

     CHILDR         3932D                   CD- THE BEST OF VIVALDI          A   17     0    1     16      4.99         16     79.84
      CLOUD          9766                               SLEEP SHEEP          A   20     0    2     18        13         18       234
      CLOUD          9864                           TWILIGHT TURTLE          A  729     2    7    722        14        722     10108
      CLOUD          9927                     SLEEP SHEEP ON THE GO          A   52     0    1     51        10         51       510
      CLOUD          9929                              LAVENDAR LAB          A  112     0    1    111       9.5        111    1054.5
      CLOUD          9930                   BABY SHEEP QUIET RATTLE          A   35     0    0     35       2.5         35      87.5
      CLOUD          9931                  BABY TURTLE QUIET RATTLE          A   35     0    0     35       2.5         35      87.5
      CLOUD          9932                     BABY LAB QUIET RATTLE          A   35     0    0     35       2.5         35      87.5
      CLOUD          9933                          TWILIGHT LADYBUG          A  542     0    3    539        15        275      4125
      CLOUD          9934                                CUDDLE CUB          A   37    24    0     37        14         14       196
     CONCOR         3586D                   CD- PLAYGROUP FAVORITES          N   14     0    0     14         0                    0
     CONCOR         3813D              CD- MORE PLAYGROUP FAVORITES          N   17     0    0     17         0                    0
      DAISY          1371                   DAISY ROCK GUITAR- BLUE          N    5     0    0      5     159.5                    0
     DAVITT        17268B                          UKULELE SONGBOOK          A   19     0    0     19      3.32         19     63.08
     DAYLAB          6025                       WOLLIE WHALE ROCKER          A  100     0    0    100        40                    0
     DAYLAB          9957                    DODI THE DRAGON ROCKER          A    0     0    0      0        40                    0
     DEVINE         8030V                  DVD- COMPOSER'S SET OF 6          A   16     0    0     16     40.49         16    647.84
     DEVINE         8143V            DVD- EINSTEIN LIGHT TO POWER 2          A    3     0    0      3       7.5          3      22.5
     DEVINE         8202V                         DVD- MARY CASSATT          A    0     0    0      0       7.5          3      22.5
     DEVINE         8203V             DVD- REMBRANDT FATHERS & SONS          A    3     0    0      3       7.5                    0
     DEVINE         8204V             DVD- LEONARDO DREAM OF FLIGHT          A    1     0    0      1       7.5          1       7.5
     DEVINE         8205V                 DVD- MONET SHADOW & LIGHT          A    1     0    0      1       7.5          1       7.5
     DEVINE         8206V                        DVD- WINSLOW HOMER          A    5     0    0      5       7.5          5      37.5
     DEVINE         8207V             DVD- GOYA AWAKENED IN A DREAM          A    4     0    0      4       7.5          4        30
     DEVINE         8208V                              DVD- GALILEO          A    3     0    0      3       7.5          3      22.5
     DEVINE         8209V            DVD- NEWTON TALE OF TWO ISAACS          A    3     0    0      3       7.5          3      22.5
     DEVINE         8210V               DVD- EDISON WIZARD OF LIGHT          A    0     0    0      0       7.5                    0
     DEVINE         8211V                          DVD- MARIE CURIE          N    3     0    0      3       7.5          3      22.5
     DEVINE         8218V                  DVD- INVENTOR'S SET OF 6          A   10     0    5      5     40.49          5    202.45
     DEVINE         8219V                    DVD- ARTIST'S SET OF 6          A   34     0    0     34     40.49         34   1376.66
     DEVINE         8303V                   DVD- COMPOSERS SET OF 3          N    1     0    0      1      22.5          1      22.5
     DEVINE         8977V             DVD- BACH'S FIGHT FOR FREEDOM          N    2     0    0      2       7.5          2        15
     DEVINE         8979V                        DVD- BIZET'S DREAM          N    3     0    0      3       7.5          3      22.5
     DEVINE         8981V                 DVD- HANDEL'S LAST CHANCE          A    4     0    0      4       7.5          4        30
     DEVINE         8983V                     DVD- LISZT'S RHAPSODY          N    2     0    0      2       7.5          2        15
     DEVINE         8986V                      DVD- ROSSINI'S GHOST          A    4     0    0      4       7.5          4        30
     DEVINE         8988V             DVD- STRAUSS KING OF 3/4 TIME          A    2     0    0      2       7.5          2        15
     DISPLA          9707                        COUNTERTOP SPINNER          A    0     0    0      0         0                    0
     DISPLA         9707D              COUNTERTOP SPINNER W/PRODUCT          A    0     0    0      0         0                    0
     DISPLA          9708                      CD/DVD FLOOR SPINNER          A    0     1    0      0         0                    0
     DISPLA         9708D                FLOOR SPINNER WITH PRODUCT          A    0     0    0      0     124.5                    0
     DOUGLA          9844                              CLOUD DANCER          N    1     0    0      1        12                    0


     DOUGLA          9847                             UNICORN PLUSH          N    1     0    0      1        18                    0
     DOUGLA          9849                          WESTERN KNAPSACK          A    9     0    0      9        14          9       126
     DOUGLA          9960                        DINO ADVENTURE PAK          A    9     0    0      9        11          9        99
     DOUGLA          9962                 TENDER TEDDY MUSICAL BEAR          A    4     0    0      4        10                    0
     DOUGLA          9964                 MR SNOWMAN IN TOP HAT BAG          A   31     0    0     31       6.5          4        26
     DREAMS         8026V              DVD- LITTLE HORSE THAT COULD          A   59     0    0     59      5.98         59    352.82
     DREAMS         8069V                           DVD- I DIG DIRT          A   56     0    1     55      5.98         55     328.9
     DREAMS         8273V                   DVD- THE BALLERINA & ME          A    9     0    0      9      5.98          9     53.82
      EEBOO          6003                            TEA PARTY GAME          A    0    17    2     -2       7.5                    0
      EEBOO          6008                              ANIMAL BINGO          A    0    18    1     -1         7                    0
      EEBOO          9969             BUTTERFLIES MATCHING & MEMORY          A    2    15    0      2         7          2        14
      EEBOO          9970                FRIENDLY BUGS LACING CARDS          A   26     0    0     26         7         26       182
      EEBOO          9971            MORE FRIENDLY BUGS LACING CARD          A   55     0    0     55         7         15       105
     ENCHAN          9692                            TREASURE TOWER          A   57     0    0     57      18.5                    0
     ENCHAN          9694                     FAIRY VILLAGE PLAYSET          N    1     0    0      1         0                    0
     ENCHAN          9782               DRAGON'S WORLD TREASURE BOX          A   12     0    1     11      13.5         11     148.5
     ENCHAN          9783            DRAGON'S WORLD FOLDAWAY MIRROR          N   14     0    0     14      12.5                    0
     ENCHAN          9785                           FOLDAWAY MIRROR          N   13     0    0     13      12.5                    0
     ENCHAN          9842                HIDAWAY HORSE TREASURE BOX          A   58     0    1     57      16.5         57     940.5
     ENVIRO          9740                     SING-A-LONG CD PLAYER          A    0   620   18    -18      29.1                    0
     ENVIRO          9800                      BEBOP KIDZ CD PLAYER          N    1     0    0      1     26.75                    0
     ETROSM          1461                      1/2 SZ AXTONE GUITAR          A    0     0    0      0      28.5                    0
     ETROSM          1462                    3/4 SIZE AXTONE GUITAR          A    0     0    0      0     30.85                    0
     FASCIN          9972                  BOTANICALS EXOTIC JUNGLE          A    0     8    1     -1        15                    0
     FUNIMA         8900V                   DVD- REDWALL- THE SIEGE          N    1     0    0      1      8.99                    0
     FUTURE         3953D                CD- MAGIC SPANISH FOR KIDS          N    1     0    0      1      5.84                    0
     FUTURE         3955D                 CD- MAGIC FRENCH FOR KIDS          N    1     0    0      1      5.84                    0
     GADFLY         3253D                     CD- MAKING GOOD NOISE          N   18     0    0     18         7                    0
     GADFLY         3353D                       CD- BILLY THE SQUID          N    5     0    0      5         0                    0
     GADFLY         3356D                          CD- MOTHER EARTH          N   14     0    0     14         7                    0
     GADFLY         3357D                               CD- ZAG ZIG          N   13     0    0     13         0                    0
     GOLDHI         2033V                             DVD- JAMARAMA          A   22     0    5     17      7.49         17    127.33
     GOLDHI         8440V                   DVD- THE PREMIERE MOVIE          D   14     0    0     14    6.3858                    0
     GOLDHI         8443V                DVD- LITTLE HOUSE SEASON 2          N    8     0    0      8     22.49                    0
     GOLDHI         8444V                DVD- LITTLE HOUSE SEASON 3          N   13     0    0     13     22.49                    0
     GOLDHI         8445V                DVD- LITTLE HOUSE SEASON 4          N    4     0    0      4     22.49                    0
     GOLDHI         8525V                DVD- LITTLE HOUSE SEASON 5          N   10     0    0     10     22.49                    0
     GOLDHI         8769V                DVD- LITTLE HOUSE SEASON 6          N   11     0    0     11     22.49                    0
     GOLDHI         8779V                DVD- LITTLE HOUSE SEASON 7          N    3     0    0      3     22.49                    0
     GOLDHI         8788V                DVD- LITTLE HOUSE SEASON 8          N    7     0    0      7     22.49                    0
     GOODKA          6001                         FLOWER FAIRY FLAG          A    8     0    0      8      19.5          8       156
     GOODKA          9973                       PEACE ON EARTH FLAG          A   29     0    0     29      19.5         29     565.5
     GOODKA          9974                     PEACEFUL KINDGOM FLAG          A   10     0    0     10      19.5         10       195
     GOODTI         8478V              DVD- COMPLETE BEATRIX POTTER          A    0    14    7     -7        11                    0
      GREAT         3285D                   CD- AMERICAN TALL TALES          N    1     0    0      1         7                    0

      GREAT         3299D                       CD- MYSTERY MYSTERY          N    1     0    0      1         7                    0
      GREAT         3310D              CD- TELL ME A STORY CLASSICS          N    1     0    0      1         7                    0
      GREAT         3313D               CD- UNCLE WIGGLYS STORYBOOK          N    1     0    0      1         7                    0
       GREG         3347D                    "CD- READY, SET, MOVE"          N   13     0    0     13         0                    0
       GREG         3358D             CD- BIG FUN WITH GREG & STEVE          N   14     0    0     14         0                    0
       GREG         3359D                           CD- FUN & GAMES          N    3     0    0      3         0                    0
     GUIDEC          6021             MAGNEATOS JUMBO CURVES 24 SET          A   23     0    2     21      11.5         21     241.5
     GUIDEC          6032               JUMBO MAGEATOS 72 PIECE SET          A    5     0    1      4        25          4       100
     GUIDEC          9961            MAGNEATOS JUMBO (36 PIECE SET)          A   35     0    0     35        15         35       525
       GUND          9701                        FIRE TRUCK PLAYSET          N    1     0    0      1        10                    0
      HAL L         8000V               DVD- LEARN TO PLAY AUTOHARP          A    1     0    0      1     13.49          1     13.49
      HAL L         8002V                   DVD- FIDDLE FOR KIDS #1          A    2     0    0      2      8.98          2     17.96
      HAL L         8003V                   DVD- FIDDLE FOR KIDS #2          A    2     0    0      2      8.98                    0
      HAL L         8105V                  DVD- UKULELE FOR KIDS #1          A    0    10    1     -1      8.98          2     17.96
      HAL L         8268V                      DVD- KID'S GUITAR #1          A    9     0    0      9     11.23          9    101.07
      HAL L         8455V                      DVD- KID'S GUITAR #2          A    4     0    0      4     11.85          4      47.4
      HAL L         8456V                DVD- KID'S GUITAR SET OF 2          A   13     0    0     13     18.97         13    246.61
      HAL L          9192                EZ PLAY KEYBOARD COURSE #1          A    8     0    0      8      3.13          8     25.04
      HAL L          9193                EZ PLAY KEYBOARD COURSE #2          A   20     0    0     20      3.13         20      62.6
      HAL L          9194                         EZ PLAY CHRISTMAS          A    4     0    0      4      3.58          4     14.32
     HALILI          1343                           BEBOP BABY BAND          A    2     0    0      2      5.03          2     10.06
     HALILI          1344                                    CABASA          A  152     0    0    152      2.03         60       120
     HALILI          1345                                     GUIRO          A   87     0    0     87       1.8         60       108
     HALILI          1358                                TAMBOURINE          A   86     0    0     86       2.1        165        86
     HALILI          1359                         MINI RAINBOWMAKER          A  100     0    0    100       2.2         85       170
     HALILI          1372                              ANIMAL BELLS          A   88     0    0     88         1         88        88
     HALILI          1373                            MINI ORCHESTRA          A   51     0    0     51       5.6         51       260
     HAPPAL         3372D              CD- CHERRY PIE WAVE GOODBYE?          N   11     0    0     11         0                    0
     HAPPAL         3373D            CD- JUMBO JET SING THE ALPHABE          N    3     0    0      3       7.7                    0
     HAPPAL         3374D            CD- CAN COCKATOOS COUNT BY TWO          N    2     0    0      2         0                    0
     HAPPAL         3375D            CD- CHILD'S WORLD OF LULLABIES          N    8     0    0      8         0                    0
     HAPPAL         3376D              CD- EARLY CHILDHOOD CLASSICS          N    2     0    0      2         0                    0
     HAPPAL         3377D                      CD- ONE LITTLE SOUND          N   19     0    1     18         0                    0
     HAPPAL         3378D                            CD- PEEK A BOO          N    6     0    0      6         0                    0
     HAPPAL         3379D                          CD- QUIET PLACES          N    8     0    0      8         0                    0
     HAPPAL         3380D                     CD- RHYTHMS ON PARADE          N    9     0    0      9         0                    0
     HAPPAL         3381D                               CD- SO BIG!          N    4     0    0      4         0                    0
     HAPPAL         3382D                     CD- TURN ON THE MUSIC          N    9     0    0      9         0                    0
     HAPPAL         3383D                     CD- TWO LITTLE SOUNDS          N   11     0    0     11         0                    0
     HAPPAL         3384D                      CD- WE'RE ON OUR WAY          N   34     0    0     34         0                    0
     HARPER          3100                  THE NUTCRACKER BOOK & CD          A    4     0    0      4      9.98          4     39.92
     HITENT         8237V                    DVD- BOB SAVES THE DAY          N    1     0    0      1      8.49                    0


     HOBGOB          1238                           WEE BONNIE HARP          A    0     0    0      0         0                    0
     HOBGOB          1315                  WEE BONNIE HARP BACKPACK          A    0     0    0      0         0                    0
     HOBGOB          1374                   WEE BONNIE HARP PACKAGE          A    0     0    0      0       198                    0
     HOBGOB         17145                                 FOLK HARP          A    1     0    0      1     395.4          1     395.4
     HOBGOB          7146                 FOLK HARP SHARPING LEVERS          A    0     3    0      0         0                    0
      HONER          1115                           KID'S ACCORDION          A    0    24    2     -2      16.2                    0
      HONER          1116                          DELUXE ACCORDION          A    0     8    2     -2      40.5                    0
      HONER          1138                                    CLAVES          A   29     0    0     29       1.2         29      34.8
      HONER          1139                            MINI ORCHESTRA          D    0     0    0      0         9                    0
      HONER          1146                              SLEIGH BELLS          A   29     0    0     29       2.2         29      63.8
      HONER          1147                                TONE BLOCK          A   30     0    0     30       1.9         30        57
      HONER          1274                            MINI ACCORDION          A   20     0    2     18      8.95         18     161.1
      HONER          1381                                 BABY BAND          A   49     0    0     49       8.5         49     416.5
     HUGBUG         3028D                      CD- BONJOUR L' HIVER          N    6     0    0      6       7.5                    0
     HUGBUG         3387D                  CD- DIAMOND IN THE ROUGH          N   11     0    0     11       7.5                    0
     HUGBUG         3388D                CD- DIAMONDS AND DAYDREAMS          N   24     0    0     24       7.5                    0
     HUGBUG         3389D                         CD- MY BEAR GRUFF          N    3     0    0      3       7.5                    0
     HUGBUG         3391D             CD- QU'IL AIT TOUJOURS LE SOL          N   14     0    0     14       7.5                    0
     HUGBUG         3504D            CD- NOUS SOMMES TOUS COMME LES          N    2     0    0      2       7.5                    0
     HUGBUG         3888D                    CD- THE CHRISTMAS GIFT          N    8     0    0      8       7.5                    0
     IMAGAB          9748                       WEDGITS STARTER SET          A    2     0    2      0     11.55                    0
     IMAGAB          9749                      WEDGITS DESIGN CARDS          N    1     0    0      1         3          1         3
     IMAGAB          9750                             WEDGITS TO GO          A   15     1    0     15      22.5         15     337.5
     IMAGAB          9751                    WEDGITS ACTIVITY GUIDE          N    1     0    0      1       6.5                    0
      IMAGE         3467D             CD- A YEAR WITH FROG AND TOAD          N   15     0    0     15      7.99                    0
     IMAGIN         3587D                                GOOD IDEAS          N    1     0    0      1         6                    0
     IMAGIN         3588D                        CALLING ALL MOVERS          N    1     0    0      1         6                    0
       IMEX          9907                        SMALL ZIPPERED BAG          A  127     0    0    127      0.75        127     95.25
       IMEX          9908                        LARGE ZIPPERED BAG          A  575     0    0    575      0.88        575       506
     INNOVA          9561                           BIRD CALLS BOOK          A    8    25    0      8      9.49          8     75.92
     INNOVA          9562                         NIGHT SOUNDS BOOK          A   19     0    0     19      9.49         19    180.31
     INSECT          9301                          BUTTERFLY GARDEN          A   68    60   43     25        10         25       250
     INSECT          9447                 BUZZERKS EYEWEAR - HORNET          A   17     0    0     17         5         15        75
     INSECT          9448               BUZZERKS EYEWEAR - FIRE ANT          A   22     0    0     22         5         15        75
     INSECT          9449                 BUZZERKS EYEWEAR - MANTIS          A   44     0    0     44         5         15        75
     INSECT          9942                              LADYBUG LAND          A  190     0    1    189         9        189      1701
     INSECT          9945                       BUTTERFLY PAVILLION          A   31     0    1     30        15         30       450
     INSECT          9947                        BUTTERFLY BUNGALOW          A    5     0    0      5        20          5       100
     INSECT          9948                                   ANTHILL          A    4     0    0      4       7.5          4        30
     INTEGR          1225               SPEAK & PLAY TEACHING ORGAN          A    0    24    9     -9     32.42                    0
     INTERA          1216                                   MARACAS          A  111     0    0    111      5.25        110     577.5
     JAMTOW          1135                          OCARINA NECKLACE          A  188     0    0    188      2.45        110     269.5
     JAMTOW          1342                                   SHEKERE          A  115     0    0    115       4.2        110       462


     JIMGIL         3835D                 "CD- SINGS DO, RE, MI..."          N    6     0    0      6         0                    0
     JIMGIL         3836D                CD- SNEEZING SONGS & OTHER          N    7     0    0      7         0                    0
        K&M          9420                                  CARDINAL          A    8    12    1      7       3.5          7      24.5
        K&M          9528                     AUDUBON BIRDS MALLARD          A   13     0    0     13       3.5         13      45.5
        K&M          9529                               COMMON LOON          A    3     0    0      3       3.5          3      10.5
        K&M          9532                AUDUBON BIRDS CANADA GOOSE          A    4     0    0      4       3.5          4        14
        K&M          9541                                 BIRD NEST          A    9     0    1      8         2          8        16
        K&M          9612                           ATLANTIC PUFFIN          N    1     0    0      1         0          1         0
        K&M          9727                         EUROPEAN STARLING          A    0    18    6     -6       3.5                    0
        K&M          9728                                 ROCK DOVE          A    0    16    6     -6       3.5                    0
        K&M          9730                          GREAT BLUE HERON          A    0    18    6     -6       3.5                    0
        K&M          9731                            TRUMPETER SWAN          A   10     0    0     10       3.5         10        35
        K&M          9732                              TREE SWALLOW          A    0    36   28    -28      3.45                    0
        K&M          9733                         BELTED KINGFISHER          A    9     0    0      9       3.5          9      31.5
        K&M          9734                      COMMON YELLOW THROAT          A    8     0    0      8       3.5          8        28
        K&M          9967                AUDUBON BIRD  SNOW BUNTING          A    5     6    2      3       3.5          3      10.5
        K&M          9968                AUDUBON BIRDS - DICKCISSEL          A    7     0    0      7       3.5          7      24.5
     KALEID          9464                            KALEIDA JEWELS          A   13     0    1     12        11         12       132
     KALEID          9520                            MAGNETIC BOARD          A   10     0    3      7         4          7        28
     KALLIS          1350                 6-NOTE PENTATONIC MARIMBA          A    0     3    0      0     60.06                    0
     KALLIS          1351                   8-NOTE DIATONIC MARIMBA          A    0     3    0      0     73.92                    0
     KALLIS         17128               MARIMBA: 11-NOTE PENTATONIC          A    0     3    0      0    109.14                    0
     KALLIS         17129            MARIMBA: 15-NOTE DIATONIC IN C          A    0     3    0      0    147.84                    0
        KAY          1120                           JUNIOR DRUM SET          D    0     0    0      0        88                    0
        KAY          1122                              GUITAR STRAP          A   87     7    1     86      1.19         86    102.34
        KAY          1211                 3/4 SIZE GUITAR - NATURAL          A    9     0    0      9      27.5          9     247.5
        KAY          1233                               GUITAR PICS          A  214     0    2    212      4.99        212   1057.88
        KAY          1264               MINI ELECTRIC GUITAR- BLACK          A    9     0    0      9        55          9       495
        KAY          1265             STUDENT ELECTRIC GUITAR KE17B          D    0     0    0      0     43.69                    0
        KAY          1266               STUDENT ELECTRIC GUITAR BAG          D    7     0    0      7      4.99          7     34.93
        KAY          1293                       1/4 SIZE GUITAR BAG          A   92     0    1     91         0                    0
        KAY          1295                    CHILD SIZE DRUM THRONE          A    2     0    3     -1     16.81                    0
        KAY          1301                                MICROPHONE          D    0     0    0      0      6.74                    0
        KAY          1306                  MEDIUM SCALE BASS GUITAR          D    0     0    0      0     69.99                    0
        KAY          1307                           BASS GUITAR BAG          D    0     0    0      0      4.99                    0
        KAY          1397               PNK - MINI-ELECT GUITAR PKG          D    0     0    0      0     74.99                    0
        KAY          1398               BLK - MINI-ELECT GUITAR PKG          D    1     0    0      1     74.99          1     74.99
        KAY          1399               RED - MINI-ELECT GUITAR PKG          A    7     0    0      7     62.66                    0
        KAY          1400              AC ADAPTER MINI-ELEC PKG AMP          A   32     0    0     32      5.99          7     41.93
        KAY          1401            BLK PERFORM. PLUS 3PC DRUM SET          A    4     0    0      4     94.99          4    379.96
        KAY          1402              MINI-ELECTRIC PADDED GIG BAG          A  116   100    0    116      5.99        116    694.84
        KAY          1404                               UKULELE BAG          A    0     0    0      0      5.97                    0
        KAY          1413            NATURAL- BEBOP 1/4 SIZE GUITAR          A   14     0    0     14     16.76         14    234.64


        KAY          1414            BLUE -   BEBOP 1/4 SIZE GUITAR          A   67     0    1     66     16.76         66   1106.16
        KAY          1415            PINK -   BEBOP 1/4 SIZE GUITAR          A    0     0    0      0     16.76                    0
        KAY          1416             NATURAL BEBOP 1/2 SIZE GUITAR          A    0     0    0      0     18.62                    0
        KAY          1417             BLUE    BEBOP 1/2 SIZE GUITAR          A   26     0    0     26     18.62         26    484.12
        KAY          1418             PINK    BEBOP 1/2 SIZE GUITAR          D    0     0    0      0     18.62                    0
        KAY          1419             NATURAL BEBOP 3/4 SIZE GUITAR          A    0     0    0      0     20.84                    0
        KAY          1420              BLUE - BEBOP 3/4 SIZE GUITAR          A   15     0    1     14     20.84         14    291.76
        KAY          1421              PINK - BEBOP 3/4 SIZE GUITAR          D    0     0    0      0     20.84                    0
        KAY          1422            BLUE BEBOP MINI-ELEC GUITR PKG          A    0     0    0      0     59.62                    0
        KAY          1423            BLUE BEBOP MINI-ELEC GUITR&BAG          A    0     0    0      0     44.86                    0
        KAY          1424            PINK BEBOP MINI-ELEC GUITR PKG          D    2     0    1      1     59.62          1     59.62
        KAY          1425            PINK BEBOP MINI-ELEC GUITR&BAG          A    0     0    0      0     44.86                    0
        KAY          1426                 MAPLE BEBOP UKULELE & BAG          A  127     0    1    126      8.28        126   1043.28
        KAY          1427            OCEAN BLUE BEBOP UKULELE & BAG          A  300     0    5    295      8.28        295    2442.6
        KAY          1428             HOT HULA PINK BEBOP UKU & BAG          A  207     0    9    198      8.28        198   1639.44
        KAY          1431                    RED 3-PC MINI DRUM SET          A    1     0    0      1     79.99          1     79.99
        KAY          1434              3/4 NYLON STRING GUITAR PINK          A    2     0    0      2     27.04          2     54.08
        KAY          1439             BLUE MINI-ELECTRIC GUITAR PKG          A    7     0    0      7     74.99          7    524.93
        KAY          1460                 1/2 SIZE GUITAR - NATURAL          A   15     0    0     15     19.57         15    293.55
        KAY         17268                  MAHOGANY SOPRANO UKULELE          A    0     0    6     -6      8.97                    0
      KIMBO         3000D               CD- BEAN BAG ACTIVITY SONGS          N    1     0    0      1         0                    0
      KIMBO         3408D            "CD- INSECTS, BUGS & SQUIGGLY.          N    4     0    0      4      6.74                    0
      KIMBO         3411D            CD- LAUGH 'N LEARN SILLY SONGS          N    3     0    0      3      6.73                    0
      KIMBO         3412D                 CD- HERE WE GO LOOPTY LOO          N    2     0    0      2      7.49                    0
      KIMBO         3413D             CD- ROCK N ROLL SONGS.. TEACH          N   13     0    0     13      7.49                    0
      KIMBO         3970D            JOINING HANDS WITH OTHER LANDS          N    5     0    0      5      6.73                    0
       KOCH         3208D            CD- HOOP DEE DOO! WIGGLY PARTY          N    1     0    0      1         0                    0
       KOCH         3209D                          CD- LET'S WIGGLE          N    2     0    0      2         0                    0
       KOCH         3210D                             CD- TOOT TOOT          N    8     0    0      8         0                    0
       KOCH         3211D            CD- MAGICAL ADV MOVIE SOUNTRAC          N    4     0    0      4         0                    0
       KOCH         3212D                         CD- WIGGLY SAFARI          N    6     0    0      6         0                    0
       KOCH         3225D                            CD- WIGGLE BAY          N   11     0    0     11         0                    0
       KOCH         3509D                CD- COLD SPAGHETTI WESTERN          N   12     0    0     12         0                    0
       KOCH         3510D                       CD- TOP OF THE TOTS          N    8     0    0      8         0                    0
       KOCH         3514D              CD- WHOO HOO WIGGLY GREMLINS          N    4     0    0      4         0                    0
       KOCH         3959D                     CD- LIVE HOT POTATOES          N    4     0    0      4         0                    0
     KRISTA          9709                       SIX EXPEDITIONS KIT          N    1     0    0      1      16.5                    0
     KULEAN         2039V                HULA DANCER DVD & SILK LEI          A   13     0    0     13         8         13       104


     KULEAN         8669V                       DVD- BE A HULA GIRL          A    9    28    0      9       7.5          9      67.5
     KULEAN          9690                              HULA COSTUME          A   51     6    0     51         5         51       255
     KULEAN          9899                   HAWAIIAN LEI MAKING KIT          N    3     0    0      3       7.5          3      22.5
     KULTUR         8096V                     DVD- DANCING FOR KIDS          A   28     0    1     27      8.99         27    242.73
     KULTUR         8136V                       DVD- THE NUTCRACKER          D    0     0    0      0     13.48                    0
     KULTUR         8373V             DVD- #1 FANTASY GARDEN BALLET          A    4     0    0      4      8.99          4     35.96
     KUSHIE          9865                  ANNE GEDDES LADYBUG DOLL          N    1     0    0      1        15                    0
      LAURY          9789               RAINBOW DANCING HELIX - 36"          A    0     0    0      0        18                    0
      LAURY          9822               RAINBOW DANCING HELIX - 52"          A    0     0    0      0        22                    0
      LAURY          9876                     DANCING HELIX ADAPTOR          A    0     0    0      0         4                    0
      LAURY          9877              DANCING HELIX TWIRLIN' MOTOR          A    0     0    0      0        12                    0
     LIGHTS          6022                         FARM SOUND PUZZLE          A   20     0    0     20      4.99         20      99.8
     LIGHTS          6023                      VEHICLE SOUND PUZZLE          A   64     0    0     64      4.99         64    319.36
     LIGHTS          6024                  INSTRUMENTS SOUND PUZZLE          A   76     0    0     76      4.99         76    379.24
     LIGHTS          9571                         FARM SOUND BLOCKS          A    0    84   54    -54         5                    0
     LIGHTS          9572                      VEHICLE SOUND BLOCKS          A    0    66   40    -40         5                    0
     LIGHTS          9645                 130 PC WOODEN RAILWAY SET          A    0    12    7     -7     49.99                    0
     LIGHTS          9661                FURNISHED WOODEN DOLLHOUSE          A    3     0    0      3     49.99          3    149.97
     LIGHTS          9676                      FOLDING HORSE STABLE          A    6     0    0      6     49.99          6    299.94
     LIGHTS          9737                               T-REX PLUSH          A    3     0    1      2     14.99          2     29.98
     LIGHTS          9738                         APATOSAURUS PLUSH          A    3     0    0      3     14.99          3     44.97
     LIGHTS          9739                         STEGASAURUS PLUSH          A   12     0    0     12     14.99         12    179.88
     LIGHTS          9788                               TRAIN TABLE          A    0     5    2     -2     49.99                    0
     LIGHTS          9901                     DELUXE STANDING EASEL          A   27     0    0     27     24.99         27    674.73
     LIGHTS          9922                EASEL COMPANION SUPPLY SET          A   50     0    0     50     14.99         50     749.5
     LIGHTS          9923                              ARTIST SMOCK          A   32     0    0     32      3.49          6     20.94
     LIGHTS          9925                             BAND IN A BOX          D    0     0    0      0      9.99                    0
     LIGHTS          9935                  MULTI-ACTIVITY BEAD MAZE          A    0     0    0      0     19.99                    0
     LIGHTS          9936                       100 WOOD BLOCKS SET          A    6     0    0      6      9.99          6     59.94
     LIGHTS          9937                          DELUXE MAGIC SET          A   14     0    0     14     14.99         14    209.86
     LIGHTS          9938                         BEGINNER BAND SET          A    0     0    0      0      9.99                    0
     LIGHTS          9939              CHILDREN AROUND WORLD PUZZLE          A   27     0    1     26      4.99         26    129.74
     LIGHTS          9940                               BUGS PUZZLE          A   53     0    0     53      4.99         53    264.47
     LIGHTY         8579V                               DVD- PEOPLE          N    6     0    0      6         6          6        36
     LIZZYB          9642                      BUG JUG FILL & SPILL          A   14     0    0     14      9.98         14    139.72
     LIZZYB          9786                     FISHBOWL FILL & SPILL          A   24     0    0     24      9.98         24    239.52
     MAGGIE         3219D                      CD- GI'ME ELBOW ROOM          N   27     0    0     27         4                    0
     MAGNET          9683             MULTIPLY & DIVIDE- MAG POETRY          N    1     0    0      1       7.5                    0
      MAMAS          9763                           REINDEER ROCKER          N    1     0    0      1         0                    0
      MAMAS          9812                              WHALE ROCKER          N    1     0    0      1         0                    0
     MAPLEL          6029               HEIRLOOM WOODEN BELL RATTLE          A   10     0    1      9      10.5          9      94.5
     MAPLEL          6030               HEIRLOOM WOODEN SPIN RATTLE          A    0    20    1     -1      10.5                    0
      MAXIM          9714                         DELUXE TREE HOUSE          A    0    10    2     -2     59.99                    0
      MAXIM          9715                               CROW'S NEST          A   10     0    2      8         3          8        24
      MAXIM          9717                      RED MOTORIZED ENGINE          A    4     0    2      2      9.99          2     19.98


      MAXIM          9719                 50-PIECE TUMBLE TREE TOWN          D    7     0    0      7     12.49          7     87.43
     MEDIAN         3032D            CD- SONGS FROM THE NEIGHBOR...          A    6     0    1      5      6.72          5      33.6
     MELODY         3016D             CD- ALL DAY LONG WITH DR JEAN          N    1     0    0      1     8.138                    0
     MELODY         3598D                     CD- DR JEAN & FRIENDS          N    1     0    0      1      9.63                    0
       MFLP          1251                           1/2 SIZE GUITAR          D    1     0    0      1        23                    0
       MFLP          1253                          FULL SIZE GUITAR          D   24     0    0     24        30          5       150
       MFLP          1255                       1/2 SIZE GUITAR BAG          A   32     0    0     32         0                    0
       MFLP          1257                      FULL SIZE GUITAR BAG          D   24     0    0     24         3                    0
       MFLP        42500D                      CD- G'NIGHT WOLFGANG          A   78     0    0     78     0.533                    0
       MFLP        42501D                      CD- G'MORNING JOHANN          A  103     0    1    102     0.547                    0
       MFLP        42502D                         CD- SHAKE SUGAREE          A  132     0    0    132     0.621                    0
       MFLP        42503D                      CD- ON THE SUNNYSIDE          A  168     0    1    167      0.86                    0
       MFLP         42505                       CS- ALL FOR FREEDOM          N    1     0    0      1     0.539                    0
       MFLP        42505D                       CD- ALL FOR FREEDOM          A  216     0    1    215     0.533                    0
       MFLP        42506D                  CD- FAMILY FOLK FESTIVAL          A  216     0    0    216      0.86                    0
       MFLP        42519D                         CD- CELEB OF SONG          A  300     0   56    244     0.555                    0
       MFLP        42520D                    CD- CELEB OF SHOWTUNES          D   72     0   12     60      4.28                    0
       MFLP        42521D                CD- SMILIN' ISLAND OF SONG          A  312     0    1    311      0.65                    0
       MFLP        42522D                          CD- IN THIS LAND          A  184     0    0    184     0.691                    0
       MFLP        42525D                        CD- FIESTA MUSICAL          A  300     0   59    241      0.59                    0
       MFLP        42534D                           CD- I GOT SHOES          A  103     0    1    102     0.691                    0
       MFLP        42536D                  CD- STILL ON THE JOURNEY          A  255     0    0    255     0.644                    0
       MFLP        42537D                            CD- HEY LUDWIG          A  132     0    0    132      0.77                    0
       MFLP        42538D                          CD- DREAMCATCHER          A  475     0    0    475      0.65                    0
       MFLP        42553D                  CD- GIFT OF THE TORTOISE          A  471     0   13    458     0.598                    0
       MFLP        42556D                    CD- CHOO CHOO BOOGALOO          A  239     0    3    236     0.556                    0
       MFLP        42562D                          CD- PAPA'S DREAM          A  138     0    0    138     0.598                    0
       MFLP        42565D                    CD- LULLABY COLLECTION          A  218     0    3    215     0.595                    0
       MFLP        42567D                     CD- CELEB OF BROADWAY          D   81     0    2     79     0.623                    0
       MFLP        42569D                          CD- HAND IN HAND          D   58     0    0     58       3.4                    0
       MFLP        42571D                       CD- GLOBALLULLABIES          A  141     0    0    141     0.583                    0
       MFLP        42573D                  CD- KEEPERS OF THE DREAM          A  163     0    0    163     0.556                    0
       MFLP        42580D                         CD- SACRED GROUND          A  724     0    0    724       0.8                    0
       MFLP        42581D                    CD- CELEB OF ROCKNROLL          A  242     0   32    210     0.546                    0
       MFLP        42583D                          CD- TRIBAL WINDS          A  165     0    0    165       0.7                    0


       MFLP        42584D                CD- VIVALDI'S FOUR SEASONS          A  314     0    1    313     0.805                    0
       MFLP        42585D                    CD- CELEB OF FOLKMUSIC          A  310     0    0    310     0.575                    0
       MFLP          5205                    V- SINGING FOR FREEDOM          N    2     0    0      2      1.99                    0
       MFLP        72532D                       CD- HALLOWEEN HOWLS          A  348     0    0    348     0.515                    0
       MFLP        72534D                             CD- BIG BLUES          A  137     0    1    136     0.573                    0
       MFLP        72538D                         CD- TRIBAL VOICES          A   75     0    0     75     0.573                    0
       MFLP        72574D                      CD- CELEB OF SONG #2          A   30     0    3     27     0.586                    0
       MFLP        72746D                     CD- LULLABY FAVORITES          A  354     0    8    346     0.527                    0
       MFLP        72748D                      CD- ALL SPIRITS SING          A   65     0    1     64     0.629                    0
       MFLP        72860D                  CD- CHILDREN'S FAVORITES          A  263     0    4    259      0.66                    0
       MFLP        72878D                    CD- CELEB OF CHRISTMAS          D  185     0    0    185     0.573                    0
       MFLP        72930D                          CD- TRIBAL FIRES          A  200     0    0    200     0.743                    0
       MFLP        72935D                      CD- CELEB OF LULLABY          D    0     0    0      0     0.555                    0
       MFLP        72940D                 CD- SHAKIN' A TAILFEATHER          A   46     0    0     46      0.69                    0
       MFLP        73183D              CD- FREEDOM 20TH ANNIVERSARY          A  366     0    0    366     0.652                    0
       MFLP        73268D                        CD- REALLY ROCKIN'          A  284     0    0    284     0.672                    0
       MFLP        73355D            100 TODDLER FAVORITES (target)          A  226     0    0    226     1.943                    0
       MFLP        73766D                      CD- TOP POP FOR KIDS          D    0     0    0      0     0.729                    0
       MFLP        73828D                      CD- ALL TOGETHER NOW          A  282     0    1    281      0.75                    0
       MFLP        73829D                      CD- THE WOMEN GATHER          A  459     0    0    459     0.827                    0
       MFLP        73830D                         CD- NATURAL LIGHT          D    1     0    0      1      0.77                    0
       MFLP        73854D               CD- SUNDAY SCHOOL FAVORITES          A   89     0    0     89     0.503                    0
       MFLP        73876D              CD- REGGAE ON THE RIVER 20TH          A   60     0    0     60      4.11                    0
       MFLP        73885D                       CD- FRIENDS FOREVER          A  145     0    0    145     0.756                    0
       MFLP        73936D                           CD- WORLD PARTY          N  293     0    0    293      1.63                    0
       MFLP        73937D                       CD- HEY MR SPACEMAN          D  155     0    0    155     0.769                    0
       MFLP        73938D                 CD- FLOWER FAIRY ALPHABET          A  315     0    6    309     0.784                    0
       MFLP        73939D                       CD- TODDLER TWOSOME          A  124     0    1    123      1.35                    0
       MFLP        73963D                            CD- TOP POP #2          D  115     0    0    115     0.727                    0
       MFLP        73964D              CD- TODDLERS SING SUNDAY SCH          A  197     0    0    197      0.55                    0
       MFLP        73974D                           CD- BOZO & PALS          A   45     0    0     45    0.7662                    0
       MFLP        73980D            CD- 101 TODDLER FAVORITES HITS          A  299     0   95    204       2.3                    0
       MFLP        74124D                    BABY LOVE - QUIET TIME          A  683     0   13    670     0.688                    0
       MFLP        74125D                     BABY LOVE - PLAY TIME          A  441     0    2    439     0.688                    0
       MFLP        74126D                     BABY LOVE - SONG TIME          A 1101     0    1   1100     0.688                    0


       MFLP        74260D                CD- BIRTHDAY PARTY BLISTER          A   33     0    0     33     1.156                    0
       MFLP        74261D              CD- BIRTHDAY PARTY SINGALONG          A  714     0    0    714     0.546                    0
       MFLP        74269D                         CD- TRIBAL DREAMS          A  248     0    1    247     0.515                    0
       MFLP        74283D                CD- BROWN GIRL IN THE RING          A  275     0    1    274     1.096                    0
       MFLP        74339D                CD- CIRCLE GAME FOLK SONGS          A   31     0    7     24     0.515                    0
       MFLP        74341D                      CD- CELEB OF COUNTRY          D   85     0    0     85      3.67                    0
       MFLP        74342D                CD- PRESCHOOL FAVS BLISTER          A    4     0    0      4     1.076                    0
       MFLP        74343D                   CD- PRESCHOOL FAVORITES          A    9     0    8      1     0.496                    0
       MFLP        74382D                        CD- PAINTING SIGNS          A    0     0    1     -1     0.756                    0
       MFLP        74388D                CD- LET'S GO TO THE MOVIES          A  236     0    0    236     0.713                    0
       MFLP        74541D            MARIA MULDAUR-SONG YOUNG HEART          A  873     0    1    872      0.82                    0
       MFLP        74558D            TAJ MAHAL-SONG FOR YOUNG HEART          A  219     0    2    217      0.82                    0
       MFLP        74732D              CD- ANIMAL FAVORITES BLISTER          A  305     0    0    305      1.35                    0
       MFLP        74733D                      CD- ANIMAL FAVORITES          A    0     0    7     -7      1.35                    0
       MFLP        75261D             CD- TODDLER FAVORITES BLISTER          A    0     0    2     -2      0.91                    0
       MFLP        75262D                     CD- TODDLER FAVORITES          A    0   690   65    -65     0.491                    0
       MFLP        75264D                         CD- YOU CAN DO IT          A    2     0    0      2      0.96                    0
       MFLP        75265D                            CD- GOOD STUFF          A   27     0    0     27     0.808                    0
       MFLP        75309D                        CD- CAJUN FOR KIDS          A   35     0    8     27     0.586                    0
       MFLP        75311D                  CD- SWINGIN' IN THE RAIN          A   47     0    8     39     0.793                    0
       MFLP        75341D                        CD- CELEB OF WORLD          A  200     0    3    197     0.581                    0
       MFLP        75502D               CD- SILLY FAVORITES BLISTER          A  242     0    0    242      1.21                    0
       MFLP        75503D                       CD- SILLY FAVORITES          A  218     0    2    216     0.712                    0
       MFLP        75537D                      CD- CHILD'S HANUKKAH          A  391     0    0    391     0.704                    0
       MFLP        75539D                   CD- CHRISTMAS FAVORITES          A  395     0    0    395     0.577                    0
       MFLP        75540D                         CD- TRIBAL WATERS          A  248     0    0    248     0.704                    0
       MFLP        75542D                        CD- CELEB OF DANCE          D  197     0    0    197     0.583                    0
       MFLP        75592D                         CD- TODDLERS SING          A  192     0    6    186     0.515                    0
       MFLP        75594D                           CD- CIRCLE TIME          N    7     0    0      7     0.787                    0
       MFLP        75683D                CD- CHILD'S GARDEN OF SONG          A  172     0    1    171      0.77                    0
       MFLP        75685D            CD- LULLABIES OF LATIN AMERICA          A  390     0    1    389     0.553                    0
       MFLP        75686D                   CD- SPIRIT IN THE BLUES          A   22     0    0     22      2.98                    0
       MFLP        75729D            CD- PLAYTIME FAVORITES BLISTER          A    1     0    0      1     1.106                    0
       MFLP        75730D                    CD- PLAYTIME FAVORITES          A  138     0   17    121     0.701                    0
       MFLP        75794D             CD- ON THE GOOD SHIP LOLLIPOP          A  412     0  183    229      0.65                    0
       MFLP        75795D                         CD- THREE SISTERS          A   11     0    0     11      0.86                    0


       MFLP        75844D              CD- CELEB OF CLASSICAL MUSIC          A  254     0    1    253     0.756                    0
       MFLP        75846D              CD- SPANISH UNIVERSE OF SONG          A  100     0    2     98      0.65                    0
       MFLP        75927D                      CD- SPOOKY FAVORITES          A  452     0    0    452     0.508                    0
       MFLP        75949D                  CD- ALL YOU NEED IS LOVE          A  272     0    1    271     0.583                    0
       MFLP        75951D                           CD- HIPPITY HOP          A  136     0    1    135     0.537                    0
       MFLP        75953D               CD- CELEB OF SILLIEST SONGS          D  204     0    1    203     0.546                    0
       MFLP        75971D                CD- TODDLERS SING PLAYTIME          A    8     0   16     -8     0.515                    0
       MFLP        76087D                        CD- CELEB OF DISCO          D  302     0    0    302     0.713                    0
       MFLP        76420D                     CD- A T-REX NAMED SUE          A  208     0    3    205     1.844                    0
       MFLP        76421D              CD- TRIBAL: 20TH ANNIVERSARY          A  105     0    0    105     0.682                    0
       MFLP        76422D                      CD- RAISE YOUR VOICE          A   92     0    0     92     1.502                    0
       MFLP        76517D                        CD- THE PEANUT MAN          A  218     0    0    218     0.555                    0
       MFLP        76566D            CD- MOST AMAZING TRUCK BLISTER          A  318     0    1    317      1.09                    0
       MFLP        76567D              CD- MOST AMAZING TRUCK SONGS          A   22     0    1     21      1.09                    0
       MFLP        76581D                               CD- HITZONE          D   29     0    0     29         0                    0
       MFLP        76657D               CD- TODDLERS SING STORYTIME          A  170     0    1    169     0.555                    0
       MFLP        76675D                          CD- TODDLER TRIO          A  118     0    0    118     2.818                    0
       MFLP        76724D                          CD- RAGTIME ROMP          A  158     0    0    158      2.33                    0
       MFLP        76762D                       CD- SAY YO BUSINESS          A  250     0    0    250      0.69                    0
       MFLP        78085D               CD- TODDLER TWOSOME BLISTER          A   21     0    0     21     1.761                    0
       MFLP        78142D                CD- THIS LAND IS YOUR LAND          A  288     0    0    288      3.05                    0
       MFLP        78154D                   CD- REGGAE ON THE RIVER          A   39     0    0     39     1.745                    0
       MFLP        78179D            CD- ANIMAL CRACKERS IN MY SOUP          A   88     0    6     82     0.543                    0
       MFLP        78181D              CD- WHAT LITTLE BOYS MADE OF          D   86     0    0     86    0.7321                    0
       MFLP        78183D             CD- WHAT LITTLE GIRLS MADE OF          D    9     0    0      9    0.7321                    0
       MFLP        78220D                        CD- TRIBAL LEGENDS          A  178     0    0    178     0.794                    0
       MFLP        78221D                      CD- CELEB OF AMERICA          A  285     0    0    285       0.6                    0
       MFLP        78222D             CD- TODDLER FAVOR TOO BLISTER          A   18     0    0     18     1.061                    0
       MFLP        78223D                 CD- TODDLER FAVORITES TOO          A  270     0    1    269     0.531                    0
       MFLP        78252D            CD- PEACE IS THE WORLD SMILING          A  324     0    1    323     0.725                    0
       MFLP        78272D                       CD- SINGING SCIENCE          A  242     0    0    242      0.62                    0
       MFLP        78290D                            CD- PIED PIPER          A   21     0    0     21      4.31                    0
       MFLP        78292D                   CD- SINGING IN MY HEART          D  161     0    1    160     0.674                    0


       MFLP        78294D            CD- TODDLERS SING ROCK N' ROLL          A  361     0    1    360     0.515                    0
       MFLP        78361D                         CD- GREAT BIG FUN          N   30     0    0     30    0.7621                    0
       MFLP        78362D             TODDLER FAVORITES CD/SONGBOOK          A  163     0    0    163      3.18                    0
       MFLP       78362SB            TODDLERS SING N' PLAY SONGBOOK          A  245     0    7    238      1.11                    0
       MFLP        78932D                       CD- CELEB OF FAMILY          D  147     0    0    147      0.72                    0
       MFLP        78986D             CD- MOST AMAZING DINO BLISTER          A  602     0    0    602     1.274                    0
       MFLP        78987D               CD- MOST AMAZING DINO SONGS          A    0     0   38    -38     0.604                    0
       MFLP        78989D              CD- CLIFFORD THE BIG RED DOG          A   15     0    0     15     0.638                    0
       MFLP        79550D                    CD- 20 GREAT KID SONGS          A   83     0    3     80     0.533                    0
       MFLP        79552D            CD- 20TH ANNIVERSARY COLLECT'N          A  139     0    9    130     0.533                    0
       MFLP        79736D                 CD- 100 TODDLER FAVORITES          A  267     0   20    247       2.3                    0
       MFLP        79793D                            CD- HOME TO ME          D   50     0    0     50    2.9775                    0
       MFLP        79795D               CD- FRENCH UNIVERSE OF SONG          A   57     0    4     53     0.646                    0
       MFLP        79797D            CD- 15TH ANNIVERSARY COLLECT'N          A  144     0    0    144     0.705                    0
       MFLP        79832D                    CD- FRANKLY A CAPPELLA          A    3     0    0      3     0.803                    0
       MFLP        79841D            CD- STORYTIME FAVORITE BLISTER          A   29     0    0     29     1.118                    0
       MFLP        79842D                   CD- STORYTIME FAVORITES          A  307     0    0    307     0.617                    0
       MFLP        79844D                          CD- CATCH A WAVE          A  298     0    0    298      0.71                    0
       MFLP        79858D                           CD- SEAL MAIDEN          A  132     0    8    124      0.56                    0
       MFLP        79959D                      CD- BLUE SUEDE SHOES          A  122     0    0    122     0.536                    0
       MFLP        79962D                         CD- CELEB OF SOUL          D  508     0    1    507     0.555                    0
       MFLP        79971D                          CD- DAYS GONE BY          A   65     0    1     64     0.629                    0
       MFLP         8905V              BRAINY BABY: LAUGH AND LEARN          N    7     0    0      7      9.98                    0
       MFLP         8907V                        BRAINY BABY: MUSIC          N    6     0    0      6      9.98                    0
       MFLP         8928V                           KARATE FOR KIDS          N    8     0    0      8     11.23                    0
       MFLP        95206D                              CD- ZEN BABY          A  578     0    0    578     1.784                    0
       MFLP        95206V                             DVD- ZEN BABY          A   59     0    2     57      2.31                    0
       MFLP        95207D                          CD- WORLD RHYTHM          A  175     0    0    175     0.774                    0
       MFLP        95208D                        CD- RAINBOW RHYTHM          A   74     0    0     74         0                    0
       MFLP        95209D                CD- KIDZ RHYTHM EXPERIENCE          A  378     0    0    378     0.734                    0
       MFLP        96001D                CD- DREAMCATCHER BOXED SET          A   52     0    0     52      8.49                    0
       MFLP        96009D             CD- WITH LOVE- SWEET MELODIES          D  257     0    0    257     1.274                    0
       MFLP        96010D                    CD- FOR THE LITTLE ONE          D  218     0    0    218     1.274                    0
       MFLP        96011D                      CD- DREAMS COME TRUE          D    1     0    0      1     1.274                    0
       MFLP        96012D                       CD- CONGRATULATIONS          D  133     0    0    133    2.3632                    0


       MFLP       970430V              DVD- MAKE A WISH LITTLE FISH          A   74     0    3     71     0.927                    0
       MFLP       970449V                  DVD- SINGING FOR FREEDOM          A   81     0    1     80      2.91                    0
       MFLP          9724                T-REX SCULPTURE BY NUMBERS          A    0     0    0      0        17                    0
     MICOMI          9774                          SPORTS CAR MODEL          N    1     0    0      1        20                    0
      MIDCO          1280                      YAMAHA ALTO RECORDER          A    9     1    0      9     13.28          9    119.52
      MIDCO          1281                   YAMAHA SOPRANO RECORDER          A   31     0    0     31      3.78         31    117.18
      MIDCO          1432            LAUREN SOPRANO UKULELE - MAHOG          A    0     0    0      0        14         14       196
      MIDCO          1433                 SOPRANO UKULELE BAG VINYL          A   16     0    0     16      4.61         16     73.76
     MILKSH         3017D                           CD- HAPPY SONGS          A    4     0    0      4         7                    0
     MILKSH         3018D                    CD- BOTTLE OF SUNSHINE          A    1     0    0      1         7                    0
     MILKSH          3045                                     PLAY!          A    9     0    0      9         7                    0
     MONKEY          9679                          TABLE TENNIS SET          N    4     0    0      4        10                    0
     MONTER         8420V                   DVD- CHANUKA AT BUBBE'S          N    5     0    0      5      9.98                    0
     MUSICS          1279                       RECORDER GUIDE BOOK          A    0    10    0      0      8.98                    0
     MUSICS          3152                 BEGINNING RECORDER BOOK 1          A    4     0    0      4      5.98          4     23.92
     MUSICS          9405                 AUTOHARP INSTRUCTION BOOK          A    9     0    0      9      4.98          9     44.82
     MUSICS          9941                   LAURIE BERKNER SONGBOOK          A    4     0    0      4      8.48          4     33.92
     NEWSOU          3052                MOZART FOR MOTHER AND BABY          A    1    15    1      0      7.48                    0
     NEWSOU          3053                      CHRISTMAS SING ALONG          A   27     0    0     27      8.48         27    228.96
     NEWSOU         3201D                           CD- NORA'S ROOM          N    2     0    0      2      7.48                    0
     NEWSOU        38328D                             CD- ORCHESTRA          A    4     0    1      3      6.98          3     20.94
     NEWSOU         8637V                         THE ORCHESTRA DVD          A    9     0    0      9      9.98          9     89.82
     NICHES         3619V                 DVD- CHRONICLES OF NARNIA          A   42     0    0     42        15         42       630
     NICHES         8063V                       DVD- THE LIVING SEA          A   27     0    0     27        10                    0
     NICHES         8251V                             DVD- DOLPHINS          A   43     0    0     43        10          4        40
     NICHES         8449V                 DVD- CORAL REEF ADVENTURE          A   35     0    0     35        10                    0
     NICHES         8764V              DVD- TALES OF BEATRIX POTTER          A    8    35    0      8       7.5          8        60
     NICHES         8990V             "DVD- LION, WITCH & WARDROBE"          A    4     0    0      4        10          4        40
     OLYMPI         3186D                       CD- UNDERWATER LAND          N   14     0    0     14         0                    0
     PEDALC          6020                 BLUE PEDAL TRAIN RED TRIM          A  100     0    0    100       174                    0
     PENGUI          9632             BOOK OF FLOWER FAIRY ALPHABET          N    0    68    7     -7       3.7                    0
     PENTON         3197D            BOB THE BUILDER CD & STORYBOOK          N    1     0    0      1      6.73                    0
     PENTON         3198D            WINNIE THE POOH CD & STORYBOOK          N    1     0    0      1      6.73                    0
     PENTON        36232D                 CD- FRENCH LYRIC LANGUAGE          N    1     0    0      1     5.384                    0
     PENTON        36233D                 CD- GERMAN LYRIC LANGUAGE          N   15     0    0     15    5.6083                    0
     PENTON        36234D                CD- ITALIAN LYRIC LANGUAGE          N   17     0    0     17      6.73                    0
     PENTON        36235D                CD- SPANISH LYRIC LANGUAGE          N   18     0    1     17      6.73                    0
     PRINCE          6005                        WHEELY BUG (SMALL)          A    3     3    0      3        34          3       102
     PRINCE          6006                        WHEELY BEE (SMALL)          A    7     6    0      7        34          7       238
     PRINCE          6009                        WHEELY BUG (LARGE)          A    0     6    0      0        39                    0
     PRINCE          6010                        WHEELY BEE (LARGE)          A    7     0    0      7        39          7       273
     PROGRE          9310                             MEGA MAGZ SET          A    0    12    0      0        14                    0
     PROGRE          9321                         MAGZ MAGNETIC TOY          A  101     0    0    101       4.8         50       240


     PROGRE          9497                                  DYNAMAGZ          A    0    12    0      0       9.2                    0
     PROGRE          9699                   MAGZ WOODEN STORAGE BOX          A    3     0    1      2         8          2        16
     PROGRE          9700                  MAGZ-280 WITH WOODEN BOX          A    7     0    0      7        40          8       320
     PUTUMA         3005D                     CD- FRENCH PLAYGROUND          A    8     0    0      8      7.51                    0
     PUTUMA         3036D                    CD- FOLK PLAYGROUND CD          A    3     0    0      3      7.51                    0
     PUTUMA         3042D                    NEW ORLEANS PLAYGROUND          A    5     0    0      5      7.51                    0
     PUTUMA          3046                         ANIMAL PLAYGROUND          A   14     0    0     14      7.51                    0
     PUTUMA          3047                           ASIAN DREAMLAND          A    8     0    0      8      7.51                    0
     PUTUMA          3058                                 DREAMLAND          A    6     0    0      6      7.51                    0
     PUTUMA          3059                      BRAZILIAN PLAYGROUND          A   10     0    0     10      7.51                    0
     PUTUMA          3060                       HAWAIIAN PLAYGROUND          A   10     0    0     10      7.51                    0
     PUTUMA         3110D                      CD- WORLD PLAYGROUND          A    8     0    0      8      7.51          8     60.08
     PUTUMA         3193D            CD- CHRISTMAS AROUND THE WORLD          A   13     0    1     12       7.5         12        90
     PUTUMA         3345D              CD- SING ALONG WITH PUTUMAYO          A    5     0    0      5      7.51          3     22.53
     PUTUMA         3415D                    CD- AFRICAN PLAYGROUND          A    4     0    0      4      7.51          3     22.53
     PUTUMA         3416D                             CD- DREAMLAND          A   12     0    0     12      7.51          6     45.06
     PUTUMA         3417D                      CD- LATIN PLAYGROUND          A   17     0    0     17      7.51         15    112.65
     PUTUMA         3503D                  CD- CARRIBEAN PLAYGROUND          A    6     0    0      6       7.5                    0
     PUTUMA         3977D                CD- SWING AROUND THE WORLD          A    6     0    0      6      7.51                    0
     PUTUMA         3979D                     CD- REGGAE PLAYGROUND          A   12     0    0     12      7.51                    0
     RANDOM          9825               DRAGONOLOGY BOOK OF DRAGONS          N    2     0    0      2        10                    0
     RASREC         3320D                  CD- REGGAE INSTRUMENTALS          N   35     0    1     34         0                    0
     RAVENS          9779              MULTI-PLAY TABLE W/SAND TOYS          N    1     0    0      1      37.5                    0
      RAZOR         2031V                  DVD- LAURIE BERKNER BAND          A    2     0    9     -7       9.5                    0
      RAZOR         3026D                CD- SOME ASSEMBLY REQUIRED          N    5     0    0      5      6.99                    0
      RAZOR         3180D                              CD- KIDZ BOP          N    2     0    0      2       9.7                    0
      RAZOR         3458D                             CD- BUZZ BUZZ          A  113     0   15     98       9.5         98       931
      RAZOR         3459D                    CD- UNDER A SHADY TREE          A  162     0   16    146       9.5        146      1387
      RAZOR         3460D                           CD- VICTOR VITO          A   24     0   17      7       9.5          7      66.5
      RAZOR         3461D                CD- WHADDAYA THINK OF THAT          A  134     0   17    117       9.5        117    1111.5
      RAZOR         3918D                            CD- KIDZ BOP 3          N    1     0    0      1       9.7                    0
      RAZOR         3919D                            CD- KIDZ BOP 4          N    4     0    0      4     10.23                    0
      RAZOR         3920D                            CD- KIDZ BOP 5          N    4     0    0      4     10.23                    0
      RAZOR         3921D                            CD- KIDZ BOP 6          N   16     0    0     16     10.23                    0
      RAZOR         3922D                    CD- KIDZ BOP CHRISTMAS          N   15     0    0     15         0                    0
      RAZOR         3966D                     CD- KIDZ BOP VOLUME 7          N   25     0    0     25     10.23                    0
      RAZOR         3974D                            CD- KIDZ BOP 8          N   90     0    0     90         0                    0
      RAZOR         3976D                 CD- A VERY MERRY KIDZ BOP          N   61     0    0     61         0                    0
      RAZOR         8009V                    DVD- EVERYONE'S A STAR          N    6     0    0      6    4.2786                    0
      RAZOR          8730              V- LAURIE BERKNER'S SONGBOOK          N    1     0    0      1      6.49                    0
      RAZOR         8994V             DVD- AUTO B GOOD RUBBER MEETS          N    1     0    0      1      7.98                    0
      RECOM          9691                          5-TIER WIRE RACK          D    3     0    0      3   15.1105                    0
     REDNOT         3842D            CD- CAN YOU SOUND JUST LIKE ME          N   10     0    0     10         0                    0


     REDNOT         3978D                       CD- BEBOP YOUR BEST          N    2     0    0      2      6.75                    0
     REDWIN         3810D                               MOONDREAMER          N   12     0    0     12      7.75                    0
     REFLEX         3428D            CD- ELLA JENKINS UNION. FRIEND          N    6     0    0      6         0                    0
     REFLEX         3429D                  CD- GROWING UP WITH ELLA          N    1     0    0      1         0                    0
     REFLEX        72553D                        CD- KRAZY SONGS CD          A    0     0    2     -2      1.12                    0
     REFLEX        72879D                       CD- CIRCLE OF WOMEN          N   10     0    0     10         0                    0
     REFLEX        73765D                    CD- TOP POP CD BLISTER          A   33     0    0     33         0                    0
     REFLEX        78988D            CDBL- CLIFFORD THE BIG RED DOG          A    0     0    0      0     1.238                    0
     REFLEX          8894                V- CAILLOU'S HOLIDAY MOVIE          N    3     0    0      3      8.01                    0
     REFLEX          9764              BOOK- THE POLAR EXPRESS BOOK          N    8     0    0      8     10.04          8     80.32
     REFLEX          9902                       WORLD RHYTHM INSERT          A  207     0    0    207         0                    0
     REFLEX          9903                     RAINBOW RHYTHM INSERT          A  366     0    0    366         0                    0
     REFLEX          9904                       ANIMAL BELLS INSERT          A   76     0    0     76         0                    0
     REFLEX          9905                      LISTEN & PLAY INSERT          A  210     0    0    210         0                    0
     REFLEX          9906                          BABY BAND INSERT          A   38   200    0     38         0                    0
     REFLEX          9912                               CHORD CHART          A   32     0   11     21         0                    0
     RHYTHM          1164                              HANDBELL SET          A   30     0    0     30        25         30       750
     RHYTHM          1165                         8-NOTE BELL SONGS          A   10     0    0     10       2.6         10        26
     RHYTHM          1166                         MORE 8-NOTE SONGS          A    8     0    0      8       2.6          8      20.8
     RHYTHM         1198D             HYMNS FOR HANDBELLS BOOK & CD          A    5     0    0      5     13.17          5     65.85
     RHYTHM          1239                       15-CHORD CHROMAHARP          A    1     0    0      1       109          1       109
     RHYTHM          1244               BOB MCGRATH RHYTHM BAND SET          A   18     4    1     17     20.75         17    352.75
     RHYTHM          7161                         21-CHORD AUTOHARP          A    3     0    0      3       118          3       354
     RHYTHM          7164                             AUTOHARP CASE          A    2     0    1      1        25          1        25
     RICHFR          6015                             LION PULL TOY          A    9     0    0      9      6.85          9     61.65
     RICHFR          6016                         ELEPHANT PULL TOY          A    9     0    0      9      6.85          9     61.65
     RICHFR          6027                      DUCK FAMILY PULL TOY          A   11     0    0     11     12.95         11    142.45
     RICHFR          6041                        MAMA DUCK PULL TOY          A    3     0    0      3      6.85          3     20.55
     RICHFR          9958                    DINO & BABIES PULL TOY          A   34     0    0     34      10.5         34       357
     RICHFR          9959                             DINO PULL TOY          A   20     0    0     20      6.85         20       137
     RICHFR          9963                       SOFT STACKING PUPPY          A    3     3    0      3         8          3        24
     RICHFR          9965                            PUPPY PULL TOY          A   18     0    0     18      6.85         18     123.3
      RIVER         3825D               CD- WEEZIE AND THE MOOMPIES          N   23     0    1     22         0                    0
      RIVER         3827D                         CD- PLAY IT AGAIN          N    6     0    0      6         0                    0
      RIVER         3829D                  CD- TOWN AROUND THE BEND          N   11     0    0     11         0                    0
       ROCK          9640             DANNY DINOSAUR MUSICAL ROCKER          N    1     0    0      1        40                    0
     ROUNDE         3035D                     CD- BEETHOVEN'S WIG 3          A    8     0    0      8      6.25                    0
     ROUNDE         3163D                                   CD- NO!          A   14     0    0     14      8.75                    0
     ROUNDE         3173D                         CD- DADDY-O DADDY          A   11     0    0     11       8.2                    0
     ROUNDE         3179D                    CD- RAFFI'S LET'S PLAY          A   31     0    0     31       6.8                    0
     ROUNDE         3182D                       CD- BEETHOVEN'S WIG          A    6     0    0      6      6.25                    0
     ROUNDE         3205D                           CD- BABY BELUGA          A   48     0    9     39       6.8         39     265.2


     ROUNDE        32100D            CD- SINGABLE SONGS FOR V YOUNG          A   30     0    8     22       6.8         22     149.6
     ROUNDE         3234D                           CD- BANANAPHONE          A    5     0    0      5         0                    0
     ROUNDE         3235D                 CD- CADA NINI/EVERY CHILD          N    8     0    0      8      8.75                    0
     ROUNDE         3240D                      CD- EVERYTHING GROWS          A    3     0    0      3       6.8                    0
     ROUNDE         3242D                   CD- MORE SINGABLE SONGS          A   39     0    0     39       6.8                    0
     ROUNDE         3243D                     CD- ONE LIGHT ONE SUN          A   11     0    0     11       6.8                    0
     ROUNDE         3244D                      CD- RAFFI IN CONCERT          A   28     0    8     20       6.8         20       136
     ROUNDE         3245D                          CD- RISE & SHINE          A    6     0    0      6       6.8                    0
     ROUNDE         3252D                 CD- PHILADELPHIA CHICKENS          A    7     0    0      7       5.5                    0
     ROUNDE         3276D                    CD- BEETHOVEN'S WIG #2          A    8     0    0      8      6.25                    0
     ROUNDE         3535D                         CD- JUMP CHILDREN          N   18     0    0     18         0                    0
     ROUNDE         3549D              CD- FOUR SEASONS WINTERSONGS          N    8     0    0      8       8.2                    0
     ROUNDE         3551D            CD- IRISH FOLK TALES FOR CHILD          N   12     0    0     12         0                    0
     ROUNDE         3558D              CD- THE CORNER GROCERY STORE          A    7     0    0      7       6.8                    0
     ROUNDE         3559D                    CD- EVERGREEN EVERBLUE          N   15     0    0     15       6.8                    0
     ROUNDE         3562D                           CD- RAFFI RADIO          N    3     0    0      3     6.375                    0
     ROUNDE         3572D                    CD- RHYTHM IN MY SHOES          N    6     0    0      6       8.2                    0
     ROUNDE         3574D            CD- ARTHUR'S PERFECT CHRISTMAS          N   10     0    0     10         0                    0
     ROUNDE         3578D                  CD- STILL THE SAME TO ME          N    1     0    0      1    4.8235                    0
     ROUNDE         3582D                           CD- HEY PICASSO          N   14     0    0     14       6.8                    0
     ROUNDE         3583D                        CD- RHINOCEROS TAP          N   14     0    0     14       5.5                    0
     ROUNDE         3584D                         CD- DAVY CROCKETT          N    9     0    0      9       5.5                    0
     ROUNDE         3585D             CD- MORE IRISH FOLK TALES....          N    9     0    0      9       8.2                    0
     ROUNDE        38056D                     CD- RAFFI'S CHRISTMAS          A   19     0    0     19       6.8         19     129.2
     ROUNDE         3981D                            CD- QUIET TIME          A   21     3   10     11       6.8         11      74.8
     ROUNDE         8427V                     DVD- RAFFI IN CONCERT          A    3     0    1      2      12.6          2      25.2
     RPELEC          6038               9V AC ADAPTER FOR CD PLAYER          A   17    30    4     13      6.21         13     80.73
     RPELEC          6042               6V AC ADAPTER FOR CD PLAYER          A    0    20    7     -7       8.6                    0
       RYCO         3471D                       CD- AFRICAN LULLABY          N    3     0    0      3      7.85                    0
       RYCO         3474D                         CD- CELTIC DREAMS          N    7     0    0      7         0                    0
       RYCO         3475D                        CD- CELTIC LULLABY          N   18     0    1     17         0                    0
       RYCO         3478D                         CD- LATIN LULLABY          N    3     0    0      3         0                    0
       RYCO         3924D                      CD- TROPICAL LULLABY          N   16     0    0     16         0                    0
     SABABA          9848                  THE BIG PERFORMANCE GAME          N    1     0    0      1       6.5                    0
     SAFARI          9254                    SM- WILD ANIMAL POSTER          A   36     0    0     36      6.36          3     19.08
     SAFARI          9255                    LG- WILD ANIMAL POSTER          A   14     0    0     14     14.25          4        57
     SAFARI          9381                            ADULT ELEPHANT          A   17     0    0     17         3         17        51
     SAFARI          9382                             BABY ELEPHANT          A   18     0    0     18         1         18        18
     SAFARI          9383                              ADULT GIRAFE          A   18     0    0     18       2.5         18        45
     SAFARI          9384                               BABY GIRAFE          A   18     0    0     18      1.25         18      22.5
     SAFARI          9385                               ADULT TIGER          A   18     0    0     18       2.5         18        45
     SAFARI          9386                                 TIGER CUB          A   54     0    0     54       0.8         54      43.2
     SAFARI          9387                               ADULT ZEBRA          A   18     0    0     18         2         18        36
     SAFARI          9388                                BABY ZEBRA          A   18     0    0     18         1         18        18
     SAFARI          9389                                ADULT LION          A   18     0    0     18       2.5         18        45


     SAFARI          9390                                  LION CUB          A   18     0    0     18      1.25         18      22.5
     SAFARI          9597                 GIANT SAFARI FLOOR PUZZLE          A   38     0    0     38      6.18         10      61.8
     SAFARI          9820                       LG- DINOSAUR POSTER          A   47     0    1     46     14.25         10     142.5
     SAFARI          9821                       SM- DINOSAUR POSTER          A    9     0    0      9      6.41          9     57.69
     SAFARI          9894                     DINOSAUR FLOOR PUZZLE          A   31     0    0     31       6.5         31     201.5
       SAGA          1289                      1/4 SZ CATALA GUITAR          A    0     0    0      0     15.95                    0
       SAGA          1320                           1/8 SIZE VIOLIN          A    1     0    1      0     39.95                    0
       SAGA          1321                           1/4 SIZE VIOLIN          A    3     0    0      3     24.95          3     74.85
       SAGA          1322                           1/2 SIZE VIOLIN          A    6     0    2      4     26.65          4     106.6
       SAGA          1323                           3/4 SIZE VIOLIN          A   36     0    0     36     24.95         36     898.2
       SAGA          1324                           4/4 SIZE VIOLIN          A   35     0    1     34     24.95         34     848.3
       SAGA          1325            1/4 SIZE BEBOP GUITAR- NATURAL          A    0     0    0      0      20.7                    0
       SAGA          1326            1/2 SIZE BEBOP GUITAR- NATURAL          A    0     0    0      0      21.7                    0
       SAGA         1327O            3/4 SIZE BEBOP GUITAR- NATURAL          D    0     0    0      0      22.7                    0
       SAGA          1328            FULL SIZE BEBOP GUITAR- NATURA          A    0     0    0      0      21.2                    0
       SAGA          1329               1/4 SIZE BEBOP GUITAR- PINK          A    0     0    0      0      20.7                    0
       SAGA          1330               1/4 SIZE BEBOP GUITAR- BLUE          A    0     0    0      0      20.7                    0
       SAGA          1331               1/2 SIZE BEPOP GUITAR- PINK          A    0     0    0      0      21.7                    0
       SAGA          1332               1/2 SIZE BEBOP GUITAR- BLUE          A    0     0    0      0      21.7                    0
       SAGA          1333                     3/4 SIZE BEBOP GUITAR          A    0     0    0      0        20                    0
       SAGA          1334                      BEBOP UKULELE- MAPLE          A    0     0    0      0       7.2                    0
       SAGA          1335                       BEBOP UKULELE- PINK          D    0     0    0      0      6.95                    0
       SAGA          1336                       BEBOP UKULELE- BLUE          A    0     0    0      0      6.95                    0
       SAGA          1338              1/2 SIZE STEEL STRING GUITAR          A    0     0    0      0     18.95                    0
       SAGA          1341                         1/16 SIZE CREMONA          A    2     0    0      2     29.95          2      59.9
       SAGA          1349                  1/4 SIZE VALENCIA GUITAR          A    2     0    0      2     29.95          2      59.9
       SAGA          1356                              3/4 SIZE BAG          A   29     0    0     29         0                    0
       SAGA          1357                      FULL SIZE GUITAR BAG          A    7     0    0      7       3.5          7      24.5
       SAGA          1360            BEBOP MINI ELECT PINK GUIT&BAG          A    0     0    0      0     52.11                    0
       SAGA          1365                 PINK MINI ELEC GUITAR KIT          A    0     0    0      0     55.45                    0
       SAGA          1366                 BLUE MINI ELEC GUITAR KIT          A    0     0    0      0     55.45                    0
       SAGA          1375               3/4 SIZE BEPOP GUITAR- PINK          A    0     0    0      0      22.7                    0
       SAGA          1376               3/4 SIZE BEBOP GUITAR- BLUE          D   11     0    0     11      22.7         11     249.7
       SAGA          1378              1/8 SZ CREMONA VIOLIN OUTFIT          A    5     0    0      5     39.95          5    199.75
       SAGA          1389             BEBOP 1/16 SIZE VIOLIN OUTFIT          A    0     0    0      0     21.95                    0
       SAGA          1405            1/16 CREMONA 2 STAR VIOLN BRDG          A    8     0    0      8       0.6                    0
       SAGA          1406            1/8 CREMONA 2 STAR VIOLIN BRDG          A   10     0    1      9       0.6                    0
       SAGA          1407            1/4 CREMONA 2 STAR VIOLIN BRDG          A    7     0    0      7       0.6                    0
       SAGA          1408            1/2 CREMONA 2 STAR VIOLIN BRDG          A    9     0    0      9       0.6                    0
       SAGA          1409            3/4 CREMONA 2 STAR VIOLIN BRDG          A   10     0    0     10       0.6                    0
       SAGA          1410            4/4 CREMONA 2 STAR VIOLIN BRDG          A    8     0    0      8       0.6                    0
     SCHOEN          1403                       MBIRA (THUMB PIANO)          A    5     0    0      5     14.85          5     74.25
     SCHOLA         8481V            DVD- MS NELSON HAS A FIELD DAY          N    6     0    0      6      6.72                    0


     SCHOLA         8796V              DVD- HOW DO DINOSAURS DAY...          N    1     0    0      1      7.48                    0
      SIMON         3009D            CD- JUANITA THE SPANISH LOBSTE          N   10     0    0     10         0                    0
      SIMON         3346D                      CD- THE STEAM SHOVEL          N   28     0    0     28         0                    0
     SISUEN         8794V            CHANUKAH ON PLANET MATZAH BALL          N   10     0    0     10      9.48                    0
      SMALL          9824                        KNOCK KNOCK BLOCKS          N    2     0    0      2      12.5                    0
     SMALLF         8908V                      BRAINY BABY: ENGLISH          N    3     0    0      3      9.98                    0
      SMART          6035             STABLE: DARK CHESTNUT ARABIAN          A   13     0    0     13       7.5         13      97.5
      SMART          6036             STABLE: WARMBLOOD-B & W PINTO          A   15     0    0     15       7.5         15     112.5
      SMART         9834A                    NEW STABLE FEEDING SET          N   19     0    0     19        10         19       190
      SMART          9928                   BLACK PINTO SPORT HORSE          N   19     0    0     19       7.5         19     142.5
     SMITHS         3421D                  CD- ADVENTURES IN RHYTHM          N    1     0    0      1         0                    0
     SMITHS         3424D                     CD- CALL AND RESPONSE          N   10     0    0     10         0                    0
     SMITHS         3425D               CD- COME DANCE BY THE OCEAN          N    7     0    0      7         0                    0
     SMITHS         3426D            CD- COUNTING GAMES & RHYTHMS..          N    3     0    0      3         0                    0
     SMITHS         3427D            CD- EARLY EARLY CHILDHOOD SONG          N    5     0    0      5         0                    0
     SMITHS         3430D            CD- ELLA JENKINS HOLIDAY TIMES          N   11     0    0     11         0                    0
     SMITHS         3431D            CD- JAMBO & CALL RESPONSE SONG          N    4     0    0      4       7.5                    0
     SMITHS         3434D             CD- MY STREET BEGINS .. HOUSE          N    5     0    0      5         0                    0
     SMITHS         3435D                        CD- NURSERY RHYMES          N    8     0    0      8         0                    0
     SMITHS         3436D            CD- PLAY YOUR INSTRUMENTS.....          N    2     0    0      2         0                    0
     SMITHS         3438D                  CD- RHYTHMS OF CHILDHOOD          N    7     0    0      7         0                    0
     SMITHS         3439D                   CD- SEASONS FOR SINGING          N   17     0    0     17         0                    0
     SMITHS         3440D            CD- SHARING CULTURES WITH ELLA          N   15     0    0     15         0                    0
     SMITHS         3441D            CD- SONGS & RHYTHMS NEAR & FAR          N    7     0    0      7         0                    0
     SMITHS         3443D            "CD- SONGS, RHYTHMS & CHANTS..          N    5     0    0      5       7.5                    0
     SMITHS         3444D                        CD- THIS IS RHYTHM          N    5     0    0      5         0                    0
     SMITHS         3445D              "CD- THIS A WAY, THAT A WAY"          N    5     0    0      5         0                    0
     SMITHS         3446D                  CD- TRAVELLIN' WITH ELLA          N    6     0    0      6         0                    0
     SMITHS         3939D                          CD- NURSERY DAYS          N    4     0    0      4         0                    0
     SMITHS         3945D                                   ABIYOYO          N    4     0    0      4       7.5                    0
     SMITHS         3947D                     CD- ANIMAL FOLK SONGS          N    8     0    2      6         0                    0
     SONYMU         3074D                CD- SINGIN' IN THE BATHTUB          N   41     0    1     40      9.14                    0
     SONYMU         3108D                          CD- REALLY ROSIE          N    6     0    0      6      7.93                    0
     SOUNDP          6007                       ALPHABET OF INSECTS          A   12     0    0     12      6.38         12     76.56
     SOUNDP          6017              CANADA GOOSE AT CATTAIL LANE          A    4     0    0      4      2.78          4     11.12
     SOUNDP          6018                    LOON AT NORTHWOOD LAKE          A   28     0    0     28      2.78         28     77.84
     SOUNDP          6019            MALLARD DUCK AT MEADOW VIEW PO          A    4     0    0      4      2.78          4     11.12
     SOUNDP          9975                      HOPPY GOES TO SCHOOL          A   62     0    0     62      1.98         62    122.76


     SOUNDP          9976                            HOPPY 5" BEANY          A   62     0    0     62      2.78         62    172.36
     SOUNDP          9977                    PEPPER, A SNOWY SEARCH          A   19     0    0     19      1.98         19     37.62
     SOUNDP          9978                           PEPPER 5" BEANY          A   18     0    0     18      2.78         18     50.04
     SOUNDP          9979                    LUCY AND THE BUSY BOAT          A   16     0    0     16      1.98         16     31.68
     SOUNDP          9980                             LUCY 5" BEANY          A   16     0    0     16      2.78                    0
     SOUNDP          9981                   IT'S TYRANNOSAURUS REX!          A   18     0    0     18      3.21         16     51.36
     SOUNDP          9982                TYRANNOSAURUS REX 6" BEANY          A   18     0    0     18      2.78         18     50.04
     SOUNDP          9983                      IS APATOSAURUS OKAY?          A   29     0    0     29      3.21         29     93.09
     SOUNDP          9984                      APATOSAURUS 6" BEANY          A   14     0    0     14      2.78         13     36.14
     SOUNDP          9985                A BUSY DAY FOR STEGOSAURUS          A   37     0    0     37      3.21         37    118.77
     SOUNDP          9986                      STEGASAURUS 6" BEANY          A   38     0    0     38      2.78         38    105.64
     SOUNDP          9987                          PENGUIN'S FAMILY          A  102     0    0    102      3.21        102    327.42
     SOUNDP          9988                          PENGUIN 6" PLUSH          A  102     0    0    102      2.38        102    242.76
     SOUNDP          9989                       CORAL REEF HIDEAWAY          A   30     0    0     30      3.21         30      96.3
     SOUNDP          9990                      ANEMONEFISH 7" PLUSH          A   30     0    0     30      2.38         30      71.4
     SOUNDP          9991                        POLAR BEAR HORIZON          A  113     0    1    112      3.21        112    359.52
     SOUNDP          9992                       POLAR BEAR 6" PLUSH          A   43     0    1     42      2.38         42     99.96
     SOUNDP          9993                         LEPERIT THE ZEBRA          A   26     0    0     26      3.21         26     83.46
     SOUNDP          9994                            ZEBRA 6" BEANY          A   26     0    0     26      2.78         26     72.28
     SOUNDP          9995                          LOLI THE LEOPARD          A   30     0    0     30      3.21         30      96.3
     SOUNDP          9996                          LEOPARD 6" BEANY          A   30     0    0     30      2.78         30      83.4
     SOUNDP          9997                        KAKUDA THE GIRAFFE          A   27     0    0     27      3.21         27     86.67
     SOUNDP          9998                          GIRAFFE 8" BEANY          A   27     0    0     27      2.78         27     75.06
     STARDR        31001D                           CD- STARDREAMER          N    2     0    0      2      7.75                    0
      SUGAR         3591D                             CD- CAR TUNES          N    2     0    0      2         0                    0
      SUGAR         3593D                       CD- HOW SWEET IT IS          N    1     0    0      1         0                    0
      SUGAR         3594D                            CD- WILD THING          N    8     0    0      8         0                    0
      SUGAR         3595D                   CD- GREATEST DANCE HITS          N    7     0    0      7         0                    0
     TALICO          9753                             DINOSAUR GAME          D    1     0    0      1      12.5                    0
      TEACH         3020D                CD- TEACH ME FELIZ NAVIDAD          N   14     0    0     14         0                    0
      TEACH         3021D                  CD- TEACH ME JOYEUX NOEL          N   14     0    0     14         0                    0
     THELIT         6004A                         TRIKE 'N' TRAILER          A    2    10    1      1        30          1        30
     THELIT          6039            PULL-ALONG SHAPE SORTING TRUCK          A    5     0    0      5        30          5       150
     TOYSCH          6002                   PRINCESS SILVER TEA SET          A    9     0    0      9      12.5          9     112.5
     TROPHY          1200                 15-NOTE RAINBOW XYLOPHONE          A   13    18    0     13     17.48         13    227.24
     TROPHY          1222                  8-NOTE RAINBOW XYLOPHONE          A    0    76   22    -22     12.48                    0
     TROPHY         17155                               MELODY HARP          A    0    28    7     -7      17.5                    0
     TROPHY        17155C                          MELODY HARP CASE          A    7     0    0      7      7.25          7     50.75
     TROPHY          9170                        CHRISTMAS SONGS #1          A   10     0    0     10      2.45         10      24.5
      TROUT         3449D                           CD- BIG TROUBLE          N    6     0    0      6         0                    0
     USMUSI          1223            OSCAR SCHMIDT BARITONE UKULELE          A    0     0    0      0         0                    0
     USMUSI          1224            OSCAR SCHMIDT 21-CHORD AUTOHRP          A    1     0    0      1    199.95          1    199.95
     USMUSI          1316                PADDED SOPRANO UKULELE BAG          A    0     0    0      0         0                    0
     USMUSI          1318                OSCAR SCHMIDT BARITONE BAG          A    0     0    0      0         0                    0


     USMUSI          1319                  OSCAR SCHMIDT PADDED BAG          A    1     0    0      1     19.95          1     19.95
     VIRTUA         2004V               DVD- ALL AROUND THE KITCHEN          A   10    30   28    -18      7.48                    0
     VIRTUA         3202D                          CD- FAMILY DANCE          A   10     0    3      7       8.3          7      58.1
     VIRTUA         3203D                            CD- NIGHT TIME          A    8     5    4      4       8.3          4      33.2
     VIRTUA         3267D                           CD- HOUSE PARTY          A    9     1    4      5       8.3          5      41.5
     VIRTUA        35270D                     CD- ROCKET SHIP BEACH          A   10     0    1      9      7.64          9     68.76
     VIRTUA         3982D                      CD- CATCH THAT TRAIN          A   13     0    3     10       8.3         10        83
       VITA          9917                BEBOP SING-ALONG CD PLAYER          A    1  1000  403   -402      13.8        650      8970
        VPN         8676V                   DVD- SUPER SILLY FIESTA          N    1     0    0      1     10.58                    0
        VPN         8841V                   DVD- ELMO IN GROUCHLAND          N    2     0    0      2     12.84                    0
        WEA         2012V                      DVD- BOUNCING BABIES          N   14     0    0     14      6.73                    0
        WEA         3040D             ROCKIN FOREST W/ FARMER JASON          N    3     0    0      3      7.64                    0
        WEA         3418D            CD- SPONGEBOB: MOVIE SOUNDTRAC          N   18     0    0     18         0                    0
        WEA         3861D              CD- XMAS SONGS OF THE SEASON          N    8     0    0      8         0                    0
        WEA         3885D             CD- DEDICATED TO.. ONE I LOVE          N   26     0    1     25         0                    0
        WEA         3925D                       CD- THANKS & GIVING          N   22     0    0     22      8.54                    0
        WEA         3936D              CD- POLAR EXPRESS SOUNDTRACK          N   20     0    0     20         0                    0
        WEA         8799V                 RALPH'S WORLD: SAY HELLO!          N   10     0    0     10        10                    0
        WEE         8832V              DVD- BIG ROCK CANDY MOUNTAIN          N    1     0    0      1      6.73                    0
     WEESIN         8825V               WEE SING: KING COLE'S PARTY          N    2     0    0      2      6.73                    0
     WEESIN         8834V             WEE SING: BEST CHRISTMAS EVER          N    9     0    0      9      6.73                    0
     WHACKY          1259                     BOOMOPHONE WHACK PACK          A    7     0    1      6     23.74          6    142.44
      WIDOW         2003V                     DVD- HIP HOP FOR KIDS          A   12     0    0     12      12.5         12       150
     WOODST          1213                   ROCK BEAT RHYTHM STICKS          A  661     0    4    657         9        657      5913
     WOODST          1247                            MINI CHIMALONG          A    4     0    0      4         9          4        36
     WOODST          1284                              CHIMALONG JR          A    5     0    1      4        18          4        72
     WOODST         17118                        CALYPSO STEEL DRUM          A   12     1    1     11        50         11       550
      YEARS          9371                            CRIB CD PLAYER          A    0    18    5     -5     38.56                    0
     YOGAKI          9508                          YOGA GARDEN GAME          A    4    24    1      3        10          3        30
                                                                                                                            89533.46

Will provide upon closing.
Changes every day as we sell inventory

                        Schedule 1.1(b) - Retained Assets
                        ---------------------------------


The business of selling "Music for Little People" recordings and "BeBop" musical instruments to distributors (such as WEA, Lakeshore and Baker & Taylor) and "house account" retail customers (such as Right Start, Buy Buy Baby and Baby Store) as well as the business of licensing and otherwise exploiting certain properties of Musical Kidz, including, but not limited to, licensing and otherwise exploiting the "Music for Little People" trademark and products in the trademark classes retained by the Seller and the Bebop trademark and products in the trademark classes retained by the Seller, to the Purchaser and others, all as allowed under this Agreement, the MFLP
Licensing Agreement and the Bebop Licensing Agreement, and all tangible and intangible assets and goodwill used in connection therewith or otherwise associated therewith which are owned by the Seller or are otherwise rightfully in the Seller's possession, including, but not limited to, the following:

         1.       All computers, hardware and software described in Schedule
                  1.1(a)(ii)

         2. All master recordings on the "Music for Little People" record label (the "Masters")

         3.       All copyrights associated with the Masters

         4.       All digital rights associated with the Masters

         5. All inventory of "Music for Little People", "BeBoP" and all third party products not listed on Schedule 1.1(a)(v) and located at Stark

         6. All "Music for Little People" products in all other locations, including WEA distribution

         7. All office furniture, fixtures and equipment in the Seller's office located at 954 Forest Drive in Redway, California

         8. The rights to all trademarks associated with "BeBop", except as otherwise set forth in this Agreement

         9. The rights to all trademarks associated with "Music for Little People" and "Musical Kidz", except as otherwise set forth in this Agreement

         10.      All monies in all accounts controlled by the Seller

         11. All accounts receivable, deposits and reserves owed to the Seller which is unrelated to the direct-to-consumer, school and library segments of the business

                       Schedule 1.3(c)(A) - BeBop Products
                       -----------------------------------


BEBOP STUDENT GUITAR PACKAGE
1/4 -SIZE GUITAR PACKAGE (Dancing Animal Sound Hole Design)
____  Natural                                   1413        $79.98

____  Blue Sunburst                             1414        $79.98

____  Pink Sunburst                             1415        $79.98

1/2-SIZE GUITAR PACKAGE (Dancing Animal Sound Hole Design)
____  Natural                                   1416        $89.98

____  Blue Sunburst                             1417        $89.98

____  Pink Sunburst                             1418        $89.98

3/4-SIZE GUITAR PACKAGE (Hip Star Sound Hole Design)
____  Natural                                   1419        $99.98

____  Blue Sunburst                             1420        $99.98

____  Pink sunburst                             1421        $99.98

BEBOP MINI-ELECTRIC GUITAR PACKAGE
____  Blue                                      1422        $199.98

____  Pink                                      1424        $199.98

____  9V AC Adapter for Amp.                    1400        $14.98

BEBOP UKULELE
____  Maple                                     1426        $29.98

____  Ocean Blue                                1427        $29.98

____  Hot Hula Pink                             1428        $29.98

BEBOP RHYTHM EXPERIENCE
____  World Rhythm Experience                  5016D        $49.98

____  Rainbow Rhythm Experience                5017D        $39.98

____  Baby Band Experience                     5065D        $19.98

____  Listen & Play Rhythm Experience          5066D        $24.98

BEBOP SING-ALONG CD PLAYER
____  Sing-Along CD Player                      9917        $59.98

____  9V AC Adapter for CD Player               6038        $14.98

                   Schedule 2.4 - Title to Transferred Assets
                   ------------------------------------------

                                    None.

                            Schedule 2.6 - Litigation
                            -------------------------

The musical group Sweet Honey in the Rock has requested the right to ownership of the masters of the recordings we own due to monies owed by the Assignment for the Benefit of Creditors. We are working on negotiating a settlement in which we share ownership. There is no litigation at the present moment.

                       Schedule 2.11 - Employee Relations
                       ----------------------------------

                               Emp.     Current     Proposed    Accrued
Employee      Position         Date      Comp.        Comp.     Vacation
------------  --------------  ------   --------     ---------   ---------
Dixie         Executive       3/1996   $40,000      $22,500      2 weeks
Hamilton      Assistant                             half time

Leib Ostrow   Vice            1/1986   $100,000     $80,000
              President                             30 hours
              Direct to                             week
              Consumer sales

Gayle         Buyer           6/1995   $45,000      $22,500
Peterson                                            half time

Yvonne        Web             4/2000   $15,000      $!5,000
Hendrix       Administrator

Note:  Gayle Peterson and Yvonne Hendrix are independent contractors.

                     Schedule 2.12 - Employee Benefit Plans
                     --------------------------------------

                                    None.

                                    EXHIBIT A

                               EARN-OUT PROVISIONS

         The Executive will generate net revenue associated with the Business of e commerce through the sale of Be Bop, MFLP, Soundprints and Studio Mouse products together with third party acquired product offered for sale via Company, MFLP, Musical Kidz and Music for Little People URL's and any other direct to consumer sales vehicles such as other Company- established URL's (excluded are third party URL's), mail order catalogs, e mail promotions, or any other delivery methods.

         The Executive will manage these controllable revenue and expense elements of his Business in order to yield a net income upon which his Earn-Out will be awarded at the end of the Company's Fiscal Year. The following actual revenue and expenses will be recast into a pro forma Profit and Loss Statement to assess net income:

         1. Consumer and Library Product Sale Revenues to include List rental Income

         2. Shipping Income

         Less: Product costs (6)

                  Freight-in expenses

                  Freight out Expenses (UPS, fed Ex, etc.)

                  Warehouse Distribution/Customer Service Expenses managed by Trudy (1)

                  Warehouse Manager Salary and Benefits (2)

                  Shipping Supplies (3)

         Less: Selling Expenses

                  Customer Service (included in Warehouse Distribution) (1)

                  Amazon sales commissions related to MFLP e commerce hosted products

                  License fees

                  Royalty and Mechanical Expenses

                  Advertising Expenses

                  Catalog Development (4), Printing, Mail List and Postage costs

         Less: General and Administrative Expense

                  Bank and service charges(7)

                  Travel and Entertainment

                  Occupancy expenses associated with the Redway CA facility to include Computer services and Internet Hosting

                  Wages and Salaries for:

                        a.  Executive (30 Hours per week plus Benefits)

                        b.  Accountant (20 Hours per week plus pro rata
                            Benefits)

                        c.  Internet Service Manager (12 Hours per week WFH)

                        d. Purchasing Manager (20 Hours per week WFH)

                  Bad Debt

                  Office Supplies and Services (5)

         In order for the Executive to manage the Business, certain services are to be provided by the Company, whose costs are assumed to be as follows and assigned to each expense item as designated by the number in the parentheses. With respect to items a. and b., immediately below, if the actual fulfillment costs are less than the percentages therein provided, then such lesser amounts shall be used in calculating the pro forma Profit and Loss Statement.

                        a. Warehouse fulfillment costs chargeable at 10% of net
                  revenue for orders placed over the internet (1).

                        b. Warehouse fulfillment costs chargeable at 5% of net
                  revenue for orders placed by mail, fax or by phone (1).

                        c. Soundprints, Little Soundprints, Fetching Books and
                  Studio Mouse products sold through the Business will be charged to the Business at the suggested retail less 60% (6).

                        d. Warehouse Manager chargeable to the Business at 40%
                  of the Manager's salary estimated to be $60,000 per annum plus benefits (2).

                        e. Warehouse supplies chargeable to the Business at 1.5%
                  of net revenue (3).

                        f. Office supplies chargeable to the Business at .14% of
                  net revenue (5).

                        g. Bank and credit card fees chargeable to the Business
                  at actual cost (7).

                        h. Catalog Development Costs (Creative, Photography,
                  Layout and Design chargeable at $100 per page (4)

                        i. Customer Service Salaries are assumed to be included
                  in warehouse fulfillment costs per para. 3a and 3b above (1).

            For illustrative purposes, a pro forma Profit and Lost Statement is appended.


Revenues                                                    $               %        Revised Assumptions per visit with L Ostrow
                                                      ------------     ---------     -------------------------------------------
  Mail OrderSales                                     $    220,000          14.0%
  School/Library Sales                                      50,000           3.2%
  Internet Sales                                         1,030,000          65.6%    Amazon comprises 40%
                                                      ------------     ---------
Total Sales                                              1,300,000          82.7%

Shipping Income - Catalog                                  221,000          14.1%
  Catalog listing revenue                                   40,000           2.5%
  List Rental Income                                        10,000           0.6%
                                                      ------------     ---------
Total Revenues                                           1,571,000         100.0%

Cost of Sales
  BeBop Cost                                               220,545          14.0%    BeBop represents 45% of product sales with
                                                                                     38% direct COGS
  Product Sales (excl. BeBop)                              377,520          48.7%    Remaining 55% of product sales carry 53% COGS
                                                      ------------     ---------
Total Cost of Goods                                        598,065          38.1%

Distribution, Freight In, Misc Product Costs
  Freight In                                                30,000           1.9%    Adjusted historical
  Stark Supplies                                            19,500           1.2%    1.5% of total sales
  Distribution Fees - Amazon                                82,400           5.2%    20% of Amazon reveune
  Distribution Fees - Call Ctr/Full                        116,500           7.4%    10.0% of Internet Sales & 5.0% of Mail Order &
                                                                                     School/Lib. Sales.
  Warehouse Manager, pro-rata                               30,000           1.9%    40% of $60,000 plus 25% benefits
  Product Manager                                           22,500           1.4%    Gail Peterson: $22,500, no benefits
  Freight Out                                              125,680           8.0%    Historical / pro rata
                                                      ------------     ---------
Total Distribution, Freight In, Misc Product Costs         426,580          27.2%
                                                      ------------     ---------

Total Cost Of Sales                                      1,024,645          65.2%
                                                      ------------     ---------

Gross Profit                                               546,355          34.8%

Selling Expenses
  Internet Services                                         15,000           1.0%    Yvonne Hendrix: $15,000, no benefits
  Licenses & Fees                                              500           5.0%
  Royalty Expense                                            3,099           0.2%    Historical / pro rata
  Mechanical Expense                                         1,864           0.1%    Historical / pro rata
  BeBoP Royalty Expense                                     22,055           1.4%    10% of Be Bop cost
  Consumer - Google                                         55,000           3.5%
  Catalog costs                                            190,000          12.1%
                                                      ------------     ---------
Total Selling                                              287,518          18.3%



Operating Expenses
  Bad Debt Expense                                           2,000           0.1%    Historical/estimated
  Bank Charges                                              15,450           1.0%    1.5% of total Internet sales
  Service Charges                                               --           0.0%
  T&E                                                        5,000           0.3%    Estimated
  Office Supplies                                            2,206           0.1%    Historical / pro rata
  Facilities Fees                                            6,600           0.4%    Includes Utilies, Rent, Telephone and Computer/
                                                                                     Internet Hosting
  Utilities                                                    579           0.0%
  Rent                                                       2,779           0.2%
  Telephone                                                  1,158           0.1%
  Computer/Internet/Hosting                                  2,084           0.1%
  Executive assistant                                       28,125           1.8%    Dixie Hamilton: $22,500 + benefits
  Wages, Lieb                                               80,000           5.1%    $80,000 + benefits (80% of salary)

Total Operating Expenses                                   139,381           8.9%
                                                      ------------     ---------

Total Selling & Operating Expenses                         426,898          27.2%
                                                      ------------     ---------

Net Profit                                            $    119,457           7.6%
                                                      ============    ==========

                                   Exhibit B

                             MFLP LICENSE AGREEMENT

                                  See attached

                    MUSIC FOR LITTLE PEOPLE LICENSE AGREEMENT


This MUSIC FOR LITTLE PEOPLE LICENSE AGREEMENT (this "Agreement"), dated as of March 7, 2008 (the "Effective Date") is by and between Musical Kidz LLC, a California limited liability company doing business as Music For Little People (the "Licensor"), with an address of P.O. Box 1429, Redway, California, 95560 and Trudy Corporation, a Delaware corporation (the "Licensee") with an address of 353 Main Ave., Norwalk, Connecticut 06831. Each of Licensor and Licensee are sometimes referred to herein as a "Party" and collectively as the "Parties".

For good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties now agree as follows:

SECTION 1. BACKGROUND AND PURPOSE

Concurrently herewith, Licensor and Licensee are entering into that certain Asset Purchase Agreement, pursuant to which, among other things, Licensor is selling, and Licensee is purchasing, certain assets of Licensor relating to its direct-to-consumer, schools and libraries businesses (the "Purchase Agreement"). The Parties have agreed, pursuant to the Purchase Agreement, that Licensor shall grant to Licensee a non-exclusive, non-transferable and limited license to exploit Licensor's Music For Little People line of sound recordings (as the same are more particularly described in Schedule A, attached hereto and incorporated herein by this reference) (the "Masters").

SECTION 2. TERRITORY AND TERM

The rights granted to Licensee hereunder shall be for a term of five (5) years commencing upon the Effective Date (the "Term"). The "Territory" shall be the entire World. Licensee shall have the right to renew the Term for successive one
(1) year periods subject to Licensor's approval of Licensee's written request received by Licensor not later than ninety (90) days prior to the expiration of the current Term. In the event that the Term is not renewed prior to the expiration of the current Term, the Licensee shall have a period of not less than six (6) months from the end of the Term (the "Sell Off Period") to sell any copies of the Records (as defined below) remaining in the Licensee's inventory. The Licensee shall pay and report royalties on all sales during the Sell Off Period in accordance with paragraphs 4(a), 4(b), 5(a) and 5(b) of this Agreement.

SECTION 3. GRANT OF RIGHTS AND DELIVERY COMMITMENT

(a) Licensor hereby grants to Licensee during the Term and in the Territory, subject to the terms and subject to the conditions of this Agreement the limited right, within the sales channels, to manufacture, market, promote, distribute and sell audiocassettes, compact discs ("CDs"), audio downloads and vinyl LP records, embodying the Masters (such products being hereafter referred to as "Records"), provided, that such right shall be limited (i) to the right to reproduce each Master in its entirety as a Record and (ii) to sell and distribute the Records solely through Licensee's internet and direct-to-consumer channels, to schools and to libraries. Licensor expressly retains, with respect to the Masters, all rights not expressly granted to Licensee hereby, including without limitation, the right to manufacture, market, promote, distribute and sell Records in any configuration and through any and all media and method of distribution now known or hereafter devised in perpetuity. The rights granted to Licensee with respect to the Masters shall include the all-in packaging of each Record, including artwork, liner notes and logos created by Licensor. Licensor shall provide Licensee with a CD in its packaging for each title licensed hereunder for use in manufacturing Records. Licensee may also use Licensor's artwork in connection with marketing and promoting the Records. Licensee agrees that the artwork for Record album cover art and all print components included therein shall be reproduced only from material supplied by Licensor, except for the addition of Licensee's logo and address as the distributor.

(b) Licensee expressly understands, acknowledges and agrees that the rights granted hereby do not include the right to, and Licensee shall not, develop or create new records, including singles, nor create new compilations using songs selected from the existing Records without the prior express written approval of Licensor.

(c) Included in the rights granted by Licensor shall be Licensee's right to use the Masters in its reproduction of Records for sale and for promotional, publicity, advertising, marketing, and purposes of trade as is customary in the industry, but only in connection with the sale, promotion and marketing of Records through the distribution channels described in Section 3a above.

(d) The Masters are protected under the copyright, trademark, and unfair competition laws of the United States and the State of California. Licensee warrants to do nothing, by way of omission or commission, which might in any way impair, dilute, or destroy Licensor's rights in and to its trademarks and copyrights. Accordingly, Licensee shall reproduce on all packaging materials used in connection with the Records the following language:

         (i) Produced under license from Musical Kidz LLC;

         (ii) The appropriate copyright notice as provided with the artwork for each Master to also be displayed on the CD disc;

(e) Licensee agrees that it will not now or at anytime thereafter make any claim or assert any rights, title, or interest in and to Licensor's trademarks, service marks, or copyrights, including the Music For Little People line of Masters or concepts for future recordings, except those rights acquired by the Licensee pursuant to the Purchase Agreement. Licensee agrees that it will not use or authorize the use of a trademark, service mark, trade name, or other designation identical with or confusingly similar to Licensor's trademarks, except those marks and rights to marks acquired by the Licensee pursuant to the Purchase Agreement.

(f) Licensee shall further have the right to purchase Records from Licensor's existing inventory at cost and Licensee shall pay royalties on these copies of the Records purchased from the Licensor's existing inventory, as provided in paragraphs 4(a), 4(b), 5(a) and 5(b) below , plus shipping and handling, if any. Any and all products purchased pursuant to this paragraph may be distributed solely through the channels set out as set out in paragraph 3(a).\

(g) To maintain the image and reputation of the Masters, Licensee hereby agrees that it shall not engage, participate or otherwise become involved in any activity or course of action that, in Licensor's reasonable judgment, diminishes and/or tarnishes the image and/or reputation of the Masters. The Parties hereby acknowledge and agree (i) that great value is placed on the Masters and the goodwill associated therewith, (ii) that the consuming public and the industry associate the Masters with services of consistently high quality, and (iii) that the terms and conditions of this Agreement are necessary and reasonable to assure the consuming public and the industry that Licensee's use of the Masters is of the same consistently high quality as Licensor's use of the Masters.

Licensor has expended considerable sums in establishing a reputation for the services it provides under the Masters. Accordingly, Licensee hereby agrees that it shall not use the Masters in any manner other than in conformity with the standards established from time-to-time by Licensor (the "Standards").

(h) At the request of Licensor, and in order for Licensor to determine and assure itself that Licensee is maintaining the Standards in connection with its use of the Masters, Licensee shall submit to Licensor, without charge, specimens of its uses of the Masters. If at any time Licensor determines, in its reasonable judgment, that any specimen does not meet the Standards, Licensee shall immediately take all necessary steps to ensure that the Standards are met and shall provide a specimen demonstrating that the quality has improved to the satisfaction of Licensor.

SECTION 4. ROYALTIES

(a) With respect to royalties payable to artists, producers and all other royalty recipients per Record, except as set out in paragraph 4(b) below, Licensee shall pay to Licensor, per Record sold, a royalty equivalent to the royalty rate set out in Schedule A, attached hereto and incorporated herein by this reference. The rates set out in Schedule A shall be applied to Licensee's gross sales receipts ("Receipts") which shall be payable in respect of one hundred percent (100%) of Receipts throughout the world. Any new Records released by Licensor and distributed by Licensee hereunder shall be added to Schedule A and subject to the same royalty payments as set forth in this paragraph.

(b) With respect to mechanical royalties due to writers, publishers and copyright owners of the compositions embodied in each Masters, Licensee shall pay Licensor the current full statutory rate ($.091/Composition per Record). In the event there is an increase in the statutory royalty rates in the United States, the mechanical royalties payable pursuant to this Agreement shall be increased proportionately in the United States with respect to phonorecords made and distributed after the effective date of such new statutory rate.

(c) With respect to fees due to third parties, except as described in paragraphs
(a) and (b) of this Section 4, Licensor is solely responsible and Licensee shall have no responsibility or liability for (i) any record royalties or fees payable to any third party participant in the Masters including any artwork, liner notes or any other materials provided by Licensor to Licensee for the manufacture and distribution of the Records, including but not limited to any artist, producer or any other person who performed in the making of the Masters (ii) any royalties or fees due to any party as a result of samples included in the Masters; (iii) any mechanical royalties due to publishers of the compositions embodied in the Masters.

SECTION 5. ROYALTY PERIOD ACCOUNTINGS; OBJECTIONS TO STATEMENTS; INSPECTION OF BOOKS

(a) With respect to royalties provided for hereunder, Licensee shall render to Licensor complete and detailed accounting statements within thirty (30) days after each the last day of each calendar quarter, i.e., December 31, March 31, and June 30, and September 30 respectively, of each year during which Records are made or sold hereunder. Such statements shall be accompanied by a remittance of the amount shown therein due to Licensor.

(b) Each accounting statement shall be binding upon Licensor unless Licensor provides Licensee a timely objection with respect to such statement by written notice stating the basis thereof and delivered to Licensee within one (1) year of the last date by which an audit may be conducted, as provided in paragraph 5(c) below. Upon Licensor's timely objection, if the accounting is still in dispute, the Parties shall resolve such dispute in the manner provided in the Purchase Agreement.

(c) Licensor or Licensor's authorized representative may inspect the books and records of account of Licensee which pertain to Licensor's rights under this Agreement at reasonable times and during Licensee's normal business hours. Such right to audit must be exercised by Licensor within twelve (12) months of the date of receipt of a statement of account to Licensor by Licensee.

SECTION 6. RIGHT OF ASSIGNMENT

This Agreement and the License granted hereby shall be personal to Licensee, and Licensee shall not assign this Agreement or grant any sublicense relating to the Licensed Properties without the prior written consent of Licensor, which consent may be withheld in Licensor's sole and absolute discretion. Licensor may assign this Agreement or any of its rights hereunder to any person, firm, or corporation anywhere in the world after providing sixty (60) days written notice to Licensee, and upon such assignment, the word "Licensor" herein shall mean and refer to such assignee or licensee. If for any reason the Licensee does not wish to continue this Agreement with the proposed assignee, the Licensee shall send written notice to Licensor prior to the effective date of the assignment, and the Term shall end effective on the date of such notice and the Sell Off Period shall commence.

SECTION 7. OWNERSHIP OF COPYRIGHT

Licensee hereby acknowledges that Licensor shall retain all ownership in copyrights and trademarks associated with the Masters except those marks and rights to marks acquired by the Licensee pursuant to the Purchase Agreement, including album names, cover and packaging artwork, liner notes and logos used in connection with the Masters. With respect to promotional and marketing artwork, Licensee may make minor changes to such art to adapt its markets or packaging, but any such changes shall be at Licensee's expense and the resulting work shall be the property of Licensor, and shall be subject to the approval of Licensor. Licensee shall assign such derivative work(s) to Licensor. Licensee agrees that the good will associated with the Masters shall be retained by the Licensor and that any use of such Masters shall comply with the approved names, likenesses and marks authorized by the Licensor.

SECTION 8. WARRANTIES, REPRESENTATIONS AND INDEMNIFICATIONS

(a) Each Party represents and warrants to the other that it has all rights and authority necessary to enter into this Agreement and to perform its obligations under this Agreement, and that this Agreement is the legal valid and binding agreement of such Party, enforceable against such Party in accordance with its terms.

(b) Licensee agrees to defend, indemnify and hold Licensor harmless against any and all liability, loss, damage, cost or expense, including but not limited to court costs and reasonable attorney's fees (collectively, "Loss"), incurred by Licensor and (i) resulting directly or indirectly or relating to any breach by Licensee of any of its covenants, warranties, or representations contained herein or (ii) directly or indirectly resulting from or relating to the exercise by Licensee of its rights hereunder, including but not limited to Licensee's distribution, manufacture or sale of Records derived from the Masters, exploitation of the Mark, or other exploitation of the Masters, except to the extent that such Loss results from Licensor's breach of its covenants warranties or representations made herein.

(c) Licensor agrees to defend, indemnify, and hold Licensee harmless against any and all Loss incurred by Licensee and resulting from any breach by Licensor of any of its covenants, warranties, or representations contained herein, except to the extent that such Loss results from Licensee's breach of its covenants warranties or representations made herein.

SECTION 9. NOTICE.

All notices and other communications provided for hereunder shall be in writing and shall be delivered personally or by first class mail, addressed as follows:

      If to Licensee, addressed to:

      CEO
      Trudy Corporation
      353 Main Ave.,
      Norwalk, Connecticut 06831

      If to Licensor, addressed to:

      Leib Ostrow
      Musical Kidz LLC
      P.O. Box 1429
      Redway, CA   95560

Either Party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by mail shall be effective upon receipt. Notices given personally shall be effective when delivered.

SECTION 10. DEFAULT; TERMINATION

(a) Either Party may terminate this Agreement in the event the other Party (i) becomes insolvent (as defined by the law applicable to such Party), (ii) files a bankruptcy, (iii) becomes the subject of an involuntary bankruptcy proceeding (or a proceeding for dissolution or liquidation) which is not dismissed within sixty (60) days of the filing date, (iv) commences a proceeding to appoint a trustee, receiver or liquidator, (v) becomes the subject of a provisional attachment, attachment or execution, (vi) makes an assignment for the benefit of creditors, or (vii) ceases to conduct business.

(b) Either Party may terminate this Agreement in the event the other Party breaches any of its obligations or any of its warranties and representations set forth in this Agreement and if such breach continues for a period of thirty (30) days following the breaching Party's receipt of a written notice from the non-breaching Party which specifies the nature of the breach.

(c) Except as otherwise set forth in this Agreement, upon the termination of this Agreement for any reason, both Parties' rights and obligations under this Agreement shall cease, except for the rights and obligations of the Parties under Sections 5, 6, and 8, which shall survive any such termination and, except that, in the case of a termination of this Agreement by Licensor pursuant to paragraph (b) of this Section 10, there shall be no Sell Off Period, and Licensee shall be required to return, all Licensed Products, at its sole cost and expense, to Licensor.

SECTION 11. GENERAL PROVISIONS

This Agreement will be construed in accordance with the laws of the State of California, whose courts shall have exclusive jurisdiction. If any provision of this Agreement is deemed unenforceable or void, the balance of this Agreement shall remain in full force and effect. This Agreement constitutes the entire agreement between Licensee and Licensor relating to the subject matter hereof and supersedes all prior agreements between Licensee and Licensor, whether oral or written, relating thereto., This Agreement may not be modified except in writing signed by both parties. Nothing contained herein shall constitute a partnership between or joint venture by the parties hereto or constitute either Party the agent or employee of the other or impose any fiduciary relationship upon Licensor.

SECTION 12. CONTRACTION OF RIGHTS

Notwithstanding anything to the contrary set forth in this Agreement or the Purchase Agreement, if at any time during the Term Licensor suffers a loss of any its right, title and interest (including, but not limited to its copyright) in and to any of the sound recordings which comprise the Masters, then the scope of this License, and Licensee's right to exploit the same, with respect to such Masters shall be reduced to the same extent as the loss suffered by Licensor.

SECTION 13. DIGITAL RIGHTS

Notwithstanding anything to the contrary set forth in this Agreement or the Purchase Agreement, Licensee's exploitation of the License with regard to digital downloads shall be limited to using the website
"musicforlittlepeople.com", which website Licensee is acquiring pursuant to the terms of the Purchase Agreement.



          Remainder of Page Intentionally Blank; Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Agreement as of Effective
Date.


LICENSOR:                                   LICENSEE:


Musical Kidz, LLC, dba Music For            Trudy Corporation,
Little People,                              a Delaware corporation
a California limited liability
company


By:  _____________________________          By:   _____________________________
     Leib Ostrow                            Name: _____________________________
     Its President                          Title: ____________________________

                                  SCHEDULE "A"
                                  ------------
                                     Masters



                              Schedule "A"- Page 8

                                   EXHIBIT C
                             BEBOP LICENSE AGREEMENT

                                  See attached

                             BEBOP LICENSE AGREEMENT

This BEBOP LICENSE AGREEMENT (this "Agreement"), dated as of March 7, 2008 (the "Effective Date") is by and between Leib Ostrow, an individual resident in California ("Licensor") with an address of P.O. Box 1429, Redway, California, 95560 and Trudy Corporation, a Delaware corporation (the "Licensee") with an address of 353 Main Ave., Norwalk, Connecticut 06831 Each of Licensor and Licensee are sometimes referred to herein as a "Party" and collectively as the "Parties".

For good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties now agree as follows:

SECTION 1. BACKGROUND AND PURPOSE

Concurrently herewith, Licensor's wholly-owned company, Musical Kidz LLC ("Seller") and Licensee are entering into that certain Asset Purchase Agreement, pursuant to which, among other things, Seller is selling, and Licensee is purchasing, certain assets of Licensor relating to its direct-to-consumer, schools and libraries businesses (the "Purchase Agreement"). The Parties have agreed, pursuant to the Purchase Agreement, that Licensor shall grant to Licensee a limited, non-transferable license to exploit (i) Licensor's BeBop(R) line of instruments (as the same are more particularly described in Schedule A, attached hereto and incorporated herein by this reference (the "Instruments")), and (ii) the name of "BeBop(R)" Reg. No. 78941432, (the "Mark", and, collectively with the Instruments, the "Licensed Properties").

SECTION 2. TERRITORY AND TERM

The rights granted to Licensee hereunder shall be for a term of five (5) years commencing upon the Effective Date (the "Term"). The "Territory" shall be the entire World. Licensee shall have the right to renew the Term for successive one
(1) year periods subject to Licensor's approval of Licensee's written request received by Licensor not later than ninety (90) days prior to the expiration of the current Term. In the event that the Term is not renewed prior to the expiration of the current Term, the Licensee shall have a period of not less than six (6) months from the end of the Term (the "Sell Off Period") to sell any copies of the Instruments remaining in the Licensees inventory. The Licensee shall pay and report royalties on all sales during the Sell Off Period in accordance with paragraphs 4(a), 4(b), 5(a) and 5(b) of this Agreement.

SECTION 3. GRANT OF RIGHTS

(a) Licensor hereby grants to Licensee during the Term and in the Territory, subject to the terms and subject to the conditions of this Agreement the limited right, within the sales channels, to manufacture, market, promote, distribute and sell the Instruments provided, that such right shall be limited to the right to sell and distribute the Instruments solely through its internet and direct-to-consumer, schools and libraries channels. Licensor expressly retains, with respect to the Licensed Properties, all rights not expressly granted to Licensee hereby, including without limitation, the right to manufacture, market, promote, distribute and sell, the Instruments through any and all methods of distribution now known or hereafter devised in perpetuity, except the direct-to-consumer, schools and libraries distribution channels during the Term. The rights granted to Licensee with respect to the Instruments shall include the packaging of each Instrument, including artwork and logos created by Licensor. Licensor shall provide Licensee with pre-approved artwork of the logo for use on the Instruments, in the packaging of the Instruments and for marketing purposes. Licensee agrees that the artwork for print components shall be reproduced only from material supplied by Licensor, except for the addition of Licensee's logo and address as the distributor.

(b) Licensee expressly understands, acknowledges and agrees that the rights granted hereby do not include the right to, and Licensee shall not, develop or create new products or instruments to be manufactured, marketed, promoted, distributed or sold in connection with the BeBop(R) name without the prior express written consent of the Licensor, which consent may be withheld in Licensor's sole and absolute discretion.

(c) Included in the rights granted by Licensor shall be Licensee's right to use the name "BeBop(R)" in its sale of the BeBop(R) Instruments, labels and packaging, and for promotional, publicity, advertising, marketing, and purposes of trade as is customary in the industry, but only in connection with the sale, promotion and marketing of the Instruments through the distribution channels described in Section 3a above. The use of Licensor's trademarks, including, without limitation, the Mark, hereunder shall be subject to the provisions of this Agreement.

(d) The Licensed Properties are protected under the copyright, trademark, and unfair competition laws of the United States and the State of California. Licensee warrants to do nothing, by way of omission or commission, which might in any way impair, dilute, or destroy Licensor's rights in and to its trademarks, patents and copyrights. Accordingly, Licensee shall reproduce on all packaging materials of the Instruments used in connection therewith the phrases as follows:

         (i) Produced under license from BeBop(R).

         (ii) Any use of the name BeBop(R) shall be followed by the registered trademark symbol, (R);

         (iii) The Instruments must also carry the name BeBop(R) to be supplied to Licensee by Licensor. Licensee agrees that it will not, directly or indirectly, during the term of this Agreement or at any time thereafter, contest, attack, or challenge any right, title, or interest of Licensor in and to its trademarks, service marks, or copyrights. Licensee will notify Licensor if an infringement of Licensor's copyright or trademark properties licensed to Licensee hereunder is brought to Licensee's attention, and will not attack the validity of this Agreement in respect to all of the foregoing.

(e) Licensee agrees that it will not now or at anytime thereafter make any claim or assert any rights, title, or interest in and to Licensor's trademarks, service marks, or copyrights, including the BeBop(R) line of instruments or concepts for future BeBop(R) products. Licensee agrees that it will not use or authorize the use of a trademark, service mark, trade name, or other designation identical with or confusingly similar to Licensor's trademarks, and shall not use, create, or authorize others to use or create illustrations confusingly similar to the illustrations licensed hereunder, or other trademarks of Licensor. Licensee further agrees that its use of Licensor's trademarks hereunder is limited to the uses specifically provided in this Agreement.

(f) To maintain the image and reputation of the Mark, Licensee hereby agrees that it shall not engage, participate or otherwise become involved in any activity or course of action that, in Licensor's reasonable judgment, diminishes and/or tarnishes the image and/or reputation of the Mark. The Parties hereby acknowledge and agree (i) that great value is placed on the Mark and the goodwill associated therewith, (ii) that the consuming public and the industry associate the Mark with services of consistently high quality, and (iii) that the terms and conditions of this Agreement are necessary and reasonable to assure the consuming public and the industry that Licensee's use of the Mark is of the same consistently high quality as Licensor's use of the Mark. Licensor has expended considerable sums in establishing a reputation for the services it provides under the Mark. Accordingly, Licensee hereby agrees that it shall not use the Mark in any manner other than in conformity with the standards established from time-to-time by Licensor (the "Standards").

(g) At the request of Licensor, and in order for Licensor to determine and assure itself that Licensee is maintaining the Standards in connection with its use of the Mark, Licensee shall submit to Licensor, without charge, specimens of its uses of the Mark. If at any time Licensor determines, in its reasonable judgment, that any specimen does not meet the Standards, Licensee shall immediately take all necessary steps to ensure that the Standards are met and shall provide a specimen demonstrating that the quality has improved to the satisfaction of Licensor.

(h) Licensee acknowledges and agrees that the Licensor is entitled under the Purchase Agreement, to operate the Retained Business. Accordingly, nothing in this License Agreement shall restrict Licensor's right to operate the Retained Business, nor shall Licensor be obligated to place restrictions on the resale by its customer of its Licensor's products through any distribution channel.

SECTION 4. INTENTIONALLY DELETED

SECTION 5. ROYALTIES

Per Instrument sold, Licensee shall pay to Licensor a royalty equivalent to ten percent (10%) of "Landed Cost." For the purposes of this Agreement, "Landed Cost" is defined as the cost of manufacturing product, including applicable duties, fees, taxes, and transportation costs based on the origin, destination, and products in a shipment which shall be payable in respect of one hundred percent (100%) of Instruments sold. Any new Instruments created by Licensor for the BeBop(R) line and distributed by Licensee hereunder, shall receive payment pursuant to this paragraph, along with the rest of the Instruments. Additionally, during the term of the Earn-Out, as defined in the Purchase Agreement, the Licensee shall also pay to the Licensor the same royalty rate stated herein for any instruments or electronics created, manufactured and distributed by the Licensee under any other trade name or mark. Notwithstanding anything to the contrary set forth herein, for purchases of inventory provided in the Asset Purchase Agreement between the Parties of even date herewith (limited to $100,000.00), any royalties payable hereunder shall be prepaid on the FOB Asia cost of products purchased and no additional royalties shall be payable upon sale of such products to third parties. In respect of purchases thereafter, any royalties payable hereunder shall be calculated on the Landed Cost, as provided above, and be payable upon sale of such products to third parties.

SECTION 6. ROYALTY PERIOD ACCOUNTINGS; OBJECTIONS TO STATEMENTS; INSPECTION OF BOOKS

(a) With respect to royalties provided for hereunder, Licensee shall render to Licensor complete and detailed accounting statements within forty-five (45) days after the last day of each calendar quarter, i.e., December 31, March 31, and June 30, and September 30 respectively, of each year during which Instruments are made or sold hereunder. Such statements shall be accompanied by a remittance of the amount shown therein due to Licensor.

(b) Each accounting statement shall be binding upon Licensor unless Licensor provides Licensee a timely objection with respect to such statement by written notice stating the basis thereof and delivered to Licensee within one (1) year of the last date by which an audit may be conducted, as provided in paragraph 6(c) below. Upon Licensor's timely objection, if the accounting is still in dispute, the Parties shall resolve such dispute in the manner provided in the Purchase Agreement.

(c) Licensor or Licensor's authorized representative may inspect the books and records of account of Licensee which pertain to Licensor's rights under this Agreement at reasonable times and during Licensee's normal business hours. Such right to audit must be exercised by Licensor within twelve (12) months of the date of receipt of a statement of account to Licensor by Licensee.

SECTION 7. RIGHT OF ASSIGNMENT

This Agreement and the License granted hereby shall be personal to Licensee, and Licensee shall not assign this Agreement or grant any sublicense relating to the Licensed Properties without the prior written consent of Licensor, which consent may be withheld in Licensor's sole and absolute discretion. Licensor may assign this Agreement or any of its rights hereunder to any person, firm, or corporation anywhere in the world after providing sixty (60) days written notice to Licensee, and upon such assignment, the word "Licensor" herein shall mean and refer to such assignee or licensee. If for any reason the Licensee does not wish to continue this Agreement with the proposed assignee, the Licensee shall send written notice to Licensor prior to the effective date of the assignment, and the Term shall end effective on the date of such notice and the Sell Off Period shall commence.

SECTION 8. OWNERSHIP OF COPYRIGHT

Licensee hereby acknowledges that Licensor shall retain all ownership in copyrights, patents and trademarks associated with the Instruments and the Licensed Properties, including name, artwork and logos used in connection with "BeBop(R)." With respect to promotional and marketing artwork, Licensee may make minor changes to such art to adapt its markets or packaging, but any such changes shall be at Licensee's expense and the resulting work shall be the property of Licensor, and shall be subject to the approval of Licensor. Licensee shall assign such derivative work(s) to Licensor. Licensee agrees that the good will associated with the BeBop(R) line, including name, Instruments, logo and trademark "BeBop(R)" ("materials") shall be retained by the Licensor and that any use of such materials shall comply with the approved Instrument names and marks authorized by the Licensor.

SECTION 9. WARRANTIES, REPRESENTATIONS AND INDEMNIFICATIONS

(a) Each Party represents and warrants to the other that it has all rights and authority necessary to enter into this Agreement and to perform its obligations under this Agreement, and that this Agreement is the legal valid and binding agreement of such Party, enforceable against such Party in accordance with its terms.

(b) Licensee agrees to defend, indemnify and hold Licensor harmless against any and all liability, loss, damage, cost or expense, including but not limited to court costs and reasonable attorney's fees (collectively, "Loss"), incurred by Licensor and (i) resulting directly or indirectly or relating to any breach by Licensee of any of its covenants, warranties, or representations contained herein or (ii) directly or indirectly resulting from or relating to the exercise by Licensee of its rights hereunder, including but not limited to Licensee's distribution, manufacture or sale of Instruments made by Licensee, exploitation of the Mark, or other exploitation of the Licensed Properties, except to the extent that such Loss results from Licensor's breach of its covenants, warranties or representations made herein.

(c) Licensor agrees to defend, indemnify, and hold Licensee harmless against any and all Loss, incurred by Licensee and resulting from any breach by Licensor of any of its covenants, warranties, or representations contained herein, except to the extent that such Loss results from Licensee's breach of its covenants, warranties or representations made herein.

SECTION 10. NOTICE.

All notices and other communications provided for hereunder shall be in writing and shall be delivered personally or by first class mail, addressed as follows:

      If to Licensee, addressed to:

      CEO
      Trudy Corporation
      353 Main Ave.
      Norwalk, Connecticut 06831


      If to Licensor, addressed to:

      Leib Ostrow
      P.O. Box 1429
      Redway, CA   95560


Either Party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by mail shall be effective upon receipt. Notices given personally shall be effective when delivered.

SECTION 11. DEFAULT; TERMINATION

(a) Either Party may terminate this Agreement in the event the other Party (i) becomes insolvent (as defined by the law applicable to such Party), (ii) files a bankruptcy, (iii) becomes the subject of an involuntary bankruptcy proceeding (or a proceeding for dissolution or liquidation) which is not dismissed within sixty (60) days of the filing date, (iv) commences a proceeding to appoint a trustee, receiver or liquidator, (v) becomes the subject of a provisional attachment, attachment or execution, (vi) makes an assignment for the benefit of creditors, or (vii) ceases to conduct business.

(b) Either Party may terminate this Agreement in the event the other Party breaches any of its obligations or any of its warranties and representations set forth in this Agreement and if such breach continues for a period of thirty (30) days following the breaching Party's receipt of a written notice from the non-breaching Party which specifies the nature of the breach.

c) Except as otherwise set forth in this Agreement, upon the termination of this Agreement for any reason, both Parties' rights and obligations under this Agreement shall cease, except for the rights and obligations of the Parties under Sections 5, 6, and 9, which shall survive any such termination and, except that, in the case of a termination of this Agreement by Licensor pursuant to paragraph (b) of this Section 11, there shall be no Sell Off Period, and Licensee shall be required to return, all Licensed Products, at its sole cost and expense, to Licensor.

SECTION 12. GENERAL PROVISIONS

This Agreement will be construed in accordance with the laws of the State of California, whose courts shall have exclusive jurisdiction. If any provision of this Agreement is deemed unenforceable or void, the balance of this Agreement shall remain in full force and effect. This Agreement constitutes the entire agreement between Licensee and Licensor relating to the subject matter hereof and supersedes all prior agreements between Licensee and Licensor, whether oral or written, relating thereto. This Agreement may not be modified except in writing signed by both parties. Nothing contained herein shall constitute a partnership between or joint venture by the parties hereto or constitute either Party the agent or employee of the other or impose any fiduciary relationship upon Licensor.



          Remainder of Page Intentionally Blank; Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Agreement as of Effective
Date.



LICENSOR:                              LICENSEE:

                                       Trudy Corporation,
                                       a Delaware corporation


___________________________________    By:    _____________________________
LEIB OSTROW                            Name:  _____________________________
                                       Title: _____________________________

                                   Schedule A

                                 The Instruments

                                    EXHIBIT D

                          GUARANTIES, WARRANTIES, ETC.

                                      None

                                    EXHIBIT E

                              EMPLOYMENT AGREEMENT

                                  See attached

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into effective this 7th day of March, 2008 (the "Effective Date") by and between TRUDY CORPORATION, a Delaware Corporation having its principal place of business at 353 Main Avenue, Norwalk, CT 06831 (the "Company"), and LEIB OSTROW, an individual residing at Post Office Box 1429, Redway, CA 95560 (the "Executive").

                                    RECITALS

         Whereas, the Company desires to employ the Executive, and the Executive desires to commit to serve the Company, at the time and on the terms and conditions herein provided.

                                    AGREEMENT

         Now, therefore, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties agree as follows:

1.       Employment.
         ----------

         (a) The Company shall employ the Executive and the Executive shall serve the Company as the Vice President, Direct-to-Consumer Sales and have overall management responsibilities for the Company's "Music For Little People", "Soundprints" and "Studio Mouse" direct-to-consumer businesses, as outlined in the attached Exhibit A, Job Description. The Executive shall perform his duties hereunder based at the Company's office in Redway, California upon the terms and conditions provided herein. In the discharge of his duties hereunder, the Executive shall report to the Chief Executive Officer of the Company (the "CEO").

         (b) During the period of employment hereunder, the Executive shall perform all duties and services hereunder faithfully and to the best of his abilities on a full-time basis (full-time to be defined herein as approximately thirty (30) hours of work per week) and shall perform such additional lawful duties as may from time to time be assigned in writing by the CEO.

         (c) During the Term (defined below), the Executive shall not engage in any other professional activities which unreasonably interfere with the Executive's full-time business obligations and duties to the Company hereunder, except for those other activities that shall be approved by the CEO the Board of Directors of the Company (the "Board"). Notwithstanding anything to the contrary, the Company hereby acknowledges and agrees that the Executive has other business responsibilities and commitments not connected with the Company which pertains to the segment of the "Music For Little People" business not being acquired by the Company pursuant to that certain Asset Purchase Agreement, of even date herewith, by and between the Company and Musical Kidz, LLC (the "Purchase Agreement"), and, accordingly, the Executive shall be permitted to own and operate Musical Kidz, LLC ("Musical Kidz") and shall be permitted to engage in any and all operations and activities related to the Musical Kidz Business (defined below) and its assets and businesses (which assets and businesses are more fully described by the definition of Retained Assets in the Purchase Agreement) , provided that (i) the Executive does not direct the Musical Kidz Business, or operate the Musical Kidz Business in such a fashion as to compete in any way with the Business, as defined in the Purchase Agreement, and (ii) the same do not unreasonably interfere with the performance of his full-time business obligations and duties to the Company hereunder. Similarly, the Company shall not direct the Business, or operate the Business in such a fashion as, to compete in any way with the current operations and activities of the Musical Kidz Business. In addition to and not in limitation to the foregoing, the Executive shall be permitted to engage in such civic, charitable and other activities as he may, in his reasonable discretion, deem appropriate, so long as the same do not unreasonably interfere with the performance of his full-time business obligations and duties to the Company hereunder. For purposes of this Agreement, the term "Musical Kidz Business" shall mean the business of selling "Music for Little People" recordings and "Bebop" musical instruments to distributors (such as WEA, Lakeshore and Baker & Taylor) and "house account" retail customers (such as Right Start, Buy Buy Baby and Baby Store) as well as the business of licensing and otherwise exploiting certain properties of Musical Kidz, including, but not limited to, licensing and otherwise exploiting the "Music for Little People" trademark and products in the trademark classes retained by Musical Kidz and the Bebop trademark and products in the trademark classes retained by Musical Kidz, to the Company and others, all as allowed under the Purchase Agreement, the MFLP Licensing Agreement of even date herewith by and between the Company and Musical Kidz and the Bebop Licensing Agreement of even date herewith by and between the Company and the Executive. For the avoidance of doubt, none of these businesses shall involve any of the assets purchased by the Company under the Purchase Agreement (which are defined as the Transferred Assets thereunder).

2. Term. The term of the Executive's employment hereunder shall commence on the effective date of this Agreement, and shall continue for a term of three (3) years thereafter unless earlier terminated as provided herein (the "Initial Term"); provided, however that at the end of the Initial Term, this Agreement shall continue automatically thereafter on a year-to-year basis unless or until terminated as provided herein (each one year period, an "Extended Term"). As used herein, the term "Term" shall mean the Initial Term and each Extended Term as well.

3.       Salary; Benefits; Certain Terms and Conditions.
         ----------------------------------------------

         (a) The Company agrees to pay and the Executive agrees to accept, in accordance with the provisions contained herein, a salary (the "Salary") at the rate of not less than eighty thousand United States dollars ($80,000) per year, payable in equal installments, in accordance with the Company's executive pay policies but not less frequently than monthly, less usual payroll deductions.

         (b) The Executive may participate in all benefit plans of the Company including, but not limited to, medical coverage, dental coverage, bonus programs, stock grants, or other retirement or welfare benefits that the Company has adopted or may adopt, maintain or contribute to for the benefit of its executives subject to satisfying the applicable eligibility requirements per standard Company policy. As other benefits may be made available by the Company now or in the future, the Executive may participate subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements and the terms of this Agreement and the Company's policies. In addition to but not in limitation of the foregoing, the Executive shall at all times during his employment with the Company be entitled to receive, and the Company shall provide the Executive, benefits on a level and upon terms that are at least as favorable as those benefits enjoyed by other executives of the Company of similar rank and/or performing duties entailing similar responsibilities.

         (c) Annually or quarterly, at the CEO's discretion, the Executive's performance shall be reviewed and future performance goals and objectives shall be formulated.

         (d) The Executive's employment hereunder shall be subject to such further lawful terms and conditions as the Company may determine in writing from time to time to be generally applicable to its employees, provided, however, that, in the event and to the extent any such terms and conditions conflict with the terms and conditions set forth herein, the terms and conditions of this Agreement shall govern unless otherwise agreed to in writing between the Executive and the Company.

         (e) Any change in the Executive's compensation, except as may be elected by the Executive in accordance with the terms of this Agreement, shall require the approval in writing of the Board.

         (f) Any change in the Executive's compensation and/or benefits that has the effect of reducing such compensation or benefits must be approved in writing in advance by the Executive, which approval shall be in the Executive's sole and absolute discretion, however, the Executive shall take into consideration, prior to disapproving any proposed downward adjustments in compensation and/or benefits any similar adjustments being made to the compensation and/or benefits of any company employees of similar rank and responsibility level. Further, for the avoidance of doubt, the Executive is entitled under this Agreement to receive standard benefits offered by the Company to salaried employees. Any adjustment in Company policy regarding such Company benefits for salaried employees shall not be considered a change in the Executives compensation.

4. Business Expenses. The Executive will be entitled to receive prompt reimbursement for expenses to which he is entitled to reimbursement hereunder (in accordance with the policies and procedures established in writing from time to time by management of the Company, such policies to be approved by the Company's Board of Directors or any appropriate committee thereof), provided such expenses are properly accounted for and verified in accordance with the Company's policies. The Executive must receive prior written consent from the CEO for any expenses not pre-approved by the Board as part of each annual operating budget.

5.       Termination.
         -----------

         (a)      Grounds for Termination.
                  -----------------------

                  (i) The Executive's employment hereunder shall terminate upon his death.

                  (ii) The Company may terminate the Executive's employment hereunder, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for greater than ninety (90) consecutive days (including weekends and holidays) in any three hundred sixty five (365) day period, provided that the Company has made reasonable good faith efforts to accommodate the Executive at the workplace throughout such period of incapacity, and provided further that any such accommodation shall not include changing or reducing the Executive's responsibilities as provided herein. The parties shall make the determination, in their reasonable discretions, that the Executive is incapacitated based upon their good faith review and evaluation of information supplied by the Executive and/or the Executive's medical professionals, as well as information supplied by medical professionals selected by the Company and/or its insurers. In the event of any disagreement between the parties with regard to whether the Executive is incapacitated, the parties shall first attempt to resolve such disagreement pursuant to the provisions of Section 13.

                  (iii) The Company may terminate the Executive's employment hereunder for Cause. For the purposes of this Agreement, "Cause" shall mean: (A) a final, non-appealable criminal conviction for a felony; (B) the engaging by the Executive in willful misconduct which is demonstrably materially injurious or detrimental to the reputation, good will or business interests of the Company or any of its affiliated corporations; or (C) failing to perform his duties hereunder in a material manner (other than failure resulting from incapacity due to physical or mental illness or death) after a reasonable time to cure of not less that thirty (30) days after a written demand for performance, which written demand specifically identifies the manner in which the Executive is not performing his duties, has been delivered to the Executive by either the CEO or the Board.

                  (iv) Either party may terminate this Agreement effective as of the end of the Initial Term or the end of any Extended Term by giving written notice of termination to the other party no later than ninety (90) days prior to the end of such Initial Term or any Extended Term, as the case may be.

                  (v) Subject to compliance with applicable law, the Company may terminate the Executive's employment hereunder without Cause by providing to the Executive one (1) month's written notice of termination. For the purposes of this paragraph (v), the Company shall be deemed to have terminated the Executive's employment without cause if (A) the Executive's scope of authority, duties or responsibilities as described in this Agreement are materially diminished without his written consent, excluding for this purpose any action of the Company not taken in bad faith and that is remedied by the Company within thirty (30) days following written notices thereof from the Executive to the Company or (B) the Executive is required, without his consent, to perform ten percent (10%) or more of his duties hereunder physically at a location which is more than twenty five (25) miles from Redway, California excluding for this purpose any action of the Company not taken in bad faith and that is remedied by the Company within thirty (30) days following written notice thereof from the Executive to the Company.

                  (vi) The Executive's employment hereunder shall terminate thirty (30) days from the receipt by the Company of written notification by the Executive of his resignation, however, should the Company and the Executive in mutual agreement elect to terminate the Executive's employment prior to the conclusion of this thirty (30) day period, of the Executive's termination shall be effective on such mutually agreeable date.

         (b)      Compensation Upon Termination
                  -----------------------------

                  (i) If the Executive's employment hereunder shall be terminated pursuant to Section 5(a)(i), (ii), (iii)
                           (iv) or (vi) above, the Company shall pay the Executive his Salary and any other benefits he is then receiving through the date of termination only.

                  (ii) If the Executive's employment hereunder shall be terminated pursuant to Section 5(a) (vi), the Executive's right to receive the Salary and benefits shall cease effective upon the last date of employment of the Executive by the Company, provided that the Executive shall be paid salary and benefits required to be paid by applicable law.

                  (iii) If the Executive's employment hereunder shall be terminated pursuant to Section 5(a) (v) above during the Initial Term, the Company shall pay the Executive
                           (a) in one (1) lump sum, the amount of the Salary and the cash value of the other benefits the Executive would have earned during the remainder of the Term had his employment not been earlier terminated. If the Executive's employment hereunder shall be terminated pursuant to Section 5(a)(v) above after the conclusion of the Initial Term, the Company shall pay the Executive the equivalent of one (1) month's salary or pro-rata portion thereof for each year or pro-rata portion thereof the Executive is employed by the Company prior to termination.

                  (iv) In the event any Federal or Connecticut law shall be or become applicable which requires greater notice of termination or payment than provided in this Agreement, such law shall be deemed incorporated into this Agreement and shall prevail but, for greater certainty, limited to the extent of such greater notice of termination or payment.

                  (v) Notwithstanding anything to the contrary set forth in this Agreement or the Purchase Agreement, the Executive and the Company hereby acknowledge and agree that the termination of the Executive's employment hereunder for any reason whatsoever shall not affect the Purchaser's (as that term is defined in the Purchase Agreement) continuing obligation to pay to the Seller (as that term is defined in the Purchase Agreement) the Earn-Out (as that term is defined in the Purchase Agreement), except in the event that the Executive's employment hereunder is terminated pursuant to Section 5(a) (iii) above, the Company shall only pay to Seller that amount of the Earn-Out, prorated through the date of the Executive's termination.

6.       Non-Competition; Non-Solicitation; Confidential Information.
         -----------------------------------------------------------

         (a) Non-Competition. The Executive agrees that during the Term and for a period ending eighteen (18) months following the expiration or earlier termination of the Term (the "Noncompete Period"), the Executive shall not serve, directly or indirectly, as an operator, owner, partner, consultant, officer, director, or employee of any firm or corporation operating within the United States which is or which the Executive knows has plans to be substantially and directly in competition with the business conducted by the Company of (i) publishing children's books and audio books and/or of designing and manufacturing of plush stuffed animals for sale to both retail and wholesale customers, both domestically and internationally, or (ii) selling books, toys, musical instruments, audio books, CDs, musical players or related children's products directly to consumers through any means. Notwithstanding the foregoing, the Executive agrees for a period of eighteen (18) months from the effective ending date of the Term not to specifically and intentionally solicit licenses held by the Company or interfere in business relationships maintained by the Company, in a way that is designed to be materially damaging to the Company. In the event that this Section 6(a) shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too large a geographic area or range of activities, the court may reform the offending provision(s) so as to provide an enforceable non-competition agreement. Notwithstanding anything to the contrary set forth herein, the Executive's ownership and operation of the Musical Kidz Business (which does not include the direct-to-consumer, school and library channels (the "Business" as defined in the Purchase Agreement)), in a manner which is reasonably consistent with the ownership and operation thereof prior to the Effective Date shall not be prohibited hereunder.

         (b) Non-Solicitation. The Executive further agrees that during the Term and for a period of eighteen (18) months following the expiration or earlier termination of the Term, the Executive shall not, directly or indirectly, either solicit or induce any customer of the Company to patronize any business which substantially and directly competes with that of the Company, or solicit or induce any employees of the Company to leave employment with the Company.

         (c) Confidential Information. The Executive agrees that he will not, except as may otherwise be required by law or legal processes, during the period of his employment hereunder or at any time thereafter, disclose to any unauthorized person, firm or corporation, any Confidential Information (defined below) relating to customers, business plans or operations of the Company or its affiliates or any trade secrets or other Confidential Information relating to the Company or its affiliates, or to any of the businesses operated by them. The Executive also confirms that such Confidential Information constitutes the exclusive property of the Company and/or such affiliates. For the purpose of this Agreement, the term "Confidential Information" shall mean information of any nature and in any form which at the time concerned is generally known only to those persons employed by or engaged as outside consultants, independent contractors, agents or representatives of the Company. The Executive shall return all tangible evidence of such Confidential Information to the Company upon the termination of Executive's employment with the Company or upon the earlier written request of the Company. Notwithstanding anything to the contrary set forth in this Agreement, Confidential Information shall not include any information which is: (i) now or hereafter, through no unauthorized act or failure to act on the Executive's part, in the public domain or is generally available to the public other than as a result of a breach of this Agreement; (ii) known to the Executive without an obligation of confidentiality at the time he receives the same from the Company, as evidenced by written records; (iii) hereafter furnished to the Executive by a third party as a matter of right and without restriction on disclosure; (iv) furnished to others by the Company without restriction on disclosure; (v) independently developed by the Executive without use of the Company's Confidential Information for use by the Executive or by a business which is not an affiliate of the Company and whose operations are not competitive with the Company's Business; (vi) has been provided to the Executive with a written statement that it is provided without restriction on disclosure; or (vii) has been approved for release or use by written authorization of the Company. In the event the Executive is compelled to disclose any Confidential Information by a court or other tribunal of competent jurisdiction, the Executive shall immediately give notice thereof to the Company so that the Company may seek a protective order or other remedy from said court or tribunal. In any event, the Executive shall disclose only that portion of the Confidential Information that, in the opinion of the Company's legal counsel, is legally required to be so disclosed and will exercise reasonable efforts so that any such Confidential Information so disclosed will be accorded confidential treatment by said court or tribunal.

         (d) Nothing herein shall be deemed to restrict or prohibit the Executive from owning less than five percent (5%) of the total equity in a publicly-traded company which is competitive with the Company.

         (e) It is agreed that the remedy at law for any breach of the foregoing provisions of this Section 6 shall be inadequate and that the Company shall be entitled to injunctive relief in the enforcement thereof in addition to any other remedy permitted by law.

7. Property Rights. The Company shall hold, and hereby reserves, all rights, title and interests in and to all computer software, programs, applications and all other electronic work product developed by the Executive during the course and within the scope of the Executive's employment with the Company which directly relate to methods, designs, businesses or operations or other intellectual property of the Company ("work product"). The Executive agrees to execute all necessary applications, affidavits and other documents necessary for the Company to obtain intellectual property rights, including copyright protection, for all work product. All decisions regarding copyright or other intellectual property registration shall be in the sole discretion of the CEO.

8. Successors; Binding Agreement. This Agreement is not assignable by either of the parties, except that this Agreement may be assigned by the Company to a successor to its business and/or its assets, whether as a result of a sale of stock or assets or a merger and it is understood and agreed that as used in this Agreement, the term Company shall mean the Company and any such successor.

9. Notice. All communications provided for herein shall be in writing, and shall only be hand delivered or sent by certified mail, return receipt requested, postage prepaid or by a national, overnight courier delivery service addressed (a) if to the Company, at its principal place of business, to the Attention of the CEO, or (b) to the Executive at his address appearing in the payroll records of the Company, or to such other addresses as either party may hereafter notify the other party in accordance with this notice provision, and shall be deemed given on the date hand delivered or on the first (1st) attempted delivery thereof.

10. Waiver. Any failure by either party to enforce at any time any of the terms and conditions of this Agreement shall not be considered a waiver of that party's right thereafter to enforce such terms and conditions or any other rights. No provision of this Agreement shall be deemed waived unless such waiver is in writing signed by the party making such waiver.

11. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut and cannot be amended, modified, supplemented or otherwise changed or terminated orally, but only by a written document signed by both parties, which written document shall specifically reference this Agreement. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

12. Entire Agreement. This Agreement constitutes the sole and exclusive agreement between the parties concerning the subject matter hereof, and supersedes and replaces any and all other prior agreement of like import.

13. Mediation. Except as otherwise set forth in this Agreement, in the event of any dispute between the parties which arises out of or relates to this Agreement or the relationship between the parties, the parties agree that they shall first attempt to resolve such dispute through the process of mediation before a single, mutually acceptable mediator. The mediator shall be a retired judge or a practicing attorney with experience in mediating disputes which are similar in nature to the dispute in question. If the parties are unable to agree upon the mediator, then the parties shall file for mediation with the Judicial Arbitration and Mediation Service ("JAMS") and hereby agree to accept the mediator appointed by JAMS. The mediation shall be conducted and concluded within thirty (30) days after the mediator has been engaged and shall last for a minimum of four (4) hours. The parties shall split evenly all mediation costs. In the event that such dispute is not resolved through mediation, then the parties shall be permitted to pursue other remedies which may be available to them at law or in equity.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement. Facsimile copies, electronic copies or photocopies of this Agreement shall be deemed to constitute duplicate original counterparts. The parties' facsimile or electronic signatures shall be deemed to constitute their original signatures. Certain of the parties' signatures are affixed hereto in a representative capacity and each of the persons executing this Agreement in such representative capacity hereby represents that he is authorized to execute this Agreement on behalf of, and to bind, the individual or entity on whose behalf his signature is affixed.

15. Indemnification. The Company shall, to the maximum extent permitted by law, indemnify, defend and hold the Executive free and harmless from any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, reasonable attorneys' fees and costs, that he may incur which in any way relate to or result from any actions, inactions or decisions made by him in good faith and in accordance with the terms of this Agreement while engaged by the Company, provided, however, for the avoidance of doubt, the Executive may not contract for or incur any legal fees on behalf of the Company, whether pursuant to the Executive's indemnification rights hereunder or for any other reason, without the prior express written consent of the CEO, so long as the Company diligently fulfills its obligations set forth in this Section 15.

                                   * * * * * *

                            [Signature Page Follows]

                    [Signature Page to Employment Agreement]



         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

"Executive"                              "Company"

                                         TRUDY CORPORATION

__________________________________

LEIB OSTROW                              By:   ______________________________
                                         Name: Ashley C. Andersen Zantop
                                         Its:  President and Chief Executive
                                               Officer

                                    EXHIBIT A

                                 JOB DESCRIPTION

Vice President, Direct to Consumer Sales;
-----------------------------------------
Reporting to CEO/President
--------------------------

Job Description

General: This position is the primary sales executive for the Company's Direct-to-Consumer (DTC) business and as such is responsible for driving all sales of and revenue growth for the Company's products sold directly by the Company to consumers. This position supervises a part time administrative assistant, purchasing manager and web designer. This position works closely with the CEO and other officers and directors of the Company to increase sales, decrease expenses, meet or exceed board-approved fiscal sales and expense budgets, develop new products, execute plans for growth in the DTC business and related strategic areas.

Product Concept/Development/Purchases; including, but not necessarily limited to:
     o Overseeing and working with Company personnel to review, select and design where necessary new third-party products for inclusion in the Company's DTC business.
     o Working with CEO, CFO and Chairman to develop and adhere to yearly third-party product acquisition budgets each fiscal year.
     o Work with related personnel as needed to negotiate the best possible pricing, terms and delivery dates for all third-party products selected for inclusion in the Company's DTC business, specifically:
     o Working with CEO, operational and production staff to secure and maintain competitive unit costs on all inventories and purchased goods.
     o Working with CEO and operational staff to ensure the forecasting, planning and executing of appropriate inventory purchases for new and repeat titles.
     o Monitoring sales results for all products in the DTC business, so slower-moving items can be eliminated and higher volume items can be continuously maintained in stock.
     o Consulting with the editorial department regarding new product development and new product combinations and/or bundled sets that could be created for the DTC business.
     o Motivating, educating and challenging all Company staff regarding all relevant processes to reduce unnecessary expense and/or inefficiencies as well as increasing salability of items selected for inclusion in the DTC business.

Marketing; including, but not necessarily limited to:
     o Overseeing and working with the Company website personnel and Marketing personnel to create and maintain the best possible marketing campaigns for the DTC business with the board-approved yearly fiscal budget.
     o Directing appropriate personnel to maintain and drive all internet marketing vehicles such as search engine marketing (Google AdSense), banner adds, blog spots, etc.
     o Directing appropriate personnel to maintain and drive all DTC email campaigns.
     o Directing appropriate personnel to maintain and drive all DTC directmail and mail order catalog campaigns.
     o Directing appropriate personnel to maintain and drive all web based affiliate marketing campaigns.
     o Motivating, educating and challenging all website and marketing -related staff to learn, perform and perfect the processes for each marketing strategy, to maximize performance and minimize wasted marketing expenditures.

DTC Sales-related Operations; including, but not necessarily limited to:
     o Regular and periodic reviewing of all necessary and appropriate sales, shipping and inventory reports to ensure timely shipments, understand and encourage turn-over by product-line and evaluate inventory levels and expense.
     o Consulting on regular inventory forecasts to ensure the fewest out-of-stock days per product possible and to limit excess inventory on-hand.
     o Participating in regular re-print, re-order and forecast meetings as needed.

Strategic Planning; including but not limited to:
     o Participating in, preparing for and contributing to yearly fiscal planning for operating budgets,
     o Working with management to review and evaluate childrens' products and product categories in other strategic areas to assess the viability of the Company's entrance into these markets through acquisition and/or strategic alliances.

Miscellaneous; including but not limited to:

     o Serving as primary supervisor for the employees noted above and evaluating their performances
     o Educating and cross-training other Company employees to serve necessary DTC business functions, to ensure smooth and uninterrupted functions when responsible personnel are traveling or out of the office for other reasons.
     o   Attending New Product Review Meetings when possible and practical.
     o   Attending appropriate trade shows.
     o Making purchasing trips to Asia to design and negotiate pricing on proprietary products.

                                   EXHIBIT F
                          MUTUAL NON-COMPETE AGREEMENT

                                  See attached

           NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT

         This NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT is entered into effective this 7th day of March, 2008 (the "Effective Date") by and between TRUDY CORPORATION, a Delaware corporation having its principal place of business at 353 Main Avenue, Norwalk, CT 06831 (the "Purchaser") on the one hand, and MUSICAL KIDZ LLC, a California limited liability company with an address of P.O. Box 1429 Redway, CA 95560 (the "Seller") and LEIB OSTROW, an individual residing at P.O. Box 1429 Redway, CA 95560 ("Ostrow", and, collectively with the Seller, the "Seller Parties") on the other hand. Each of the Purchaser, the Seller and Ostrow are sometimes referred to as a "Party", and, collectively, as the "Parties".

                                    Recitals
                                    --------

         A. Ostrow owns one hundred percent (100%) of the membership interests of the Seller.

         B. Concurrently with the execution and delivery of this Agreement, the Purchaser is purchasing from the Seller certain of the assets of the Seller relating to its direct-to-consumer, schools and libraries businesses, including without limitation the goodwill associated with such businesses pursuant to the terms and conditions of that certain Asset Purchase Agreement of even date herewith by and between the Purchaser and the Seller (the "Purchase Agreement"). Section 4.10 of the Purchase Agreement requires that a reciprocal noncompetition agreement be executed and delivered by the Parties at the Closing.

                                    Agreement
                                    ---------

         Now, therefore, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree as follows:

1. Defined Terms. Capitalized terms used herein without definition shall have the meaning ascribed such terms in the Purchase Agreement; provided, however, there are several capitalized terms used herein without definition which are identified as being defined in that certain Employment Agreement of even date herewith by and between the Purchaser and Ostrow (the "Employment Agreement"). All such definitions are hereby incorporated into and made a material part of this Agreement.

2.       Non-Competition.

         (a) Seller Parties. Except as otherwise set forth herein, each of the Seller and Ostrow hereby agrees that for a period of time following the Closing which is equal to the Noncompete Period (as defined in the Employment Agreement) (the "Restricted Period"), such Party shall neither serve, directly or indirectly, as an operator, owner, partner, consultant, officer, director, or employee of any firm or corporation operating within and/or trading to North America, Central America, South America, Asia, Spain, the United Kingdom, Australia and South Africa (collectively, the "Restricted Area") which is or which such Party knows has plans to be substantially and directly in competition with the business conducted by the Purchaser of (i) publishing children's books and audio books and/or of designing and manufacturing of plush stuffed animals for sale to both retail and wholesale customers, both domestically and internationally, or (ii) selling books, toys, musical instruments, audio books, CDs, musical players, electronics or related children's products directly to consumers through any means (the "Purchaser's Business") nor otherwise engage in any activities which are competitive with the Purchaser's Business. Notwithstanding the foregoing, the Seller agrees, during the Restricted Period not to specifically and intentionally solicit licenses held by the Purchaser or interfere in business relationships maintained by the Purchaser, in a way that is designed to be materially damaging to the Purchaser. In the event that this Section 2(a) shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too large a geographic area or range of activities, the court may reform the offending provision(s) so as to provide an enforceable non-competition agreement. Notwithstanding anything to the contrary set forth herein, the Seller's and Ostrow's ownership and operation of the Musical Kidz Business (as defined in the Employment Agreement) (which shall not include the direct-to-consumer, school and library channels) shall not be prohibited hereunder.

         (b) Purchaser. The Purchaser hereby agrees that during the Restricted Period the Purchaser shall not serve, directly or indirectly, as an operator, owner, partner, consultant, officer, director, or employee of any firm or corporation operating within the Restricted Area which is or which such Party knows has plans to be substantially and directly in competition with the Musical Kidz Business nor otherwise engage in any activities which are competitive with the Musical Kidz Business. Notwithstanding the foregoing, the Purchaser agrees, during the Restricted Period not to specifically and intentionally solicit licenses held by the Seller or Ostrow or interfere in business relationships maintained by the Seller or Ostrow, in a way that is designed to be materially damaging to Seller or Ostrow. In the event that this Section 2(b) shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too large a geographic area or range of activities, the court may reform the offending provision(s) so as to provide an enforceable non-competition agreement. Notwithstanding anything to the contrary set forth herein, the Purchaser's ownership and operation of the Business and the Transferred Assets, and its operations in accordance with the MFLP Licensing Agreement and the BeBop Licensing Agreement which includes only direct-to-consumer, school and library channels in a manner which is reasonably consistent with those Licensing Agreements shall not be prohibited hereunder.

         (c) Notwithstanding anything to the contrary set forth in this Agreement or the Purchase Agreement, at such time as Ostrow no longer is a member of, and the beneficial owner of a majority of the equity of, the Seller, this Agreement shall automatically terminate and none of the Parties shall thereafter owe to any of the other Parties any further obligations hereunder with regard to any of its subsequent acts and omissions.

         (d) Further, notwithstanding anything to the contrary set forth in this Agreement or the Purchase Agreement, in the event the Seller or Ostrow ever sells or otherwise transfers to any third party only that portion of the Musical Kidz Business comprised of its record label and music catalogue, then (i) the transferee shall be permitted to sell unbundled recordings into the direct-to-consumer, school and library channels (but only if such third party is already established in such channels), and (ii) the Purchaser shall be permitted to sell its unbundled recordings into all the wholesale channel.

3. Non-Solicitation. The Parties further agree that during the Restricted Period, no Party shall, directly or indirectly, either solicit or induce any customer of the Seller Parties, in the case of the Purchaser, or of the Purchaser, in the case of the Seller Parties, to patronize any business which substantially and directly competes with that of the Purchaser or the Seller Parties, as the case may be, or solicit or induce any employees of the Seller Parties, in the case of the Purchaser, or of the Purchaser, in the case of the Seller Parties, to leave employment with the Purchaser or the Seller Parties, as the case may be.

4. Confidential Information. Each of the Parties (in such instance, a "Receiving Party") agrees that such Receiving Party will not, except as may otherwise be required by law or legal processes, during the Restricted Period or at any time thereafter, disclose to any unauthorized person, firm or corporation, any Confidential Information (defined below) relating to customers, business plans or operations of any other Party (in such instance a "Disclosing Party") or such Disclosing Party's affiliates or any trade secrets or other Confidential Information relating to any Disclosing Party or such Disclosing Party's affiliates, or to any of the businesses operated by them. Each of the Parties, as a Receiving Party, also confirms that such Confidential Information constitutes the exclusive property of the Disclosing Party and/or such affiliates. For the purpose of this Agreement, the term "Confidential Information" shall mean information of any nature and in any form which at the time concerned is generally known only to those persons employed by or engaged as outside consultants, independent contractors, agents or representatives of a Disclosing Party. Each Receiving Party shall return all tangible evidence of such Confidential Information to the Disclosing Party upon written request of such Disclosing Party. Notwithstanding anything to the contrary set forth in this Agreement, Confidential Information shall not include any information which is: (i) now or hereafter, through no unauthorized act or failure to act on a Receiving Party's part, in the public domain or is generally available to the public other than as a result of a breach of this Agreement; (ii) known to a Receiving Party without an obligation of confidentiality at the time such Receiving Party receives the same from the Disclosing Party, as evidenced by written records; (iii) hereafter furnished to a Receiving Party by a third party as a matter of right and without restriction on disclosure; (iv) furnished to others by the Disclosing Party without restriction on disclosure; (v) independently developed by a Receiving Party without use of the Disclosing Party's Confidential Information for use by a Receiving Party or by a business which is not an affiliate of the Disclosing Party and whose operations are not competitive with the Disclosing Party's Business or Musical Kidz Business, as the case may be; (vi) has been provided to a Receiving Party with a written statement that it is provided without restriction on disclosure; or
         (vii) has been approved for release or use by written authorization of the Disclosing Party. In the event a Receiving Party is compelled to disclose any Confidential Information by a court or other tribunal of competent jurisdiction, a Receiving Party shall immediately give notice thereof to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy from said court or tribunal. In any event, a Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of the Disclosing Party's legal counsel, is legally required to be so disclosed and will exercise reasonable efforts so that any such Confidential Information so disclosed will be accorded confidential treatment by said court or tribunal.

         (a) Nothing herein shall be deemed to restrict or prohibit any Party from owning less than five percent (5%) of the total equity in a publicly-traded company which is competitive with any other Party.

         (b) It is agreed that the remedy at law for any breach of the foregoing provisions of this Section 4 shall be inadequate and that a Disclosing Party shall be entitled to injunctive relief in the enforcement thereof in addition to any other remedy permitted by law.

5. Successors; Binding Agreement. This Agreement is not assignable by any Party without the consent of the other Parties. This Agreement shall inure to the benefit of, and be binding upon, each Party and its respective successors and assigns.

6. Notice. All communications provided for herein shall be in writing, and shall only be hand delivered or sent by certified mail, return receipt requested, postage prepaid or by a national, overnight courier delivery service addressed (a) if to the Purchaser, at its principal place of business, to the Attention of the CEO, or (b) to the Seller or Ostrow at such Party's address set forth in the opening paragraph of this Agreement, or to such other addresses as a Party may hereafter notify the other Parties in accordance with this notice provision, and shall be deemed given on the date hand delivered or on the first (1st) attempted delivery thereof.

7. Waiver. Any failure by any Party to enforce at any time any of the terms and conditions of this Agreement shall not be considered a waiver of that Party's right thereafter to enforce such terms and conditions or any other rights. No provision of this Agreement shall be deemed waived unless such waiver is in writing signed by the Party making such waiver.

8. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut and cannot be amended, modified, supplemented or otherwise changed or terminated orally, but only by a written document signed by all the Parties, which written document shall specifically reference this Agreement. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9. Entire Agreement. This Agreement constitutes the sole and exclusive agreement among the Parties concerning the subject matter hereof, and supersedes and replaces any and all other prior agreement of like import.

10. Mediation. Except as otherwise set forth in this Agreement, in the event of any dispute between any Parties which arises out of or relates to this Agreement or the relationship between the Parties, the Parties agree that they shall first attempt to resolve such dispute through the process of mediation before a single, mutually acceptable mediator. The mediator shall be a retired judge or a practicing attorney with experience in mediating disputes which are similar in nature to the dispute in question. If the Parties are unable to agree upon the mediator, then the Parties shall file for mediation with the Judicial Arbitration and Mediation Service ("JAMS") and hereby agree to accept the mediator appointed by JAMS. The mediation shall be conducted and concluded within thirty (30) days after the mediator has been engaged and shall last for a minimum of four (4) hours. The Parties involved in such mediation shall split evenly all mediation costs. In the event that such dispute is not resolved through mediation, then the Parties shall be permitted to pursue other remedies which may be available to them at law or in equity.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement. Facsimile copies, electronic copies or photocopies of this Agreement shall be deemed to constitute duplicate original counterparts. The Parties' facsimile or electronic signatures shall be deemed to constitute their original signatures. Certain of the Parties' signatures are affixed hereto in a representative capacity and each of the persons executing this Agreement in such representative capacity hereby represents that he is authorized to execute this Agreement on behalf of, and to bind, the individual or entity on whose behalf his signature is affixed.


                                   * * * * * *

                            [Signature Page Follows]

      [Signature Page to Noncompetition, Nondisclosure and Nonsolicitation
                                   Agreement]



         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.


SELLER PARTIES:                          PURCHASER:


MUSICAL KIDZ LLC,                        TRUDY CORPORATION,
a California limited liability           a Delaware corporation
company

By:   ____________________________       By:   _____________________________
Name: ____________________________       Name: _____________________________
Title: ___________________________       Title: ____________________________
____________________________




__________________________________
LEIB OSTROW